As filed with the Securities and Exchange Commission on December 18, 2006
Registration No. 333-138345

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1
to
FORM F-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Petróleo Brasileiro S.A. – Petrobras		Petrobras International Finance Company
(Exact name of each registrant as specified in its charter)

Brazilian Petroleum Corporation — Petrobras		Not Applicable
(Translation of registrant’s name into English)

The Federative Republic of Brazil		Cayman Islands
(Jurisdiction of incorporation or organization)

1311		1311
(Primary Standard Industrial Classification Code Number)

Not Applicable

Not Applicable
(I.R.S. employer identification number)

Avenida República do Chile, 65 20031-912 — Rio de Janeiro — RJ, Brazil (55-21) 3224-4477		4th Floor, Harbour Place 103 South Church Street George Town, Grand Cayman, Cayman Islands (55-21) 3224-1410
(Address and telephone number of registrant’s principal executive offices)
Petróleo Brasileiro S.A. — Petrobras
570 Lexington Avenue, 43rd Floor
New York, NY 10022-6837
(212) 829-1517
(Name, address and telephone number of agent for service)

With a copy to:

Francesca Lavin, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2530	Stuart K. Fleischmann, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-7527

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the satisfaction or waiver of all other conditions to the exchange offers described in the accompanying prospectus.
If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	Per Unit(1)	Price(1)	Registration Fee(2)
6.125% Global Notes due 2016	U.S.$500,000,000	100%	U.S.$500,000,000	U.S.$53,500

(1)	The securities being registered are offered in exchange for 12.375% Notes due 2008, 9.875% Notes due 2008, 9.75% Notes due 2011, 9.125% Notes due 2013 and 7.750% Notes due 2014 of Petrobras International Finance Company (“PIFCo” or the “Company”). Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended.

(2)	A filing fee of U.S.$53,500 was previously paid in connection with the original Form F-4 associated with this amendment, and therefore no additional fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus dated [ , ], 2007	(Subject to Completion)
Petrobras International Finance Company
Payments supported by a Standby Purchase Agreement provided by
Petróleo Brasileiro S.A. — Petrobras
(Brazilian Petroleum Corporation — Petrobras)
Offers to Exchange New 6.125% Global Notes Due 2016 for Outstanding Notes Listed in the Table Below:

							Reference	Fixed Spread
Priority			Outstanding			Bloomberg	Treasury	(in basis
Order	PIFCo Notes	CUSIP/ISIN No.	Principal Amount		Maturity Date	Page	Security	points)
1	12.375% Global Step-Up	71645WAF8 / US71645WAF86	U.S.$	134,622,000	April 1, 2008	[•]	[•]	[•]
	Notes due 2008
	(“Step-Up Notes”)
2	9.875% Senior Notes due 2008	EC3844981 / USG7028BAA91*;	U.S.$	238,246,000	May 9, 2008	[•]	[•]	[•]
	(“2008 Notes”)	71646FAA5 / US71646FAA57;
		71646FAB3 / US71646FAB31*
3	9.75% Senior Notes due 2011	71645WAB7 / US71645WAB72*;	U.S.$	286,246,000	July 6, 2011	[•]	[•]	[•]
	(“2011 Notes”)	EC4142831 / USG7028BAB74*;
		71645WAA9 / US71645WAA99
4	9.125% Global Notes due 2013 (“2013 Notes“)	71645WAG6 / US71645WAG69	U.S.$	498,335,000	July 2, 2013	[•]	[•]	[•]
5	7.750% Global Notes due 2014 (“2014 Notes”)	71645WAJ0 / US71645WAJ09	U.S.$	600,000,000	September 15, 2014	[•]	[•]	[•]

The following table should be used in connection with the calculation of the Reopen Issue Price of the Reopening Notes and the yield to maturity of the Original 2016 Notes for the Qualified Reopening Condition, as set forth in this prospectus:
	6.125% Global Notes due 2016	71645WAL5/US71645WAL54	U.S.$	500,000,000	October 6, 2016	[•]	[•]	[•]
	(“Original 2016 Notes”)

*	These Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange.

The Offers will expire at 5:00 p.m., New York City time, on [   ], 2007, unless extended by us (such date and time, as they may be extended, the “Expiration Time”). In order to be eligible to receive the early tender payment (the “Early Tender Payment”), holders of the Old Notes must tender their Old Notes on or prior to 5:00 p.m., New York City time, on [    ], 2007, unless extended by us with respect to an Offer (such date and time, as they may be extended with respect to any of the Offers, the “Early Tender Date”).

We are offering to holders of Petrobras International Finance Company’s (“PIFCo” or the “Company”) outstanding notes listed in the table above (together, the “Old Notes”) an opportunity to exchange, for each U.S.$1,000 principal amount validly tendered and not withdrawn of Old Notes prior to the Early Tender Date, subject to prorationing, a combination of U.S.$1,000 principal amount of our new 6.125% Global Notes due 2016 (the “Reopening Notes,” and together with the Old Notes, the “Notes”) and a U.S. Dollar amount in cash calculated as set forth in this prospectus (with respect to a series, an “Offer,” and together, the “Offers”) that, together with the Reopen Issue Price of the Reopening Notes (the “Reopen Issue Price”), equals the Total Exchange Price (with respect to a series, the “Total Exchange Price”) for the series of Old Notes tendered. The Reopening Notes constitute a further issuance of, and form a single fungible series with, PIFCo’s Original 2016 Notes that were issued on October 6, 2006. We have designated U.S.$[ ] of the Total Exchange Price as the Early Tender Payment, which will be paid only to holders who validly tender their Old Notes on or prior to the applicable Early Tender Date and do not validly withdraw their tenders.
The amount of the cash payment will be determined on the first business day after the Early Tender Date of each Offer, using the fixed-spread pricing formula to determine the value of the Old Notes and the Reopening Notes, as described under “The Exchange Offers,” which will depend on the yields of the applicable reference U.S. Treasury security (the “Reference Treasury Security”) indicated in the chart above at 2:00 p.m., New York City time, on that day. The amount of the cash payment for each U.S.$1,000 principal amount of Old Notes pursuant to the Offers will equal (i) the applicable Total Exchange Price, minus (ii) the Reopen Issue Price of the Reopening Notes, plus (iii) the accrued and unpaid interest with respect to the relevant series of Old Notes to, but not including, the Settlement Date, minus (iv) the accrued and unpaid interest with respect to the Reopening Notes to, but not including, the Settlement Date. Our obligation to accept Old Notes tendered in the Offers is conditioned on the satisfaction of certain conditions described under “The Exchange Offers—Conditions to the Offers,” including the condition that we will issue a maximum principal amount of U.S.$500,000,000 of Reopening Notes issuable under all of the Offers (the “Maximum Issuance Condition”). In the event that the Maximum Issuance Condition is not satisfied, we will accept the series of Old Notes in the priority order set forth in the chart above and we will prorate the lowest priority series in order to cause the condition to be satisfied. Old Notes with an acceptance priority level following the prorated series of Old Notes will not be accepted for exchange. In addition, there is a qualified reopening condition, as set forth in “The Exchange Offers—Conditions to the Offers.” Old Notes tendered before the applicable Early Tender Date may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the applicable Early Tender Date but not thereafter, and Old Notes tendered after the applicable Early Tender Date may not be withdrawn, except as described in “The Exchange Offers—Withdrawal of Tenders.”

The Total Exchange Price for each series of the Old Notes will equal (a) the discounted value, determined in accordance with the formula set forth in Schedule A to this prospectus, of the remaining payments of principal and interest per U.S.$1,000 principal amount of such series of Old Notes through their maturity date, using a discount rate equal to the sum of (i) the bid-side yield to maturity on the applicable Reference Treasury Security indicated in the chart above determined as of the Price Determination Time (the “Old Notes Treasury Yield”), plus (ii) the applicable fixed spread listed in the chart above, minus (b) the accrued and unpaid interest with respect to such series to, but not including, the applicable Settlement Date. The Total Exchange Price includes an Early Tender Payment of U.S.$[ ] per U.S.$1,000 principal amount of the applicable series of Old Notes that are tendered prior to and not validly withdrawn before the applicable Early Tender Date. The Total Exchange Price minus the Early Tender Payment is the exchange price (the “Exchange Price”). The Total Exchange Price for each series of Old Notes will be rounded to the nearest U.S.$0.0l.
The Reopen Issue Price of the Reopening Notes will equal (a) the discounted value, determined in accordance with the formula set forth in Schedule A to this prospectus, of the remaining payments of principal and interest on U.S.$1,000 principal amount of the Reopening Notes through their maturity date using a discount rate equal to the sum of (i) the bid-side yield to maturity on the applicable Reference Treasury Security indicated in the chart above determined as of the applicable Price Determination Time (the “Reopening Notes Treasury Yield”), plus (ii) [    ]% ([      ] basis points), minus (b) accrued and unpaid interest per U.S.$1,000 principal amount of Reopening Notes to, but not including, the applicable Settlement Date. The Reopen Issue Price of the Reopening Notes will be rounded to the nearest U.S.$0.01. We intend to apply for a listing of the Reopening Notes on the New York Stock Exchange at some time after the settlement date, on [            ], 2007 (the “Settlement Date”), but there is no certainty that an application will be made or that the listing will be approved by the New York Stock Exchange.

You should carefully consider the section “Risk Factors” beginning on page 17 of this prospectus for a discussion of risks that should be considered in evaluating the Offers.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Notes may not be offered or sold, directly or indirectly, in Brazil or to any resident of Brazil, except as permitted by applicable Brazilian law.

The Dealer Managers for the Offers are:

MORGAN STANLEY	UBS Investment Bank
             [    ], 2007

i

ABOUT THIS PROSPECTUS
          We are furnishing this prospectus solely for the purpose of enabling you to consider the acquisition of the Reopening Notes. You should rely only on the information incorporated by reference or provided in this prospectus. The information contained in this prospectus has been provided by us. No person is authorized in connection with the offering to give information other than that contained in this prospectus or in the documents referred to in this prospectus that we make available. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
          In deciding whether to tender Old Notes in the Offers you must rely on your own review of our business and related matters and the terms of the Offers, including the merits and risks involved. You should not construe the contents of this prospectus as legal, business or tax advice. You should consult your attorney, business advisor or tax advisor as to legal, business or tax advice. Neither PIFCo nor Petrobras is making an offer to exchange notes in any state or country where an Offer is not permitted.
          In this prospectus, unless the context otherwise requires, references to “Petrobras” mean Petróleo Brasileiro S.A.—Petrobras and its consolidated subsidiaries taken as a whole, and references to “PIFCo” mean Petrobras International Finance Company, a wholly-owned subsidiary of Petrobras, and its consolidated subsidiaries taken as a whole. Terms such as “we,” “us” and “our” generally refer to PIFCo, unless the context requires otherwise.
          This prospectus incorporates important business and financial information about PIFCo and Petrobras that is not included in or delivered with the prospectus. We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, copies of any or all documents incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference). Requests for such copies should be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this prospectus. For further information see “Where You Can Find More Information.”
          The distribution of this prospectus and the transactions contemplated herein may be restricted by law in certain jurisdictions. If the exchange offering materials come into your possession, we require you to inform yourself of and to observe all of these restrictions. The exchange offering materials do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the exchange be made by a licensed broker or dealer and the Dealer Managers or any of their affiliates is a licensed broker or dealer in that jurisdiction, the Offers shall be deemed to be made by the Dealer Managers or such affiliate on our behalf in that jurisdiction.

FORWARD-LOOKING STATEMENTS
          Many statements made or incorporated by reference in this prospectus are forward-looking statements that are not based on historical facts and are not assurances of future results. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words, such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. PIFCo and Petrobras have made forward-looking statements that address, among other things, PIFCo and Petrobras’:
•	regional marketing and expansion strategy;

•	drilling and other exploration activities;

•	import and export activities;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	liquidity; and

•	development of additional revenue sources.
          Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include:
•	our ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	our ability to find, acquire or gain access to additional reserves and to successfully develop our current ones;

•	uncertainties inherent in making estimates of our reserves;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, governmental regulations;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments;

•	military operations, terrorist attacks, wars or embargoes; and

•	the costs and availability of adequate insurance coverage.
          These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, PIFCo and Petrobras’ actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors, including those in “Risk Factors” set forth in this prospectus and in documents incorporated by reference in this prospectus. You should carefully consider the section “Risk Factors” beginning on page 17 of this prospectus for a discussion of risks that should be considered in evaluating the Offers.
          All forward-looking statements attributed to PIFCo, Petrobras or a person acting on PIFCo or Petrobras’ behalf are expressly qualified in their entirety by this cautionary statement. PIFCo and Petrobras undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
          In this prospectus, references to “Real,” “Reais” or “R$” are to Brazilian Reais and references to “U.S. Dollars” or “U.S.$” are to United States Dollars.
          We have incorporated by reference in this prospectus the following financial statements of PIFCo, which we refer to as the “PIFCo financial statements”: (a) the audited consolidated financial statements of PIFCo as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, which are included in PIFCo’s Annual Report on Form 20-F filed with the SEC on June 28, 2006 and (b) the unaudited consolidated financial statements of PIFCo as of and for the nine-month period ended September 30, 2006, which are included in PIFCo’s Report on Form 6-K furnished to the SEC on November 29, 2006. The PIFCo financial statements have been presented in U.S. Dollars and prepared in accordance with accounting principles generally accepted in the United States of America (which we refer to as “U.S. GAAP”).
          We have also incorporated for reference in the prospectus the following financial statements of Petrobras, which we refer to as the “Petrobras financial statements”: (a) the audited consolidated financial statements of Petrobras as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, which are included in Petrobras’ Annual Report on Form 20-F filed with the SEC on June 28, 2006 and (b) the unaudited consolidated financial statements of Petrobras as of and for the nine-month period ended September 30, 2006, which are included in Petrobras’ Report on Form 6-K furnished to the SEC on November 28, 2006. The Petrobras financial statements have been presented in U.S. Dollars and prepared in accordance with U.S. GAAP. Petrobras also publishes financial statements in Brazil in Reais in accordance with the accounting principles required by Brazilian corporate law and the regulations promulgated by the Comissão de Valores Mobiliários (Brazilian Securities Commission, or the “CVM”) (which we refer to as “Brazilian GAAP”). Brazilian GAAP differs in significant respects from U.S. GAAP.
          Ernst & Young Auditores Independentes S/S audited Petrobras’ and PIFCo’s audited consolidated financial statements as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005. As of April 7, 2006, KPMG Auditores Independentes became Petrobras’ and PIFCo’s independent auditors. KPMG Auditores Independentes reviewed Petrobras’ and PIFCo’s unaudited consolidated financial statements as of and for the nine-month period ended September 30, 2006. See “Experts.”
          As described more fully in Note 2(a) to the audited consolidated financial statements of Petrobras, the U.S. Dollar amounts as of the dates and for the periods presented in the Petrobras financial statements have been remeasured or translated from the Real amounts in accordance with the criteria set forth in Statement of Financial Accounting Standard No. 52 of the U.S. Financial Accounting Standards Board, or SFAS 52. Accordingly, U.S. Dollar amounts presented in this prospectus that were derived from the financial statements have been translated from Reais at the period-end exchange rate (for balance sheet items) or the average exchange rate prevailing during the period (for income statement and cash flow items).
          Unless the context otherwise indicates:
•	historical data contained in this prospectus that were not derived from the financial statements have been translated from Reais on a similar basis;

•	forward-looking amounts, including estimated future capital expenditures, have all been based on Petrobras 2005-2015 Strategic Plan and 2006-2010 Business Plan and have been projected on a constant basis and have been translated from Reais in 2006 at an estimated average exchange rate of R$3.01 to U.S.$1.00; and

•	estimated future capital expenditures are based on the most recently budgeted amounts, which may not have been adjusted to reflect all factors that could affect such amounts.

EXCHANGE RATES
          The Central Bank of Brazil (the “Central Bank”) allows the Real/U.S. Dollar exchange rate to float freely, and has intervened occasionally to control unstable fluctuations in foreign exchange rates. We cannot predict whether the Central Bank or the Brazilian government will continue to let the Real float freely or will intervene in the exchange rate market through a currency band system or otherwise. The Real may depreciate or appreciate against the U.S. Dollar substantially in the future. For more information on these risks, see the information appearing under the heading “Risk Factors” in this prospectus.
          The following table provides information on the selling exchange rate, expressed in Reais per U.S. Dollar (R$/US$), for the periods indicated. Prior to March 14, 2005, under Brazilian regulations, foreign exchange transactions were carried out on either the commercial rate exchange market or the floating rate exchange market. Rates in the two markets were generally the same. On March 14, 2005, the Brazilian National Monetary Council unified the two markets.
          The tables below set forth the exchange selling rates expressed in Reais per U.S. Dollar for the periods indicated. For periods prior to March 14, 2005, the table below shows the commercial selling rate.

	For the Year Ended December 31,
	(R$/U.S.$)
	High	Low	Average(1)	Period End
2006	[ ]	[ ]	[ ]	[ ]
2005	2.762	2.163	2.435	2.341
2004	3.205	2.654	2.926	2.654
2003	3.662	2.822	3.075	2.889
2002	3.955	2.271	2.924	3.533

2007
January (through January [ ]	[ ]	[ ]	[ ]	[ ]

Source: Central Bank of Brazil

(1) Figures for each year represent the average of the month-end exchange rates during the year.

SUMMARY
          This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus. You should read carefully the entire prospectus and the documents incorporated by reference, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” For a description of various factors which you should consider before deciding whether to tender Old Notes, see “Risk Factors.”
PIFCo
          PIFCo is a wholly-owned subsidiary of Petrobras, incorporated under the laws of the Cayman Islands. PIFCo was formed to facilitate and finance the import of crude oil and oil products by Petrobras into Brazil. Accordingly, its primary purpose is to act as an intermediary between third-party oil suppliers and Petrobras by engaging in crude oil and oil product purchases from international suppliers and reselling crude oil and oil products in U.S. Dollars to Petrobras on a deferred payment basis, at a price which includes a premium to compensate PIFCo for its financing costs. PIFCo is generally able to obtain credit to finance purchases on the same terms granted to Petrobras, and it buys crude oil and oil products at the same price that suppliers would charge Petrobras directly.
          As part of Petrobras’ strategy to expand its international operations and facilitate its access to international capital markets, PIFCo engages in borrowings in international capital markets supported by Petrobras, primarily through Standby Purchase Agreements.
          In addition, PIFCo engages in a number of activities that are conducted by four wholly-owned subsidiaries:
•	Petrobras Europe Limited, or PEL, a United Kingdom company that acts as an agent and advisor in connection with Petrobras’ activities in Europe, the Middle East, the Far East and North Africa;

•	Petrobras Finance Limited, or PFL, a Cayman Islands company that facilitates an exports prepayment program linked to the resale of fuel oil and bunker fuel bought from Petrobras;

•	Bear Insurance Company Limited, or BEAR, a Bermuda company that contracts insurance for Petrobras and its subsidiaries; and

•	Petrobras Singapore Private Limited, or PSPL, a company incorporated in Singapore to trade crude oil and oil products in connection with our trading activities in Asia. This company initiated its operations in July 2006.
          Since 2004, as part of Petrobras’ restructuring of its offshore subsidiaries in order to centralize trading operations, PIFCo has engaged in limited exports of oil and oil products and has begun to store oil and oil products in Asia.
          PIFCo’s principal executive office is located at Harbour Place, 4th Floor, 103 South Church Street, George Town, Grand Cayman, Cayman Islands, B.W.I., and its telephone number is (55-21) 3224-1410.
Petrobras
          Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. For the year ended December 31, 2005 and the nine-month period ended September 30, 2006, Petrobras had sales of products and services of U.S.$74.1 billion and U.S.$69.3 billion, net operating revenues of U.S.$56.3 billion and U.S.$53.3 billion and net income of U.S.$10.3 billion and U.S.$10.0 billion, respectively. Petrobras engages in a broad range of activities, which cover the following segments of its operations:
•	Exploration and Production—This segment encompasses exploration, development and production activities in Brazil.

•	Supply—This segment encompasses refining, logistics, transportation and the purchase of crude oil, as well as the purchase and sale of oil products and fuel alcohol. Additionally, this segment includes Petrobras’ petrochemical and fertilizers division, which includes investments in domestic petrochemical companies and Petrobras’ two domestic fertilizer plants.

•	Distribution—This segment encompasses oil product and fuel alcohol distribution activities conducted by Petrobras’ majority owned subsidiary, Petrobras Distribuidora S.A.-BR in Brazil.

•	Natural Gas and Power—This segment encompasses the purchase, sale and transportation of natural gas produced in or imported into Brazil. This segment includes Petrobras’ domestic electric energy commercialization activities as well as investments in domestic natural gas transportation companies, state owned natural gas distributors and thermal electric companies.

•	International—This segment encompasses international activities conducted in 15 countries, which include Exploration and Production, Supply, Distribution and Gas and Energy.

•	Corporate—This segment includes those activities not attributable to other segments, including corporate financial management, overhead related with central administration and other expenses, including pension and health care expenses.
          Petrobras’ principal executive office is located at Avenida República do Chile, 65 20031-912—Rio de Janeiro—RJ, Brazil, and its telephone number is (55-21) 3224-4477.

Summary Financial Information for PIFCo
          The following table sets forth PIFCo’s summary financial information, presented in U.S. Dollars and prepared in accordance with U.S. GAAP. The data as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 have been derived from the audited consolidated financial statements of PIFCo, which are included in PIFCo’s Annual Report on Form 20-F filed with the SEC on June 28, 2006. The data as of June 30, 2006 and for the six-months periods ended June 30, 2006 and 2005 have been derived from the unaudited consolidated financial statements of PIFCo, which are included in PIFCo’s Report on Form 6-K furnished to the SEC on September 7, 2006. The information below should be read in conjunction with, and is qualified in its entirety by reference to, the PIFCo financial statements.

	For the Nine-Month Period Ended
	September 30,				For the Year Ended December 31,
	2006		2005		2005		2004		2003
	(in millions of U.S. Dollars)
Income Statement Data:
Sales of crude oil, oil products and services	U.S.$	16,437.8	U.S.$	12,846.9	U.S.$	17,136.1	U.S.$	12,355.6	U.S.$	6,975.5
Lease income		—		—		—		—		—
Cost of sales		(16,284.4)		(12,721.5)		(16,983.3)		(12,236.0)		(6,920.1)
Lease expense		—		—		—		—		—
Selling, general and administrative expenses		(154.8)		(122.2)		(165.7)		(99.8)		(18.6)

Operating income (loss)		1.4		3.2		(12.9)		19.8		36.8
Financial income (1)		905.5		753.9		984.0		678.8		442.9
Financial expense (1)		(1,091.3)		(730.9)		(998.9)		(761.2)		(482.7)
Other income, net		0.3		—		—		3.5		—

Net income (loss)	U.S.$	(186.9)	U.S.$	26.2	U.S.$	(27.8)	U.S.$	(59.1)	U.S.$	(3.0)

	As of September 30,		As of December 31,
	2006		2005		2004		2003
	(in millions of U.S. Dollars)
Balance Sheet Data:
Cash and cash equivalents	U.S.$	424.0	U.S.$	230.7	U.S.$	1,107.3	U.S.$	664.2
Total assets		20,289.2		16,748.9		14,670.6		10,196.6
Short-term loans payable to related parties		6,853.2		4,346.1		2,881.5		2,442.8
Short-term debt and current portion of long-term debt		873.5		891.1		680.9		1,076.4
Capital lease		—		—		—		—
Long-term debt		4,491.1		5,908.4		6,151.8		5,825.3
Capital lease—long-term		—		—		—		—
Total stockholder’s equity		(2.2)		8.0		35.7		94.8

(1)	Financial income represents primarily the imputed interest realized from PIFCo’s sales of crude oil and oil products to Petrobras. Financial expense consists primarily of costs incurred by PIFCo in financing its activities in connection with the importation by Petrobras of oil and oil products.

Summary Financial Information for Petrobras
          The following table sets forth Petrobras’ summary financial information, presented in U.S. Dollars and prepared in accordance with U.S. GAAP. The data as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 have been derived from the audited consolidated financial statements of Petrobras, which are included in Petrobras’ Annual Report on Form 20-F filed with the SEC on June 28, 2006. The data as of September 30, 2006 and for the nine-months periods ended September 30, 2006 and 2005 have been derived from the unaudited consolidated financial statements of Petrobras, which are included in Petrobras’ Report on Form 6-K furnished to the SEC on November 28, 2006. The information below should be read in conjunction with, and is qualified in its entirety by reference to, the Petrobras financial statements.

	For the Nine-Month Period Ended				For the Year Ended
	September 30,				December 31,
	2006		2005		2005		2004		2003
	(in millions of U.S. Dollars)
Income Statement Data:
Sales of products and services	U.S.$	69,267	U.S.$	52,555	U.S.$	74,065	U.S.$	51,954	U.S.$	42,690
Net operating revenues		53,327		40,061		56,324		38,428		30,914
Cost of sales		(28,744)		(21,337)		(29,828)		(21,279)		(15,533)
Depreciation, depletion and amortization		(2,616)		(2,139)		(2,926)		(2,481)		(1,785)
Exploration, including exploratory dry holes		(545)		(438)		(1,009)		(613)		(512)
Impairment of oil and gas properties		—		—		(156)		(65)		(70)
Selling, general and administrative expenses		(3,636)		(2,957)		(4,474)		(2,901)		(2,091)
Research and development expenses		(511)		(275)		(399)		(248)		(201)
Other operating expenses		(582)		(825)		(582)		(259)		(326)

Total costs and expenses		(36,634)		(27,971)		(39,374)		(27,846)		(20,518)
Equity in results of non-consolidated companies		36		113		139		172		141
Financial income		930		141		710		956		634
Financial expenses		(1,414)		(909)		(1,189)		(1,733)		(1,247)
Monetary and exchange variation on monetary assets and liabilities, net		107		229		248		450		509
Employee benefit expense for non-active participants		(764)		(708)		(994)		(650)		(595)
Other taxes		(417)		(257)		(373)		(440)		(333)
Other expenses, net		(58)		(81)		(899)		(402)		(732)

		(1,580)		(1,472)		(2,358)		(1,647)		(1,623)

Income before income taxes and minority interest and accounting change		15,113		10,618		14,592		8,935		8,773
Extraordinary gain, net of tax		—		—		158		—		—
Cumulative effect of change in accounting principles, net of income tax		—		—		—		—		697
Income tax (expense)		(4,649)		(3,593)		(4,441)		(2,231)		(2,663)
Minority interest		(424)		(204)		35		(514)		(248)
Net income	U.S.$	10,040	U.S.$	6,821	U.S.$	10,344	U.S.$	6,190	U.S.$	6,559

Cash Flow Data:
Cash provided by (used in)
Operating activities	U.S.$	15,673	U.S.$	10,809	U.S.$	15,115	U.S.$	8,155	U.S.$	8,569
Investing activities		(9,874)		(6,911)		(10,207)		(7,743)		(6,785)
Financing activities		(5,205)		(2,450)		(2,625)		(2,204)		2,376

	As of September 30,		As of December 31,
	2006		2005		2004		2003
	(in millions of U.S. Dollars)
Balance Sheet Data:
Cash and cash equivalents	U.S.$	11,097	U.S.$	9,871	U.S.$	6,856	U.S.$	8,344
Total assets		90,989		78,625		63,082		53,612
Short-term debt and current portion of long-term debt		2,807		2,378		1,746		2,474
Current portion of project financings and capital lease obligations		2,719		2,652		1,579		1,220
Long-term debt		9,824		11,503		12,145		11,888
Project financings and capital lease obligations		4,684		4,644		5,468		6,308
Total stockholders’ equity		43,259		32,917		22,506		16,336

Summary of the Exchange Offers

Securities Offered	Up to U.S.$500,000,000 aggregate principal amount of our Reopening Notes. The Reopening Notes constitute a further issuance of, and form a single fungible series with, our Original 2016 Notes, which were issued on October 6, 2006.

The Exchange Offers	We are offering to holders of our Old Notes the opportunity to exchange, for each U.S.$1,000 principal amount of Old Notes exchanged, U.S.$1,000 principal amount of Reopening Notes plus a cash payment (rounded to the nearest U.S.$0.0l). The amount of the cash payment for each U.S.$1,000 principal amount validly tendered and not withdrawn of Old Notes prior to the Early Tender Date will equal (i) the Total Exchange Price, minus (ii) the Reopen Issue Price of the Reopening Notes, plus (iii) the accrued and unpaid interest with respect to the relevant series of Old Notes to, but not including, the Settlement Date, minus (iv) the accrued and unpaid interest with respect to the Reopening Notes to, but not including, the Settlement Date.

The Total Exchange Price for each series of Old Notes is based on a fixed spread pricing formula described in this prospectus, and we have designated U.S.$[ ] of the Total Exchange Price as the Early Tender Payment for each U.S.$1,000 principal amount of Old Notes of a series accepted, which will be paid only to holders who validly tender their Old Notes on or prior to the applicable Early Tender Date and do not validly withdraw their tenders. Holders who validly tender their Old Notes after the applicable Early Tender Date will receive, for each U.S.$1,000 principal amount of Old Notes accepted, the Exchange Price, which represents the Total Exchange Price for that series of Old Notes minus the Early Tender Payment of U.S.$[ ].

Upon consummation of the Offers, the Reopening Notes will be fungible with our Original 2016 Notes, which were issued on October 6, 2006, which will represent incremental liquidity for holders of the Reopening Notes.

The Reopening Notes will have different interest payment dates and a different maturity date as compared to the Old Notes being exchanged. For a description of the differences between the Old Notes and the Reopening Notes, see “Description of Differences between the Old Notes and the Reopening Notes.”

Holders of the Old Notes must tender any particular series of Old Notes in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. Reopening Notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Price Determination Time	The Price Determination Time with respect to a series of Old Notes and to the Reopening Notes will be 2:00 p.m., New York City time, on the first business day after the Early Tender Date for such series.

Determination of the Total Exchange Price	The Total Exchange Price for each series of the Old Notes will equal (a) the discounted value, determined in accordance with the formula set forth in Schedule A to this prospectus, of the remaining payments of principal and interest per U.S$1,000 principal amount of such series of Old Notes through their maturity date, using a discount rate equal to the sum of (i) the bid-side yield to maturity on the applicable Reference Treasury Security indicated in the chart on the cover of this prospectus determined as of the Price Determination Time for such series (the “Old Notes Treasury Yield”), plus (ii) the fixed spread for such series listed on the cover page of this prospectus, minus (b) accrued and unpaid interest per U.S.$1,000 principal amount of such series to, but not including, the applicable Settlement Date. The Total Exchange Price for each series of Old Notes will be rounded to the nearest U.S.$0.0l, and it includes an Early Tender Payment of U.S.$[ ] for each U.S.$1,000 principal amount of Old Notes of a series tendered.

The Old Notes Treasury Yield for any series will be based on the bid-side yield, as indicated on the applicable Bloomberg screen page indicated in the chart on the cover of this prospectus (or any recognized quotation source selected by the Dealer Managers in their sole discretion if the applicable Bloomberg screen page is not available or is manifestly erroneous) at the Price Determination Time. Holders tendering prior to the Price Determination Time will not know at the time of tender the amount of the Total Exchange Price.

Interest Rate on the Reopening Notes	The interest rate on the Reopening Notes will be 6.125%.

Determination of the Reopen Issue Price of the Reopening Notes	The Reopen Issue Price of the Reopening Notes will equal (a) the discounted value, determined in accordance with the formula set forth in Schedule A to this prospectus, of the remaining payments of principal and interest on U.S.$1,000 principal amount of the Reopening Notes through their maturity date using a discount rate equal to the sum of (i) the bid-side yield to maturity on the applicable Reference Treasury Security indicated in the chart on the cover of this prospectus determined as of the applicable Price Determination Time (the “Reopening Notes Treasury Yield”), plus (ii) [ ]% ([ ] basis points), minus (b) accrued and unpaid interest per U.S.$1,000 principal amount of Reopening Notes to, but not including, the applicable Settlement Date. The Reopen Issue Price of the Reopening Notes will be rounded to the nearest U.S.$0.01.

Illustrative Example	For an illustrative example, please refer to “The Exchange Offers—Determination of the Total Exchange Price—Illustrative Example” below and “Schedule B—Hypothetical Pricing Examples” to this prospectus.

Expiration Time and Settlement	Each of the Offers will expire at 5:00 p.m., New York City time, on [ ], 2007, unless we extend it in our sole discretion. We refer to this date and time, as it may be extended for any series as provided in this prospectus, as the “Expiration Time.”

If the conditions to an Offer are satisfied or waived, we will settle such Offer on the third business day following the date on which the Expiration Time occurs (or as soon thereafter as practicable) (the “Settlement Date”).

Procedures for Tendering	If you wish to tender Old Notes pursuant to the Offers, you must follow the procedures described under “The Exchange Offers—Procedures for Tendering.” You must tender by book-entry transfer to a DTC account established for this purpose through DTC’s Automated Tender Offer Program (“ATOP”). A letter of transmittal need not accompany tenders effected through ATOP.

If your Old Notes are registered in the name of a custodial entity, such as a bank, broker, dealer, trust company or other nominee, you must contact that institution to tender your Old Notes. In that case, you must instruct the custodial entity to tender your Old Notes on your behalf pursuant to the procedures of that custodial entity. Custodial entities that are DTC participants must tender Old Notes through ATOP.

If your Old Notes are held through Euroclear or Clearstream, Luxembourg, you must comply with the procedures established by Euroclear or Clearstream, Luxembourg for tendering through Euroclear or Clearstream, Luxembourg.

If you have any questions about how to tender, please contact the Information Agent or the Exchange Agent at one of their addresses or telephone numbers listed on the back cover of this prospectus.

Withdrawal Rights	You may withdraw tendered Old Notes prior to the applicable Early Tender Date, but not thereafter. You may not withdraw tendered Old Notes after the applicable Early Tender Date, even if we extend the expiration of the Offers. However, additional withdrawal rights may be granted under circumstances described in “The Exchange Offers—Withdrawal of Tenders.” If for any reason tendered Old Notes are not accepted for exchange, they will be returned promptly after the expiration or termination of the Offers.

Dissenters’ Rights	None.

Conditions to the Offers	Our obligation to accept Old Notes tendered in the Offers is conditioned on the satisfaction of certain conditions described under “The Exchange Offers—Conditions to the Offers,” including the condition that on a date seven calendar days before the Price Determination Time, the yield to maturity of our Original 2016 Notes calculated in accordance with standard market practice based on their fair market value on that date, determined based on the prices indicated on the applicable Bloomberg screen page indicated in the chart on the cover of this prospectus (or any recognized quotation source selected by the Dealer Managers in their sole discretion if the applicable Bloomberg screen page is not available or is manifestly erroneous) at 5:00 p.m., New York City time, does not exceed 110% of the coupon rate of our Original 2016 Notes (the “Qualified Reopening Condition”). If the Qualified Reopening Condition is not satisfied, there may be adverse U.S. federal income tax consequences for holders of the Original 2016 Notes, and we will terminate the Offers.

In addition, as a condition to the Offers, we will issue a maximum principal amount of U.S.$500,000,000 of Reopening Notes issuable under all of the Offers (the “Maximum Issuance Condition”). In the event that the Maximum Issuance Condition is not satisfied, we will accept the series of Old Notes in the priority order set forth in the chart on the cover page of this prospectus and we will prorate the lowest priority series in order to cause the condition to be satisfied.

Old Notes with an acceptance priority level following the prorated series of Old Notes will not be accepted for exchange. See “The Exchange Offers—Conditions to the Offers.”

Certain Material United States Federal Income Tax Consequences	The Offers should qualify as a recapitalization for U.S. federal income tax purposes. Provided that the Offers so qualify, a U.S. holder of Old Notes would not recognize any loss on the Offers, but would be required to recognize gain realized to the extent of the amount of cash received in consideration for the Old Notes. The issuance of the Reopening Notes as part of the Offers should be treated as a qualified reopening of the Original 2016 Notes. Persons considering the Offers are urged to consult their tax advisers concerning the U.S. federal income tax consequences of the Offers in light of their particular circumstances, as well as any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

For a description of the U.S. tax consequences of participating in the exchange, see “Taxation.”

Dealer Managers	Morgan Stanley & Co. Incorporated and UBS Securities LLC

Exchange Agent	The Bank of New York

Information Agent	D.F. King & Co., Inc.

Luxembourg Agent	The Bank of New York (Luxembourg) S.A.

Trustee for the Reopening Notes	The Bank of New York

Consequences of Not Tendering Your Old Notes	Any of the Old Notes that are not tendered to us or are not accepted for exchange will remain outstanding and will continue to accrue interest in accordance with, and will otherwise be entitled to all the rights and privileges under, the indenture pursuant to which they were issued. However, if the Offers are consummated, the trading market for each series of Old Notes not exchanged in the Offers may be more limited than it is at present and could for all practical purposes cease to exist, which could adversely affect the liquidity, market price and price volatility of the Old Notes of that series.

Risk Factors	For a description of various factors that you should consider before deciding whether to tender Old Notes pursuant to the Offers, see “Risk Factors” beginning on page 17 of this prospectus.

Key Dates and Times	All times referred to in this prospectus are New York City time, and all dates assume that we do not extend the Offers:

[ p.m.], on [ ], 2007 Early Tender Date
2:00 p.m., on [ ], 2007 Price Determination Time
5:00 p.m., on [ ], 2007 Expiration Time
[ p.m.], on [ ], 2007 Settlement Date

Summary Description of the Reopening Notes

Issuer	Petrobras International Finance Company, or “PIFCo.”

Securities Offered	Up to U.S.$500,000,000 aggregate principal amount of our Reopening Notes. The Reopening Notes constitute a further issuance of, and form a single fungible series with, our Original 2016 Notes, which were issued on October 6, 2006.

Maturity	October 6, 2016

Interest	The interest rate on the Reopening Notes will be 6.125%. We will pay interest semiannually on April 6 and October 6 of each year, commencing on April 6, 2007, and the regular record date for any interest payment date will be the tenth business day preceding that date.

Use of Proceeds	The Reopening Notes issued in connection with the Offers are only being issued in exchange for your Old Notes. We will not receive any cash proceeds from the issuance of the Reopening Notes pursuant to the Offers. All Old Notes we accept in the Offers will be cancelled.

Minimum Denominations	The Reopening Notes will be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof.

Indenture	The Reopening Notes will be issued pursuant to an indenture between PIFCo and The Bank of New York, a New York banking corporation, as successor to JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), dated as of July 19, 2002, as supplemented by the amended and restated fifth supplemental indenture, dated as of the Settlement Date, among PIFCo, Petrobras and the Trustee. When we refer to the indenture in this prospectus, we are referring to the indenture as supplemented by the amended and restated fifth supplemental indenture. See “Description of the Reopening Notes.”

Standby Purchase Agreement	The Reopening Notes will have the benefit of credit support in the form of an amended and restated standby purchase agreement under which Petrobras will be obligated to make certain payments to the Trustee in the event PIFCo fails to make required payments of principal, interest and other amounts due under the Reopening Notes and the indenture (the “Standby Purchase Agreement”). Under the Standby Purchase Agreement, Petrobras will be required to purchase from the holders of the Reopening Notes, and in consideration pay to the Trustee amounts in respect of, the noteholders’ right to receive (i) the amount of any interest or other amounts not paid by PIFCo in accordance with the terms of the Reopening Notes and the indenture, (ii) the entire principal amount of the Reopening Notes in the event PIFCo fails to make any required payment of principal at the maturity of the Reopening Notes or earlier upon any redemption, repurchase or acceleration of the Reopening Notes prior to the maturity date, (iii) the entire principal amount of the Reopening Notes in the event that a holder of a Reopening Note requires PIFCo to repurchase such note in accordance with the terms of the indenture and (iv) interest on all of the foregoing amounts at the rate of 1% above the Reopening Note rate, which we refer to as the default rate, for payments beyond the date that PIFCo was required to make such payments under the indenture. See

“Description of the Standby Purchase Agreement.”

Ranking	The Reopening Notes constitute general senior unsecured and unsubordinated obligations of PIFCo which will at all times rank pari passu among themselves and with all other senior unsecured obligations of PIFCo that are not, by their terms, expressly subordinated in right of payment to the notes.

The obligations of Petrobras under the Standby Purchase Agreement constitute general senior unsecured obligations of Petrobras which will at all times rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to Petrobras’ obligations under the Standby Purchase Agreement.

Listing	The Original 2016 Notes are listed on the New York Stock Exchange, but the Reopening Notes are not listed on any securities exchange and are not quoted through an automated quotation system. PIFCo intends to apply for a listing of the Reopening Notes on the New York Stock Exchange at some time after the Settlement Date, but there is no certainty that an application will be made or that the listing will be approved by the New York Stock Exchange.

Optional Redemption	PIFCo may redeem any of the Reopening Notes at any time in whole or in part by paying the greater of the principal amount of the Reopening Notes and a “make-whole” amount, plus, in each case, accrued interest, as described under “Description of the Reopening Notes—Optional Redemption.”

Early Redemption at PIFCo’s Option Solely for Tax Reasons	The Reopening Notes will be redeemable in whole at their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, at PIFCo’s option at any time only in the event of certain changes affecting taxation. See “Description of the Reopening Notes—Optional Redemption.”

Certain Covenants	The terms of the indenture will require PIFCo, among other things, to:

• pay all amounts owed by it under the indenture and the Reopening Notes when such amounts are due;

• maintain an office or agent in New York for the purpose of service of process and maintain a paying agent located in the United States;

• ensure that the Reopening Notes continue to be senior obligations of PIFCo;
• use proceeds from the issuance of the Reopening Notes for specified purposes;

• give notice to the Trustee of any default or event of default under the indenture;

• provide certain financial statements to the Trustee;

• take actions to maintain the Trustee’s or the noteholders’ rights under the relevant transaction documents; and

• replace the Trustee upon any resignation or removal of the Trustee.

In addition, the terms of the indenture will restrict the ability of PIFCo and its subsidiaries, among other things, to:

• undertake certain mergers, consolidations or similar transactions; and

• create certain liens on its assets or pledge its assets.

Similar covenants and some additional covenants apply to Petrobras under the Standby Purchase Agreement. These covenants are subject to a number of important qualifications and exceptions. See “Description of the Reopening Notes—Covenants” and “Description of the Standby Purchase Agreement.”

RISK FACTORS
          You should carefully consider the following risk factors and all the information set forth in this prospectus before making a decision whether to participate in the Offers. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties that we do not know about or that we currently think are immaterial may also impair our business operations. Any of the following risks, if they actually occur, could materially and adversely affect our business, results of operations, prospects and financial condition.
Risks Relating to PIFCo
PIFCo may not earn enough money from its own operations to meet its debt obligations.
          PIFCo is a direct wholly-owned subsidiary of Petrobras incorporated in the Cayman Islands as an exempted company with limited liability. Accordingly, PIFCo’s financial position and results of operations are largely affected by the decisions of Petrobras, its parent company. PIFCo has limited operations consisting principally of the purchase of crude oil and oil products from third parties and the resale of those products to Petrobras, with financing for such operations provided by Petrobras as well as third-party credit providers. PIFCo also buys and sells crude oil and oil products from and to Petrobras, third parties and affiliates on a limited basis. PIFCo’s ability to pay interest, principal and other amounts due on its outstanding and future debt obligations will depend upon a number of factors, including:
•	the financial condition and results of operations of Petrobras;

•	the extent to which Petrobras continues to use PIFCo’s services for market purchases of crude oil and oil products;

•	Petrobras’ willingness to continue to make loans to PIFCo and provide PIFCo with other types of financial support;

•	PIFCo’s ability to access financing sources, including the international capital markets and third-party credit facilities; and

•	PIFCo’s ability to transfer its financing costs to Petrobras.
          In the event of a material adverse change in the financial condition or results of operations of Petrobras or in Petrobras’ financial support of PIFCo, PIFCo may not have sufficient funds to repay all amounts due on its indebtedness. See “—Risks Relating to Petrobras” for a more detailed description of certain risks that may have a material adverse impact on the financial condition or results of operations of Petrobras and therefore affect PIFCo’s ability to meet its debt obligations.
If Brazilian law restricts Petrobras from paying PIFCo in U.S. Dollars, PIFCo may have insufficient U.S. Dollar funds to make payments on its debt obligations.
          PIFCo obtains substantially all of its funds from Petrobras’ payments in U.S. Dollars for crude oil that Petrobras purchases from PIFCo. In order to remit U.S. Dollars to PIFCo, Petrobras must comply with Brazilian foreign exchange control regulations, including preparing specified documentation to be able to obtain U.S. Dollar funds for payment to PIFCo. If Brazilian law were to impose additional restrictions, limitations or prohibitions on Petrobras’ ability to convert Reais into U.S. Dollars, PIFCo may not have sufficient U.S. Dollar funds available to make payment on its debt obligations. Such restrictions could also have a material adverse effect on the Brazilian economy or Petrobras’ business, financial condition and results of operations.
PIFCo may be limited in its ability to pass on its financing costs.
          PIFCo is principally engaged in the purchase of crude oil and oil products for sale to Petrobras, as described above. PIFCo regularly incurs indebtedness related to such purchases and/or obtain financing from Petrobras or third-party creditors. At December 31, 2005, approximately 20% of PIFCo’s indebtedness was floating-rate debt denominated in U.S. Dollars. All such indebtedness has the benefit of Petrobras’ standby purchase obligation or other support. PIFCo has historically passed on its financing costs to Petrobras by selling crude oil and oil products to Petrobras at a premium to compensate for its financing costs. Although Petrobras intends to continue this practice in the future, it cannot assure you that it will. PIFCo’s inability to transfer its financing costs to Petrobras could have a material adverse effect on PIFCo’s business and on its ability to meet its debt obligations in the long term.
Risks Relating to Petrobras
Substantial or extended declines in the prices of crude oil and oil products may have a material adverse effect on the income of Petrobras.
          The major part of Petrobras’ revenue is derived from sales of crude oil and oil products. Petrobras does not, and will not, have control over the factors affecting international prices for crude oil and oil products. The average prices of Brent crude, an international benchmark oil, were approximately U.S.$ 54.38 per barrel for 2005, U.S.$38.21 per barrel for 2004 and U.S.$28.84 per barrel for 2003. Changes in crude oil prices typically result in changes in prices for oil products.
          Historically, international prices for crude oil and oil products have fluctuated widely as a result of many factors. These factors include:
•	global and regional economic and political developments in crude oil producing regions, particularly in the Middle East;

•	the ability of the Organization of Petroleum Exporting Countries (OPEC) and other crude oil producing nations to set and maintain crude oil production levels and prices;

•	global and regional supply and demand for crude oil and oil products;

•	competition from other energy sources;

•	domestic and foreign government regulations;

•	weather conditions; and

•	global conflicts and acts of terrorism.
          Volatility and uncertainty in international prices for crude oil and oil products may continue. Substantial or extended declines in international crude oil prices may have a material adverse effect on Petrobras, results of operations and financial condition, and the value of Petrobras’ proved reserves. In addition, significant decreases in the price of crude oil may cause Petrobras to reduce or alter the timing of the company’s capital expenditures, and this could adversely affect the company’s production forecasts in the medium term and its future reserve estimates.
The ability of Petrobras to achieve its growth objectives depends on discovering additional reserves and successfully developing them, and failure to do so could prevent Petrobras from achieving its long-term goals for growth in production.
          Petrobras’ ability to achieve its growth objectives is highly dependent upon discovering additional reserves, as well as successfully developing its current reserves. In addition, the company’s exploration activities expose it to the inherent risks of drilling, including the risk that Petrobras will not discover commercially productive crude oil or natural gas reserves. The costs of drilling wells are often uncertain, and numerous factors beyond the control of Petrobras (such as unexpected drilling conditions, equipment failures or accidents and shortages or delays in the availability of drilling rigs and the delivery of equipment) may cause drilling operations to be curtailed, delayed or cancelled. These risks are heightened when drilling in deep water (between 300 and 1,500 meters water depth) and ultra deep water (more than 1,500 meters). Deep water drilling represented approximately 36% of the exploratory wells drilled by Petrobras in 2005, a higher proportion than for many other oil and gas producers.
          Unless Petrobras conducts successful exploration and development activities or acquires properties containing proved reserves, or both, the company’s proved reserves will decline as reserves are extracted. If Petrobras fails to gain access to additional reserves it may not achieve its long-term goals for production growth and the company’s results of operations and financial condition may be adversely affected.

Petrobras’ crude oil and natural gas reserve estimates involve some degree of uncertainty, which could adversely affect the company’s ability to generate income.
          The proved crude oil and natural gas reserves set forth in this prospectus are Petrobras’ estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). Petrobras’ proved developed crude oil and natural gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. There are uncertainties in estimating quantities of proved reserves related to prevailing crude oil and natural gas prices applicable to Petrobras’ production, which may lead to revisions to the company’s reserve estimates. Downward revisions in the reserve estimates of Petrobras could lead to lower future production, which could have an adverse effect on the company’s results of operations and financial condition.
Petrobras is subject to numerous environmental and health regulations that have become more stringent in the recent past and may result in increased liabilities and increased capital expenditures.
          The activities of Petrobras are subject to a wide variety of federal, state and local laws, regulations and permit requirements relating to the protection of human health and the environment, both in Brazil and in other jurisdictions in which Petrobras operates. In Brazil, the company could be exposed to administrative and criminal sanctions, including warnings, fines and closure orders, for non-compliance with these environmental regulations, which, among other things, limit or prohibit emissions or spills of toxic substances produced in connection with Petrobras’ operations. In 2005, Petrobras experienced spills totaling 71,141 gallons of crude oil, as compared to 140,000 gallons in 2004 and 73,000 gallons in 2003. As a result of certain of these spills, the company was fined by various state and federal environmental agencies, named the defendant in several civil and criminal suits and remain subject to several investigations and potential civil and criminal liabilities. Waste disposal and emissions regulations may require Petrobras to clean up or retrofit the company’s facilities at substantial cost and could result in substantial liabilities. The Instituto Brasileiro do Meio Ambiente e dos Recursos Naturais Renováveis (Brazilian Institute of the Environment and Renewable Natural Resources, or IBAMA) routinely inspects Petrobras’ oil platforms in the Campos Basin, and may impose fines, restrictions on operations or other sanctions in connection with its inspections. In addition, Petrobras is subject to environmental laws that require it to incur significant costs to remedy any damage that a project may cause to the environment (environmental compensation). These additional costs may have a negative impact on the profitability of the projects that Petrobras intends to implement or may make such projects economically unfeasible.
          As environmental regulations become more stringent, it is probable that the capital expenditures of Petrobras for compliance with environmental regulations and to effect improvements in the company’s health, safety and environmental practices will increase substantially in the future. Because Petrobras’ capital expenditures are subject to approval by the Brazilian government, increased expenditures to comply with environmental regulations could result in reductions in other strategic investments. Any such reduction may have a material adverse effect on the company’s results of operations or financial condition.
Petrobras may incur losses and spend time and money defending pending litigation and arbitration.
          Petrobras is currently a party to numerous legal proceedings relating to civil, administrative, environmental, labor and tax claims. These claims involve substantial amounts of money and other remedies. Several individual disputes account for a significant part of the total amount of claims against Petrobras. For example, on the grounds that drilling and production platforms may not be classified as sea-going vessels, the Brazilian Revenue Service asserted that overseas remittances for charter payments should be reclassified as lease payment and subject to a withholding tax of 25%. They have filed two tax assessments against Petrobras in the aggregate historical amount of R$3,157 million (approximately U.S.$1,098 million).
          Petrobras may also be subject to labor litigation in connection with recent changes in Brazilian laws relating to retirement benefits affecting the company’s employees.
          In the event that claims involving a material amount and for which Petrobras has no provisions were to be decided against the company, or in the event that the losses estimated turn out to be significantly higher than the provisions made, the aggregate cost of unfavorable decisions could have a material adverse effect on Petrobras’ financial condition and results of operations. Additionally, the company’s management may be required to direct its time and attention to defending these claims, which could preclude them from focusing on the core business of Petrobras. Depending on the outcome, certain litigation could result in restrictions on the company’s operations and have a material adverse effect on certain of Petrobras’ businesses.
If the State of Rio de Janeiro enforces a law imposing ICMS on oil upstream activities, Petrobras’ results of operations and financial condition may be adversely affected.
          In June 2003, the State of Rio de Janeiro enacted a law, referred to as “Noel Law,” imposing Imposto sobre Circulação de Mercadorias e Serviços, or ICMS, a state tax, on upstream activities. The constitutionality of the Noel Law is currently being challenged in the Brazilian Supreme Court (Supremo Tribunal Federal, or STF) and although the law is technically in force, the government of the State of Rio de Janeiro has not yet enforced it. Currently, the ICMS for fuels derived from oil is assessed at the point of sale but not at the wellhead level. If the State of Rio de Janeiro enforces the Noel Law, it is unlikely (depending on the grounds of the Supreme Court’s decision) that the other states would allow Petrobras to use the tax imposed at the wellhead level in Rio de Janeiro as a credit to offset the tax imposed at the sale level. Therefore, Petrobras would have to pay ICMS at both levels. Petrobras estimates that the amount of ICMS that it would be required to pay to the State of Rio de Janeiro could increase by approximately R$8.51 billion (U.S.$3.52 billion) per year. This increase could have a material adverse effect on the results of operations and financial condition of Petrobras.
Petrobras’ participation in the domestic power market has generated losses and may not become profitable.
          Consistent with the global trend of other major oil and gas companies and to secure demand for Petrobras’ natural gas, the company participates in the domestic power market. Despite a number of incentives introduced by the Brazilian government to promote the development of gas-fired power plants, development of such plants has been slow due to the market structure and regulation of the power industry, among other things. Petrobras has invested, alone or with other investors, in fourteen (twelve in operation and two under construction or development) of the 39 gas-fired power generation plants. Demand for energy produced by Petrobras’ gas-fired power plants has been lower than expected mainly as a result of good hydrological conditions in the last years that increased the supply and lowered the prices of energy from hydroelectric power plants. The main risks associated with the gas-fired power business of Petrobras are:
•	Physical demand for Petrobras’ installed capacity, which is influenced by the current and expected market prices of natural gas;

•	The potential mismatch between contracted price indexation for energy to be sold by gas-fired power companies and the cost of natural gas or other substitute fuel supply; and

•	The dependence on construction of pipelines and other infrastructure to transport and produce natural gas and the commitment to purchase firm quantities of natural gas to satisfy the requirement of the new regulatory model for power generation in order to sell under long term energy contracts.
As a result of the foregoing, Petrobras’ participation in the domestic power market has generated losses and may not become profitable.
Petrobras may not be able to obtain financing for all of Petrobras’ planned investments, and failure to do so could adversely affect the company’s operating results and financial condition.
          The Brazilian government maintains control over Petrobras’ budget of and establishes limits on the company’s investments and long-term debt. As a state-controlled entity, Petrobras must submit a proposed annual budget to the Ministry of Planning, Budget and Management, the Ministry of Mines and Energy, and the Brazilian Congress for approval. If Petrobras cannot obtain financing that does not require Brazilian government approval, such as structured financings, the company may not be free to make all the investments it envisions, including those Petrobras had agreed to make to expand and develop Petrobras’ crude oil and natural gas fields. If Petrobras is unable to make these investments, its operating results and financial condition may be adversely affected.

Currency fluctuations could have a material adverse effect on the financial condition and results of operations of Petrobras, because most of Petrobras’ revenues are in reais and a large portion of the company’s liabilities are in foreign currencies.
          The principal market for Petrobras’ products is Brazil, and over the last three fiscal years over 78% of Petrobras’ revenues have been denominated in Reais. A substantial portion of Petrobras’ indebtedness and some of the company’s operating expenses and capital expenditures are, and are expected to continue to be, denominated in or indexed to U.S. Dollars and other foreign currencies. In addition, during 2005 Petrobras imported U.S.$8.1 billion of crude oil and oil products, the prices of which were all denominated in U.S. Dollars.
          The Real depreciated 52.3% in 2002 against the U.S. Dollar before appreciating 18.2%, 8.1% and 11.8% against the U.S. Dollar in 2003, 2004 and 2005, respectively. As of October 30, 2006, the exchange rate of the Real to the U.S. Dollar was R$2.146 per U.S.$1.00, representing an appreciation of approximately 8.3% in 2006 year-to-date. The value of the Real in relation to the U.S. Dollar may continue to fluctuate and may include a significant depreciation of the Real against the U.S. Dollar as occurred in 2002. Any future substantial depreciation of the Real may adversely affect the operating cash flows of Petrobras and the company’s ability to meet its foreign currency-denominated obligations.
Petrobras is exposed to increases in prevailing market interest rates, which leaves Petrobras vulnerable to increased financing expenses.
          As of December 31, 2005, approximately 52.5% of the total indebtedness of Petrobras consisted of floating rate debt. The company has not entered into derivative contracts or made other arrangements to hedge against interest rate risk. Accordingly, if market interest rates (principally LIBOR) rise, Petrobras’ financing expenses will increase, which could have an adverse effect on the results of operations and financial condition of Petrobras.
Petrobras is not insured against business interruption for its Brazilian operations and most of its assets are not insured against war and terrorism.
          Petrobras does not maintain coverage for business interruption for its Brazilian operations. If, for instance, the company’s workers were to strike, the resulting work stoppages could have an adverse effect on Petrobras, as the company does not carry insurance for losses incurred as a result of business interruptions of any nature, including business interruptions caused by labor action. In addition, Petrobras does not insure most of its assets against war and terrorism. A terrorist attack or an operational incident causing an interruption of business could therefore have a material adverse effect on Petrobras’ financial condition or results of operations.
Petrobras is subject to substantial risks relating to Petrobras’ international operations, in particular in Latin America and the Middle East.
          Petrobras operates in a number of different countries, particularly in Latin America, West Africa and the Middle East that can be politically, economically and socially unstable. The results of operations and financial condition of the company’s subsidiaries in these countries may be adversely affected by fluctuations in their local economies, political instability and governmental actions relating to the economy, including:
•	the imposition of exchange or price controls;

•	the imposition of restrictions on hydrocarbon exports;

•	the depreciation of local currencies;

•	the nationalization of oil and gas reserves; or

•	increases in export tax / income tax rates for crude oil and oil products.
          If one or more of the risks described above were to materialize Petrobras may not achieve its strategic objectives in these countries or in its international operations as a whole, which may result in a material adverse effect on the company’s results of operations and financial condition.

          Of the countries outside of Brazil in which Petrobras operates, Argentina is the most significant, representing approximately 40% of the company’s total international crude oil and natural gas production and 28% of international proved crude oil and natural gas reserves at December 31, 2005. In response to the Argentine crisis, the Argentine government has made a number of changes in the regulatory structure of the electricity and gas sectors and has fixed export tax rates for crude oil, natural gas and oil products. Petrobras also has significant operations in Bolivia and Venezuela that represented, respectively, approximately 21% and 18% of its total international production in barrels of oil equivalent and 27% and 22% of its international proved crude oil and natural gas reserves at December 31, 2005. Both Bolivia and Venezuela have recently announced certain nationalization measures that may generate material losses to Petrobras. At present, there is much uncertainty in the political, economic and social situations, generally in these two countries. See “—Risks Relating to Petrobras— The recent nationalization measures taken by the Bolivian and Venezuelan governments may have an adverse effect on the results of operations and financial condition of Petrobras” for a description of the risks associated with these nationalization measures. Deterioration of the situation in Argentina, Bolivia or Venezuela may have an adverse effect on Petrobras’ results of operations and financial condition.
The recent nationalization measures taken by the Bolivian and Venezuelan governments may have an adverse effect on the results of operations and financial condition of Petrobras.
          The Bolivian and Venezuelan governments have recently increased their participation in their respective domestic oil and gas industries, which may generate material losses to Petrobras.
          Petrobras’ consolidated interests related to Bolivia include two refineries, oil and gas reserves, which represented approximately 2.7% of the company’s total reserves at December 31, 2005 and Petrobras’ interest in the Bolivia-Brazil gas pipeline (GTB). Petrobras also holds a long-term gas supply agreement, or the GSA, for the purchase of natural gas from the Bolivian state oil company, Yacimientos Petrolíferos Fiscales Bolivianos –YPFB. Petrobras has been operating in Bolivia since 1996. As of December 31, 2005, the book value of Bolivia assets were U.S.$ 990 million. On May 1, 2006, the Bolivian government announced that it would nationalize several industries in the country, including the oil and gas industry. As a result, Petrobras’ interest in the two refineries and the oil and gas reserves in Bolivia will be reduced. It is uncertain if and how the company will be compensated for these losses. In 2005, the natural gas that Petrobras imported from Bolivia represented approximately 53% of the company’s total natural gas sales. Petrobras supplies this natural gas to the Brazilian market, including local distribution companies and gas-fired power plants in which the company has an interest.
          Petrobras’ interests in Venezuela included oil and gas reserves, which represented approximately 2.3% of the company’s total reserves at December 31, 2005. In April 2005, the Venezuelan Energy and Oil Ministry instructed Petróleos de Venezuela S.A. (“PDVSA”) to review thirty-two operating agreements signed by PDVSA with oil companies from 1992 through 1997. In addition, PDVSA was instructed to take measures in order to convert all effective operating agreements into state-controlled companies in order to grant the Venezuelan government, through PDVSA, more than 50% ownership of each field, including agreements with Petrobras’ affiliates in connection with the areas of Oritupano Leona, La Concepcion, Acema and Mata. As a result, as of December 31, 2005, Petrobras recorded an impairment charge in order to adjust the book value of its Venezuelan assets in the amount of U.S.$134 million. In March 31, 2006, Petrobras, PDVSA and Corporación Venezolana del Petróleo S.A. (“CVP”), entered into memorandums of understanding (“MOUs”) in order to effect the migration of the operating agreements to partially state-owned companies (“mixed companies”), whereby the interest of PDVSA in each mixed company will be 60%. As a result, Petrobras indirect interest in the fields of Oritupano Leona, La Concepción, Acema and Mata Areas became 22%, 36%, 34.5% and 34.5%, respectively, and Petrobras was awarded a credit of U.S.$89 million as compensation for its loss. The economic effects of the migration are effective since April 1, 2006 and since then Petrobras no longer consolidated the assets, liabilities and results relating to these operations in its consolidated financial statements.
          As a result of the foregoing, Petrobras currently cannot estimate the degree to which these nationalization measures will affect the company, and believes they may have a material adverse effect on its reserves, results of operations and financial condition.

Risks Relating to the Relationship between Petrobras and the Brazilian Government
The Brazilian government, as the controlling shareholder of Petrobras, may cause the company to pursue certain macroeconomic and social objectives that may have an adverse effect on its results of operations and financial condition.
          The Brazilian government, as the controlling shareholder of Petrobras, has pursued, and may pursue in the future, certain of its macroeconomic and social objectives through Petrobras. Brazilian law requires the Brazilian government to own a majority of the company’s voting stock, and so long as it does, the Brazilian government will have the power to elect a majority of the members of Petrobras’ board of directors and, through them, a majority of the executive officers who are responsible for the day-to-day management of Petrobras. As a result, the company may engage in activities that give preference to the objectives of the Brazilian government rather than to the economic and business objectives of Petrobras. In particular, Petrobras continues to assist the Brazilian government to ensure that the supply of crude oil and oil products in Brazil meets Brazilian consumption requirements. Accordingly, Petrobras may make investments, incur costs and engage in sales on terms that may have an adverse effect on the company’s results of operations and financial condition.
If the Brazilian government reinstates controls over the prices Petrobras can charge for crude oil and oil products, such price controls could affect the financial condition and results of operations of the company.
          In the past, the Brazilian government set prices for crude oil and oil products in Brazil, often below prices prevailing in the world oil markets. These prices involved elements of cross-subsidy among different oil products sold in various regions in Brazil. The cumulative impact of this price regulation system on Petrobras is recorded as an asset on the balance sheet of Petrobras under the line item “Petroleum and Alcohol Account—Receivable from the Brazilian government.” The balance of the account at December 31, 2005 and September 30, 2006 were U.S.$329 million and U.S.$360 million, respectively. All price controls for crude oil and oil products ended on January 2, 2002, however, the Brazilian government could decide to reinstate price controls in the future as a result of market instability or other conditions. If this were to occur, Petrobras’ financial condition and results of operations could be adversely affected.
Petrobras does not own any of the crude oil and natural gas reserves in Brazil.
          A guaranteed source of crude oil and natural gas reserves is essential to an oil and gas company’s sustained production and generation of income. Under Brazilian law, the Brazilian government owns all crude oil and natural gas reserves in Brazil and the concessionaire owns the oil and gas it produces. Petrobras possesses the exclusive right to develop the company’s reserves pursuant to concession agreements awarded to Petrobras by the Brazilian government and owns the goods produced under the concession agreements, but if the Brazilian government were to restrict or prevent Petrobras from exploiting these crude oil and natural gas reserves, Petrobras’ ability to generate income would be adversely affected.
Risks Relating to Brazil
The Brazilian government has historically exercised, and continues to exercise, significant influence over the Brazilian economy. Brazilian political and economic conditions have a direct impact on the business of Petrobras and may have a material adverse effect on the company’s results of operations and financial condition.
          The Brazilian government’s economic policies may have important effects on Brazilian companies, including Petrobras, and on market conditions and prices of Brazilian securities. Petrobras’ financial condition and results of operations may be adversely affected by the following factors and the Brazilian government’s response to these factors:
•	devaluations and other exchange rate movements;

•	inflation;

•	exchange control policies;

•	social instability;

•	price instability;

•	energy shortages;

•	interest rates;

•	liquidity of domestic capital and lending markets;

•	tax policy; and

•	other political, diplomatic, social and economic developments in or affecting Brazil.
Political instability may adversely affect the results of operations and the price of the securities of Petrobras.
          The performance of the Brazilian economy has historically been influenced by the domestic political scenario. Political crises have, in the past, affected the confidence of investors and of the general public and resulted in economic slowdowns, adversely affecting the market price of the shares of publicly-listed companies.
          The Brazilian Congress is currently conducting investigations on, among other matters, allegations related to contributions to political campaigns that were unaccounted for or not publicly disclosed, including contributions made to various important members of the current federal administration. Such allegations have resulted in the replacement of key ministers and occupied most of Congress’ agenda. In addition, some allegations implicated other companies controlled by the Brazilian government. If these investigations were to impact the confidence of the general public and/or of investors, or result in an economic slowdown in Brazil, Petrobras’ results of operations and the price of the company’s shares could be adversely affected.
          Additionally, a run-off for the presidential election in Brazil took place on October 29, 2006, and Petrobras cannot assure you that the next administration will maintain the economic policies that were adopted by the current administration. The uncertainties relating to the next administration may impact the confidence of the general public and of investors and the price of Petrobras’ securities may be adversely affected.
Inflation and government measures to curb inflation may contribute significantly to economic uncertainty in Brazil and to heightened volatility in the Brazilian securities markets and, consequently, may adversely affect the market value of Petrobras’ securities and financial condition.
          The principal market of Petrobras is Brazil, which has, in the past, periodically experienced extremely high rates of inflation. Inflation, along with governmental measures to combat inflation and public speculation about possible future measures, has had significant negative effects on the Brazilian economy. The annual rates of inflation, as measured by the National Wide Consumer Price Index (Índice National de Preços ao Consumidor Amplo, or IPCA), have decreased from 2,477.15% in 1993 to 916.46% in 1994 and to 5.97% in 2000. The same index increased to 9.30% in 2003, before decreasing to 7.60% in 2004 and to 5.69% in 2005. Considering the historically high rates of inflation, Brazil may experience higher levels of inflation in the future. The lower levels of inflation experienced since 1995 may not continue. Future governmental actions, including actions to adjust the value of the Real, could trigger increases in inflation, which may adversely affect the company’s financial condition.
Access to international capital markets for Brazilian companies is influenced by the perception of risk in Brazil and other emerging economies, which may hurt Petrobras’ ability to finance operations and the trading values of the company’s securities.
          International investors generally consider Brazil to be an emerging market. As a result, economic and market conditions in other emerging market countries, especially those in Latin America, influence the market for securities issued by Brazilian companies. As a result of economic problems in various emerging market countries in recent years (such as the Asian financial crisis of 1997, the Russian financial crisis in 1998 and the Argentine financial crisis that began in 2001), investors have viewed investments in emerging markets with heightened caution. These crises produced a significant outflow of U.S. Dollars from Brazil, causing Brazilian companies to face higher costs for raising funds, both domestically and abroad, and impeding access to international capital markets. Increased volatility in securities markets in Latin American and in other emerging market countries may have a negative impact on the trading value of the company’s securities. Petrobras cannot assure you that international capital markets will remain open to Brazilian companies or that prevailing interest rates in these markets will be advantageous to the company.
Risks Relating to PIFCo’s Reopening Notes and the Standby Purchase Agreement
The market for Reopening Notes may not be liquid.
          Our Original 2016 Notes are listed on the New York Stock Exchange, but the Reopening Notes are not listed on any securities exchange and are not quoted through an automated quotation system. PIFCo intends to apply for a listing of the Reopening Notes on the New York Stock Exchange at some time after the Settlement Date, but there is no certainty that an application will be made or that the listing will be approved by the New York Stock Exchange. We can make no assurance as to the liquidity of or trading markets for the Reopening Notes. We cannot guarantee that the holders of Reopening Notes will be able to sell their Reopening Notes in the future. If a market for the Reopening Notes does not develop, holders of Reopening Notes may not be able to resell the Reopening Notes for an extended period of time, if at all.
Restrictions on the movement of capital out of Brazil may impair your ability to receive payments on the Standby Purchase Agreement.
          The Brazilian government may impose temporary restrictions on the conversion of Brazilian currency into foreign currencies and on the remittance to foreign investors of proceeds from their investments in Brazil. Brazilian law permits the Brazilian government to impose these restrictions whenever there is a serious imbalance in Brazil’s balance of payments or there are reasons to foresee a serious imbalance.
          The Brazilian government imposed remittance restrictions for approximately six months in 1990. Similar restrictions, if imposed, could impair or prevent the conversion of payments under the Standby Purchase Agreement from Reais into U.S. Dollars and the remittance of the U.S. Dollars abroad. The Brazilian government could decide to take similar measures in the future. We cannot assure you that the Brazilian government will not take similar measures in the future.
Enforcement of Petrobras obligations under the Standby Purchase Agreement might take longer than expected.
          Petrobras will enter into a Standby Purchase Agreement in support of PIFCo’s obligations under its Reopening Notes and indenture. Petrobras’ obligation to purchase from the PIFCo noteholders any unpaid amounts of principal, interest and other amounts due under the Reopening Notes and the indenture applies, subject to certain limitations, irrespective of whether any such amounts are due at maturity of the Reopening Notes or otherwise.
          Petrobras has been advised by its counsel that the enforcement of the Standby Purchase Agreement in Brazil against it, if necessary, will occur under a form of judicial process that, while similar, has certain procedural differences from those applicable to enforcement of a guarantee and, as a result, the enforcement of the Standby Purchase Agreement may take longer than would otherwise be the case with a guarantee.
Petrobras may not be able to pay its obligations under the Standby Purchase Agreement in U.S. Dollars.
          If Petrobras is required to make payments under the Standby Purchase Agreement, Central Bank of Brazil approval will be necessary. Any approval from the Central Bank of Brazil may only be requested when such payment is to be remitted abroad by Petrobras, and will be granted by the Central Bank of Brazil on a case-by-case basis. It is not certain that any such approvals will be obtainable at a future date. In case the PIFCo noteholders receive payments in Reais corresponding to the equivalent U.S. Dollar amounts due under the Reopening Notes, it may not be possible to convert these amounts into U.S. Dollars. Petrobras will not need any prior or subsequent approval from the Central Bank of Brazil to use funds it holds abroad to comply with its obligations under the Standby Purchase Agreement.

Petrobras would be required to pay judgments of Brazilian courts enforcing its obligations under the Standby Purchase Agreement only in Reais.
          If proceedings were brought in Brazil seeking to enforce Petrobras’ obligations in respect of the Standby Purchase Agreement, Petrobras would be required to discharge its obligations only in Reais. Under the Brazilian exchange control limitations, an obligation to pay amounts denominated in a currency other than Reais, which is payable in Brazil pursuant to a decision of a Brazilian court, may be satisfied in Reais at the rate of exchange, as determined by the Central Bank of Brazil, in effect on the date of payment.
A finding that Petrobras is subject to U.S. bankruptcy laws and that the Standby Purchase Agreement executed by it was a fraudulent conveyance could result in PIFCo noteholders losing their legal claim against Petrobras.
          PIFCo’s obligation to make payments on the Reopening Notes is supported by Petrobras’ obligation under the Standby Purchase Agreement to make payments on PIFCo’s behalf. Petrobras has been advised by its external U.S. counsel that the Standby Purchase Agreement is valid and enforceable in accordance with the laws of the State of New York and the United States. In addition, Petrobras has been advised by its general counsel that the laws of Brazil do not prevent the Standby Purchase Agreement from being valid, binding and enforceable against Petrobras in accordance with its terms. In the event that U.S. federal fraudulent conveyance or similar laws are applied to the Standby Purchase Agreement, and Petrobras, at the time it entered into the Standby Purchase Agreement:
•	was or is insolvent or rendered insolvent by reason of its entry into the Standby Purchase Agreement;

•	was or is engaged in business or transactions for which the assets remaining with it constituted unreasonably small capital; or

•	intended to incur or incurred, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature; and

•	in each case, intended to receive or received less than reasonably equivalent value or fair consideration therefore, then Petrobras’ obligations under the Standby Purchase Agreement could be avoided, or claims with respect to the Standby Purchase Agreement could be subordinated to the claims of other creditors. Among other things, a legal challenge to the Standby Purchase Agreement on fraudulent conveyance grounds may focus on the benefits, if any, realized by Petrobras as a result of PIFCo’s issuance of these Reopening Notes. To the extent that the Standby Purchase Agreement is held to be a fraudulent conveyance or unenforceable for any other reason, the holders of the Reopening Notes would not have a claim against Petrobras under the Standby Purchase Agreement and will solely have a claim against PIFCo. Petrobras cannot assure you that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the PIFCo noteholders relating to any avoided portion of the Standby Purchase Agreement.
Risks Associated with the Exchange Offers
The trading market for each series of Old Notes not exchanged in the Offers may become more limited than it is at present and could for all practical purposes cease to exist, which could adversely affect the liquidity, market price and price volatility of the Old Notes of that series.
          The Offers could result in a substantial or complete reduction in the principal amount outstanding of one or more series of Old Notes. Therefore, the trading market for Old Notes outstanding after the Offers are completed could become limited or nonexistent due to the reduction in the amount of Old Notes outstanding. If a market for unexchanged Old Notes exists after consummation of the Offers, the Old Notes may trade at a discount to the price at which they would have traded if the Offers had not been consummated, depending on prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the unexchanged Old Notes will exist or be maintained and cannot assure you as to the prices at which the unexchanged Old Notes may be traded.
          The Old Notes have not been listed by us on any national or regional securities exchange or quoted on any automated quotation system, with the exception of the 2008 Notes and the 2011 Notes, which have been listed on the Luxembourg Stock Exchange. Quotations for securities that are not widely traded, such as the Old Notes, may differ from actual trading prices and should be viewed as approximations. You are urged to contact your broker with respect to current market prices for the Old Notes.

RATIO OF EARNINGS TO FIXED CHARGES
PIFCo
     The following table contains the consolidated ratios of earnings to fixed charges of PIFCo for the periods indicated determined in accordance to US GAAP:

						Nine Months
	Year Ended December 31,					Ended
	2001	2002	2003	2004	2005	September 30, 2006
Ratio of earnings to fixed charges(1)	0.89	0.77	0.99	0.91	0.97	0.79

(1)	Earnings were inadequate to cover fixed charges by U.S.$20.3 million in the year ended December 31, 2001, U.S.$65.5 million in the year ended December 31, 2002, U.S.$3.0 million in the year ended December 31, 2003, U.S.$59.1 million in the year ended December 31, 2004, U.S.$27.8 million in the year ended December 31, 2005 and U.S.$9.1 million in the nine-month period ended September 30, 2006.
PIFCo Ratio of Earnings to Fixed Charges — US GAAP

	For the nine-month
	period ended September 30,	For the year ended December 31,
	2006	2005	2004	2003	2002	2001
	(in Thousands of U.S. Dollars)
Income (loss) before income taxes and minority interest	(186,863)	(27,756)	(59,103)	(3,011)	(65,462)	(20,331)
Add fixed charges as adjusted (from below)	892,395	975,802	667,208	468,782	298,737	187,020
Earnings	705,532	948,046	608,105	465,771	233,275	166,689
Fixed charges:
Interest expense:
Interest on Indebtedness	865,800	956,704	656,036	460,151	287,856	178,979
Dividends declared					2,423
Amortization of debt costs	26,595	19,098	11,172	8,631	10,881	8,041
Interest portion of rental expense

Fixed charges before adjustments	892,395	975,802	667,208	468,782	301,160	187,020
Less capitalized interest	—	—	—	—	2,423	—
Fixed charges as adjusted	892,395	975,802	667,208	468,782	298,737	187,020
Ratio (earnings divided by fixed charges before adjustments)	0.79	0.97	0.91	0.99	0.77	0.89
Petrobras
     The following table contains the consolidated ratios of earnings to fixed charges of Petrobras for the periods indicated determined in accordance to US GAAP:

						Nine Months
	Year Ended December 31,					Ended,
	2001	2002	2003	2004	2005	September 30, 2006
Ratio of earnings to fixed charges	5.18	3.49	3.59	3.56	4.01	12.31

Petrobras Consolidated Ratio of Earnings to Fixed Charges — U.S. GAAP

	For the nine-month
	period ended
	September 30,	For The Year Ended December 31
	2006	2005	2004	2003	2002	2001
	(in millions of U.S. Dollars)
Income (loss) before income taxes and minority interest	15,113	14,592	8,935	8,773	3,232	4,792
Add “fixed charges as adjusted” (from below)	2,719	4,040	3,123	3,129	1,104	1,350
Earnings	17,832	18,632	12,058	11,902	4,336	6,142

Fixed charges:
Interest expense
Interest on Indebtedness	1,333	1,554	1,415	1,335	763	851
Dividends declared	2,076	3,068	1,946	1,955	456	578
Amortization of debt costs	27	19	11	9	11	8
Interest portion of rental expense	7	11	18	14	13	36
Fixed charges before adjustments	3,443	4,652	3,390	3,313	1,243	1,473

Less “capitalized interest”	724	(612)	(267)	(184)	(139)	(123)

Fixed charges as adjusted	2,719	4,040	3,123	3,129	1,104	1,350

Ratio (“earnings” divided by “fixed charges before adjustments”)	5.18	4.01	3.56	3.59	3.49	4.17

THE EXCHANGE OFFERS
          We are offering, upon the terms and conditions set forth in this prospectus and in the related letter of transmittal, attached to this prospectus as Annex I (the “Letter of Transmittal”), to holders of our Old Notes the opportunity to exchange, for each U.S.$1,000 principal amount of Old Notes exchanged, U.S.$1,000 principal amount of Reopening Notes and cash (rounded to the nearest U.S.$.0l) that, together with the Reopen Issue Price of the Reopening Notes, equals the Total Exchange Price for the series of Old Notes tendered.
          The Total Exchange Price for each series of Old Notes is based on a fixed spread pricing formula. Subject to the terms and conditions in this prospectus and Letter of Transmittal:
          If you validly tender Old Notes on or prior to the applicable Early Tender Date, and do not withdraw, you will receive for each U.S.$1,000 principal amount tendered and accepted:
•	U.S.$1,000 principal amount of Reopening Notes; plus

•	A cash payment that will equal (i) the applicable Total Exchange Price, minus (ii) the Reopen Issue Price of the Reopening Notes, plus (iii) the accrued and unpaid interest with respect to the relevant series of Old Notes to, but not including, the Settlement Date, minus (iv) the accrued and unpaid interest with respect to the Reopening Notes to, but not including, the Settlement Date.
          If you validly tender Old Notes after the applicable Early Tender Date, but on or prior to the applicable Expiration Time, you will receive for each U.S.$1,000 principal amount of Old Notes tendered and accepted:
•	U.S.$1,000 principal amount of the Reopening Notes; plus

•	A cash payment that will equal (i) the applicable Total Exchange Price, minus (ii) the Reopen Issue Price of the Reopening Notes, plus (iii) the accrued and unpaid interest with respect to the relevant series of Old Notes to, but not including, the Settlement Date, minus (iv) the accrued and unpaid interest with respect to the Reopening Notes to, but not including, the Settlement Date; minus

•	the Early Tender Payment of U.S.$[ ].
          Holders of Old Notes must tender any particular series of Old Notes in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. Reopening Notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
          None of PIFCo, Petrobras, the Exchange Agent, the Information Agent, the Trustee under the indenture or any Dealer Manager makes any recommendation as to whether or not holders of Old Notes should exchange their securities in the Offers.
Expiration, Amendment and Termination of Offers
           Each of the Offers will expire at 5:00 p.m., New York City time, on [ ], 2007, unless we extend one or more of them. We may extend the Expiration Time of an Offer by giving oral or written notice of such extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. During any such extension, all Old Notes previously tendered will remain subject to the applicable Offer, and we may accept them for exchange. Holders who have tendered their Old Notes will not, however, be able to withdraw their tendered Old Notes after the applicable Early Tender Date, even if we extend one or more of the Offers, except as described in “The Exchange Offers—Withdrawal of Tenders.” Any Old Notes that we do not accept for exchange for any reason will be promptly returned to you without cost after the expiration or termination of the applicable Offer.
          We expressly reserve the right, at any time, in our absolute discretion, to extend the period of time during which the Offers are open, and delay acceptance for exchange of any Old Notes of each series, or to extend the applicable Early Tender Date with respect to the Old Notes of each series, by giving written notice of such extension to the holders thereof as described below. We will extend the duration of the Offers as required by applicable law or may choose to extend them in order to provide additional time for holders of Old Notes to tender their Old Notes for exchange. In the event of a material change to the Offers, including the waiver of a material condition to the Offers, we will extend the Offers, if required by applicable law, to provide a reasonable period for holders to evaluate such changes. If a change to the Offers is material and adverse to holders and occurs after the termination, we will reopen withdrawal rights to provide a reasonable period for holders to withdraw their tenders. During any such extension, all Old Notes previously tendered and not validly withdrawn will remain subject to the Offers and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the Offers. In accordance with Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) if we elect to decrease the amount of Old Notes sought, or change the consideration offered or the Dealer Managers’ soliciting fees, the Offers will remain open for at least ten business days from the date that the notice of such change is first published or sent to holders of the Old Notes.
          We expressly reserve the right to amend or terminate the Offers, and not to accept for exchange any Old Notes, upon the occurrence of any of the conditions of the Offers specific under “—Conditions to the Offers.” We will give prompt written notice to the holders of the Old Notes of any extension, amendment, non-acceptance or termination. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time.
Settlement Date
          We will deliver the Reopening Notes and pay any cash amounts on the Settlement Date, which will be the third business day following the applicable Expiration Time or as soon as practicable thereafter. We will not be obligated to deliver Reopening Notes or pay any cash amounts unless the Offers are consummated.
Determination of the Total Exchange Price
The Total Exchange Price for each series of the Old Notes will equal:
(a) the discounted valued, determined in accordance with the formula set forth in Schedule A to this prospectus, of the remaining payments of principal and interest per U.S.$1,000 principal amount of such series of Old Notes through their maturity date, using a discount rate equal to the sum of:
               (i) the bid-side yield to maturity on the applicable Reference Treasury Security (calculated in accordance with standard market practice) as indicated on the applicable Bloomberg screen page indicated in the chart below (or any recognized quotation source selected by the Dealer Managers in their sole discretion if such Bloomberg screen page is not available or is manifestly erroneous), or the applicable Old Notes Treasury Yield, at 2:00 p.m., New York City time, on the first business day after the Early Tender Date, or the Price Determination Time, plus
               (ii) the fixed spread for such series listed below, minus
          (b) accrued and unpaid interest per U.S.$1,000 principal amount of such series to, but not including, the applicable Settlement Date.

	Outstanding Principal			Reference Treasury	Fixed Spread (in
PIFCo Security	Amount	Maturity	Bloomberg Page	Security	basis points)
Step-Up Notes	U.S.$134,622,000	April 1, 2008	[ ]	[ ]	[ ]
2008 Notes	U.S.$238,246,000	May 9, 2008	[ ]	[ ]	[ ]
2011 Notes	U.S.$286,356,000	July 6, 2011	[ ]	[ ]	[ ]
2013 Notes	U.S.$498,335,000	July 2, 2013	[ ]	[ ]	[ ]
2014 Notes	U.S.$600,000,000	September 15, 2014	[ ]	[ ]	[ ]
          The Total Exchange Price for each series of Old Notes will be rounded to the nearest U.S.$0.01, and we have designated U.S.$[     ] of the Total Exchange Price as the Early Tender Payment for each

U.S.$1,000 principal amount of Old Notes of a series tendered, which will be paid only to holders who validly tender their Old Notes on or prior to the applicable Early Tender Date and do not validly withdraw their tenders. Holders who validly tender their Old Notes after the applicable Early Tender Date will receive, for each U.S.$1,000 principal amount of Old Notes tendered, the Exchange Price, which represents the Total Exchange Price for that series of Old Notes minus the Early Tender Payment of U.S.$[ ].
          Holders tendering prior to the Price Determination Time will not know at the time of tender the Total Exchange Price they will receive.
          We will notify holders of the Old Notes by press release or other public announcement of the actual treasury yield, the Total Exchange Price and the accrued interest for each series of Old Notes, and the actual interest rate and the Reopen Issue Price for the Reopening Notes promptly after they are determined by the Dealer Managers.
Reopen Issue Price
          The Reopen Issue Price of the Reopening Notes will equal (a) the discounted value, determined in accordance with the formula set forth in Schedule A to this prospectus, of the remaining payments of principal and interest on U.S.$1,000 principal amount of the Reopening Notes through their maturity date, using a discount rate equal to the sum of (i) the bid-side yield to maturity on the applicable Reference Treasury Security indicated in the chart on the cover of this prospectus determined as of the applicable Price Determination Time (the “Reopening Notes Treasury Yield”), plus (ii) [ ]% ([ ] basis points), minus (b) accrued and unpaid interest per U.S.$1,000 principal amount of Reopening Notes to, but not including, the applicable Settlement Date. The Reopen Issue Price of the Reopening Notes will be rounded to the nearest U.S.$0.01.
Interest Rate
          The interest rate on the Reopening Notes will be 6.125%.
Illustrative Examples
          The information provided in Schedule B of this prospectus is for illustrative purposes only, and we make no representation with respect to the actual consideration that may be paid pursuant to the Offers. The Old Notes Treasury Yield, Exchange Price, Reopening Notes Treasury Yield and the Reopen Issue Price may be greater or less than that shown in the corresponding table, depending on the yield on the applicable Reference Treasury Security as of the Price Determination Time.
Conditions to the Offers
          Notwithstanding any other provision of the Offers, we are not required to accept for exchange, or to issue the Reopening Notes and pay cash in exchange for, any Old Notes and may terminate or amend the applicable Offer if any of the following events occur prior to our acceptance of the Old Notes:
     (1) there shall have been instituted, threatened or be pending any action, proceeding or investigation (whether formal or informal), or there shall have been any material adverse development to any action or proceeding currently instituted, threatened or pending, before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with such Offer that, in the reasonable judgment of the Company, either (a) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of either the Company or Petrobras, its respective affiliates and subsidiaries, or (b) would or might prohibit, prevent, restrict or delay consummation of such Offer;
     (2) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the reasonable judgment of the Company, either (a) would or might prohibit, prevent, restrict or delay consummation of such Offer or (b) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of either the Company or Petrobras, its respective affiliates and subsidiaries;
     (3) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company or its subsidiaries that, in the reasonable judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of such Offer;
     (4) The Bank of New York, as Trustee under the indentures of each of the Old Notes, shall have objected in any respect to or taken action that could, in the reasonable judgment of the Company, adversely affect the consummation of such Offer or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the soliciting, accepting, or making payment for the Old Notes;
     (5) there has occurred (a) any general suspension of, or limitation on, trading in securities on the New York Stock Exchange, the Luxembourg Stock Exchange, the São Paulo Stock Exchange, or in the over-the-counter market, whether or not mandatory, (b) any significant adverse change in the price of either the Old Notes or the Reopening Notes in the securities or financial markets in the United States or on the Luxembourg Stock Exchange, (c) a material impairment in the trading market for either the Old Notes or the Reopening Notes, (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, Brazil or Europe, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions, (f) a material change in United States, Brazilian or European currency exchange rate or a general suspension of, or material limitation on, the markets therefore, (g) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States, Brazil or Europe or, (h) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;
     (6) on a date seven calendar days before the Price Determination Time, the yield to maturity of our Original 2016 Notes calculated in accordance with standard market practice based on their fair market value on that date, determined based on the prices indicated on the applicable Bloomberg screen page indicated in the chart on the cover of this prospectus (or any recognized quotation source selected by the Dealer Managers in their sole discretion if the applicable Bloomberg screen page is not available or is manifestly erroneous) at 5:00 p.m., New York City time, exceeds 110% of the coupon rate of our Original 2016 Notes (the “Qualified Reopening Condition”); or
     (7) we shall be required to issue a stated principal amount in excess of U.S.$500,000,000 of Reopening Notes under all of the Offers (the “Maximum Issuance Condition”).
          The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time before 9:00 a.m., New York City time, on the business day following the applicable Expiration Time. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right that may be asserted at any time and from time to time.
          If the Qualified Reopening Condition is not satisfied, there may be adverse U.S. federal income tax consequences for holders of the Original 2016 Notes, and we will terminate the Offers.
          In the event that the Maximum Issuance Condition is not satisfied, we may terminate one or more Offers, subject to prorationing as described below, in order to cause the condition to be satisfied. In accordance with the priority order set forth on the cover of this prospectus, we will accept the Step-Up Notes first and will accept the remaining series of Old Notes in ascending order of maturity, namely the 2008 Notes, the 2011 Notes, the 2013 Notes and the 2014 Notes, until we reach a series that would, in the absence of prorationing, cause us to accept more than U.S.$500,000,000 principal amount of Old Notes (the “Prorated Series”). We will prorate the Prorated Series as described below, and we will terminate the Offers with respect to the series having longer maturities than the Prorated Series.
          To determine the proration factor, we will divide the principal amount of Reopening Notes available to be issued with respect to the Prorated Series by the principal amount tendered of the Prorated Series. The resulting fraction will be the approximate proration factor, which will be applied to the Prorated Series by multiplying the principal amount of the Prorated Series tendered by the proration factor and rounding the resultant principal amount, calculated out to three digits after the decimal, down to the nearest U.S.$1,000. This resultant amount of Old Notes of the Prorated Series will be the principal amount accepted in the Offer of that series, as long as it is above the U.S.$2,000 minimum denomination for tenders of a particular series of Old Notes, and the balance of Old Notes of the Prorated Series will be delivered back to the holder.
          As a result, if (i) you validly tender your Old Notes in the Offers, (ii) the Maximum Issuance Condition is not satisfied and (iii) you tendered Old Notes of the Prorated Series, then some or all of the Old Notes of that series may not be accepted.
          We will announce promptly after the applicable Expiration Time whether proration of any Offer will occur, and the approximate proration factor, if any. Holders of Old Notes will not be able to withdraw their tender of Old Notes at the time we make our announcement even if it may affect the consideration the holder of Old Notes will receive.
Procedures for Tendering
          The procedures by which you may tender or cause to be tendered Old Notes will depend on the manner in which you hold Old Notes.
          If you with to accept the Offers and your Old Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, then only that custodial entity can tender your Old Notes. In that case, you must instruct the custodial entity to tender your Old Notes on your behalf pursuant to the procedures of the custodial entity.
          Custodial entities that are DTC participants must tender Old Notes through ATOP. A letter of transmittal need not accompany tenders effected through ATOP. The delivery of an agent’s message through ATOP will constitute the agreement by the custodial entity and the beneficial holder to be bound by the Letter of Transmittal, attached to this prospectus as Annex I.
          If your Old Notes are not held by a custodial entity and you wish to accept the Offers, then you must either:
•	review the instructions in the Letter of Transmittal, and

•	comply with the ATOP procedures for book-entry transfer described below on or before the applicable Expiration Time.
          The Exchange Agent and The Depositary Trust Company (“DTC”) have confirmed that the Offers are eligible for ATOP. An agent’s message in lieu of the Letter of Transmittal, in the case of book-entry transfer, and any other required documents, must be transmitted to and received by the Exchange Agent on or before the applicable Expiration Time of the Offers at its address set forth on the back cover page of this prospectus. Old Notes will not be deemed surrendered until the Exchange Agent receives the agent’s message.
          The method of delivery of Old Notes and all other required documents to the Exchange Agent is at your election and risk. Instead of delivery by mail, you should use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to and receipt by the Exchange Agent on or before the applicable Expiration Time. All Reopening Notes will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, then you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any Reopening Notes to be delivered to you pursuant to the Offers and to obtain the information necessary to provide the required DTC participant with account information for the Letter of Transmittal.
Tender of Old Notes Held Through a Nominee
          If you are a beneficial owner of Old Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender Old Notes in any of the Offers, you should contact the record holder promptly and instruct the record holder to tender the Old Notes on your behalf using one of the procedures described below.
Tender of Reopening Notes with DTC and Book-Entry Transfer
          Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you must directly tender your Old Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Old Notes at DTC for purposes of the Offers. Any DTC participant may tender Old Notes by effecting a book-entry transfer of the Old Notes to be tendered in the Offers into the account of the Exchange Agent at DTC and before the Offers expire, electronically transmitting its acceptance of the Offers through DTC’s Automated Tender Offer Program (“ATOP”) procedures for transfer.
          If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Petrobras and PIFCo may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Time of the Offers.
          An agent’s message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the applicable Expiration Time at its address set forth on the back cover page of this prospectus. Delivery of such documents to DTC or us does not constitute delivery to the Exchange Agent.
Acceptance of Old Notes for Exchange; Delivery of Reopening Notes and Payment of Exchange
Consideration
          Upon satisfaction or waiver of the conditions to a particular Offer, we will promptly issue our Reopening Notes and pay cash in exchange for all Old Notes of such series properly tendered and not validly withdrawn. We will be deemed to have accepted properly tendered Old Notes for exchange if or when we give oral or written notice of acceptance to the Exchange Agent, with written confirmation of any oral notice to follow promptly.
          If any tendered Old Notes are not accepted for any reason, or it any Old Notes are submitted for a greater principal amount that the holder desired to exchange, the unaccepted or non-exchanged portion of Old Notes will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at the book-entry transfer facility pursuant to the book-entry procedures described above, the unaccepted, non-exchanged or unsold Old Notes will be credited to an account maintained with such book-entry transfer facility) promptly after the expiration or termination of the applicable Offer.
Withdrawal of Tenders
          Tenders of Old Notes in connection with any of the Offers may be withdrawn at any time prior to 5:00 p.m., New York City time, on the applicable Early Tender Date. Tenders of Old Notes may not be withdrawn at any time after the applicable Early Tender Date, even if we extend any of the Offers. Tenders of Old Notes made after the applicable Early Tender Date may not be withdrawn. Beneficial owners desiring to withdraw Old Notes previously tendered should contact the DTC participant through which they hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, on or prior to the applicable Early Tender Date, withdraw its instruction previously transmitted through ATOP by delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction.
          Any such notice of withdrawal must:
(i)	specify the name of the depositor having tendered the Old Note to be withdrawn;

(ii)	include a statement that the depositor is withdrawing its election to have the Old Note exchanged, and identify the Old Note to be withdrawn (including the principal amount of the Old Note); and

(iii)	specify the name in which such Old Note is registered, if different from that of the withdrawing holder.
          We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices. Our determination will be final and binding on all parties. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the Offers and no Reopening Notes will be issued or cash paid with respect thereto. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the expiration of the Offers.
Miscellaneous
          All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the Offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful.
          We also reserve the absolute right to waive any defect or irregularity in the tender of any Old Notes in the Offers, and our interpretation of the terms and conditions of each Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. None of Petrobras, PIFCo, the Exchange Agent, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Tenders of Old Notes involving any irregularities will not be deemed to have been made until those irregularities have been cured or waived. Old Notes received by the Exchange Agent in connection with the Offers that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the DTC participant who delivered those Old Notes by crediting an account maintained at DTC designated by that DTC participant promptly after the Expiration Time of the Offers or the withdrawal or termination of the Offers.
Other Fees and Expenses
          We will pay the expenses of soliciting tenders of the Old Notes. The principal solicitation is being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the Dealer Managers and the Information Agent, as well as by our officers and other employees and those of our affiliates.
          Tendering holders of Old Notes will not be required to pay any fee or commission to the Dealer Managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.
Transfer Taxes
          You will not be obligated to pay any transfer taxes in connection with the Offers unless you instruct us to register the Reopening Notes in the name of, or request that the Old Notes not tendered or accepted in the Offers be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Effect of Tender
          Any tender by a holder of Old Notes that is not withdrawn prior to the expiration of the applicable Offer will constitute a binding agreement between the holder and us, upon the terms and subject to the conditions of the Offers. The acceptance of an Offer by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, encumbrances, interests and restrictions of any kind. The successful completion of any of the Offers may adversely affect the liquidity and market price of any remaining Old Notes not tendered in the Offers.
Absence of Dissenters’ Rights
          Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the Offers.

DESCRIPTION OF THE REOPENING NOTES
          We urge you to read the original indenture and the amended and restated fifth supplemental indenture, because they, and not this description of the Reopening Notes, will define your rights as holders of the Reopening Notes. You may obtain copies of the original indenture and the amended and restated fifth supplemental indenture upon request to the Trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”
Original Indenture and Amended and Restated Fifth Supplemental Indenture
          PIFCo will issue the Reopening Notes under an original indenture dated as of July 19, 2002 between PIFCo and The Bank of New York, a New York banking corporation, as successor to JPMorgan Chase Bank, as Trustee, as supplemented by the amended and restated fifth supplemental indenture to be dated as of the Settlement Date, which provides the specific terms of the Reopening Notes, including granting noteholders rights against Petrobras under the Standby Purchase Agreement. Whenever we refer to the indenture in this prospectus, we are referring to the original indenture as supplemented by the amended and restated fifth supplemental indenture. The Reopening Notes constitute a further issuance of, and form a single fungible series with, our Original 2016 Notes, which were issued on October 6, 2006.
          References to Reopening Notes under “Description of the Reopening Notes” include the Reopening Notes issued pursuant to the Offers and the Original 2016 Notes, unless the context indicates otherwise.
General
          The Reopening Notes will be general, senior, unsecured and unsubordinated obligations of PIFCo having the following basic terms:
•	The title of the Reopening Notes will be the 6.125% Global Notes due 2016;

•	The Reopening Notes will:
–	be issued in an aggregate principal amount of U.S.$500,000,000;

–	mature on October 6, 2016;

–	bear interest at a rate of 6.125% per annum from October 6, 2006 until maturity, until all required amounts due in respect of the Reopening Notes have been paid;

–	be issued in global registered form without interest coupons attached;

–	be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof; and

–	have the benefit of the Standby Purchase Agreement described below under “Description of the Standby Purchase Agreement.”
•	Interest on the Reopening Notes will be paid semiannually on April 6 and October 6 of each year (each of which we refer to as an “interest payment date”), commencing on April 6, 2007, and the regular record date for any interest payment date will be the tenth business day preceding that date; and

•	In the case of amounts not paid by PIFCo under the indenture and the Reopening Notes, interest will continue to accrue on such amounts at a default rate equal to 1% in excess of the interest rate on the Reopening Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by PIFCo or Petrobras.
          Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PIFCo’s obligations under the Reopening Notes and Petrobras’ obligations under the Standby Purchase Agreement.

Place of Payment
          PIFCo will pay interest, principal, additional amounts and any other money due on the Reopening Notes at the corporate trust office of the Trustee in New York City (which is currently located at 101 Barclay Street, 7th Floor East, New York, New York 10286, Attention: Global Trust Services-Americas) or such other paying agent office in the United States as PIFCo appoints. You must make arrangements to have your payments picked up at or wired from that office. PIFCo may also choose to pay interest by mailing checks. Interest on the Reopening Notes will be paid to the holder of such Reopening Notes by wire transfer of same-day funds. The Trustee will maintain the list of registered noteholders, or the “security registrar.” It will also register transfers of the registered Reopening Notes.
Additional Mechanics
Form, Exchange and Transfer
          You will not be required to pay a service charge to transfer or exchange Reopening Notes, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered Reopening Note will only be made if the security registrar is satisfied with your proof of ownership. PIFCo and Petrobras may cancel the designation of any particular transfer agent. PIFCo and Petrobras may also approve a change in the office through which any transfer agent acts.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
          We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the Reopening Notes that you hold.
Notices
          We and the Trustee will send notices only to direct holders of Reopening Notes, using their addresses as listed in the Trustee’s records.
          Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of Reopening Notes will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the Trustee, any other paying agent or anyone else.
Special Situations
Modification and Waiver
          There are three types of changes we can make to the indenture and the Reopening Notes.
          Changes Requiring Your Approval. First, there are changes that cannot be made to your Reopening Notes without your specific approval. These are the following types of changes:
•	change the stated maturity of the principal, interest or premium on a Reopening Note;

•	reduce any amounts due on a Reopening Note;

•	change any obligation to pay the additional amounts described under “—Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a Reopening Note following a default;

•	change the place or currency of payment on a Reopening Note;

•	impair any of the conversion or exchange rights of your Reopening Notes;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of Reopening Notes whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of Reopening Notes whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.
          Changes Requiring a Majority Vote. The second type of change to the indenture and the Reopening Notes is the kind that requires a vote of approval by the holders of Reopening Notes that together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the Reopening Notes in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the Reopening Notes listed in the first category described previously beginning above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.
          Changes Not Requiring Approval. The third type of change does not require any vote by holders of Reopening Notes. This type is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect holders of the Reopening Notes in any material respect, such as adding covenants, additional events of default or successor trustees.
          Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the Reopening Notes were accelerated to that date because of a default.

•	Reopening Notes that PIFCo, Petrobras, any of our affiliates and any other obligor under the Reopening Notes acquire or hold will not be counted as outstanding when determining voting rights.

•	For Reopening Notes whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus for that security.

•	For Reopening Notes denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. Dollar equivalent as of the date on which such Reopening Notes were originally issued.
          Reopening Notes will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Reopening Notes will also not be eligible to vote if they have been fully defeased as described under “—Defeasance and Discharge.”
          We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Reopening Notes that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the Trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding Reopening Notes on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the Trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Reopening Notes or request a waiver.
          Subject to any restrictions that will be described in this prospectus, we or our affiliates may purchase Reopening Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Reopening Notes that we or they purchase may, in our discretion, be held, resold or canceled.
Depositary with Respect to Global Securities
          The Reopening Notes will be issued in global registered form with The Depository Trust Company as depositary. For further information in this regard, see “Clearance and Settlement.”
Events of Default
          The following events will be events of default with respect to the Reopening Notes:
•	PIFCo does not pay the principal or any premium on the Reopening Notes within three calendar days of its due date and the Trustee has not received such amounts from Petrobras under the Standby Purchase Agreement by the end of that three-day period.

•	PIFCo does not pay interest, including any additional amounts, on the Reopening Notes within 30 calendar days of their due date and the Trustee has not received such amounts from Petrobras under the Standby Purchase Agreement by the end of that thirty-day period.

•	PIFCo or Petrobras remains in breach of any covenant or any other term of the Reopening Notes, indenture or Standby Purchase Agreement (other than any failure to make any payment under the Standby Purchase Agreement, for which there is no cure) for 60 calendar days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after receiving a notice of default stating that it is in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of the Reopening Notes.

•	The maturity of any indebtedness of PIFCo or Petrobras or a material subsidiary in a total aggregate principal amount of U.S.$100,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that indebtedness, it being understood that prepayment or redemption by us or the material subsidiary of any indebtedness is not acceleration for this purpose.

•	One or more final and non-appealable judgments or final decrees is entered against us or a material subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of U.S.$100,000,000 (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 120 calendar days after rendering of that judgment.

•	PIFCo or Petrobras stops paying or admits that it is generally unable to pay its debts as they become due, PIFCo or Petrobras is adjudicated or found bankrupt or insolvent or is ordered by a court or pass a resolution to dissolve (or a similar event occurs with respect to a material subsidiary).

•	PIFCo, Petrobras or a material subsidiary commences voluntarily proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to PIFCo, Petrobras or a material subsidiary or any events occur or action is taken that has effects similar to those events or actions described in this paragraph.

•	PIFCo, Petrobras or a material subsidiary enters into any composition or other similar arrangement with its creditors or any of its material subsidiaries (such as a concordata, which is a type of liquidation agreement), or proceedings are initiated against it or any of its material subsidiaries under applicable bankruptcy, insolvency or intervention law or law with similar effect and is not discharged or removed within 90 calendar days, or a receiver, administrator or similar person is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the whole or a substantial part of our, Petrobras’ or a material subsidiary’s undertakings or assets and is not discharged or removed within 90 calendar days or any events occur or action is taken that has effects similar to those events or actions described in this paragraph.

•	Any of the indenture, the Reopening Notes or the Standby Purchase Agreement, or any part of those documents, ceases to be in full force and effect or binding and enforceable against PIFCo or Petrobras, or it becomes unlawful for PIFCo or Petrobras to perform any material obligation under any of the foregoing documents to which it is a party under any of the foregoing documents to which it is a party, PIFCo or Petrobras contests the enforceability of any of the foregoing documents or denies that it has liability under any of the foregoing documents to which it is a party.

•	Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PIFCo.
          For purposes of the events of default:
•	“indebtedness” means any obligation (whether present or future, actual or contingent and including any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation); and

•	“material subsidiary” means a subsidiary of PIFCo or Petrobras which on any given date of determination accounts for more than 10% of Petrobras’ total consolidated assets (as set forth on Petrobras’ most recent balance sheet prepared in accordance with U.S. GAAP).
Covenants
          PIFCo will be subject to the following covenants with respect to the Reopening Notes:
Payment of Principal and Interest
          PIFCo will duly and punctually pay the principal of and any premium and interest and other amounts (including any additional amounts in the event withholding and other taxes are imposed in Brazil or the jurisdiction of incorporation of PIFCo) on the Reopening Notes in accordance with the Reopening Notes and the indenture.
Maintenance of Corporate Existence
          PIFCo will, and will cause each of its subsidiaries to, maintain their corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless PIFCo’s board of directors determines that preserving PIFCo’s or a subsidiary’s corporate existence is no longer desirable in the conduct of PIFCo’s or its subsidiaries’ business and is not disadvantageous in any material respect to noteholders.
Maintenance of Office or Agency
          So long as Reopening Notes are outstanding, PIFCo will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices to and demands upon it in respect of the indenture and the Reopening Notes may be served. Initially, this office will be located at 570 Lexington Avenue, New York, New York 10022-6837. PIFCo will not change the designation of the office without prior notice to the Trustee and designating a replacement office in the same general location.
Ranking

          PIFCo will ensure that the Reopening Notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law).
Statement by Officers as to Default and Notices of Events of Default
          PIFCo (and each other obligor on the Reopening Notes) will deliver to the Trustee, within 90 calendar days after the end of its fiscal year, an officer’s certificate, stating whether or not to the best knowledge of its signers PIFCo is in default on any of the terms, provisions and conditions of the indenture or the Reopening Notes (without regard to any period of grace or requirement of notice provided under the indenture) and, if PIFCo (or any obligor) are in default, specifying all the defaults and their nature and status of which the signers may have knowledge. Within 10 calendar days (or promptly with respect to certain events of default relating to PIFCo’s insolvency and in any event no later than 10 calendar days) after PIFCo becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the Reopening Notes, it will notify the Trustee of the occurrence of such default or event of default.
Provision of Financial Statements and Reports
          In the event that PIFCo files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Brazil, the United States or elsewhere, PIFCo will furnish a copy of the statements or reports to the Trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available.
          PIFCo will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of PIFCo’s activities has been made during the period covered by such financial statements with a view to determining whether PIFCo has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.
          Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PIFCo’s compliance with any of its covenants under the indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates).
Appointment to Fill a Vacancy in Office of Trustee
          PIFCo, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a successor Trustee in the manner provided in the indenture so that there will at all times be a Trustee with respect to the Reopening Notes.
Payments and Paying Agents
          PIFCo will, prior to 3:00 p.m., New York City time, on the business day preceding any payment date of the principal of or interest on the Reopening Notes or other amounts (including additional amounts), deposit with the Trustee a sum sufficient to pay such principal, interest or other amounts (including additional amounts) so becoming due.
Additional Amounts
          Except as provided below, PIFCo will make all payments of amounts due under the Reopening Notes and the indenture and each other document entered into in connection with the Reopening Notes and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PIFCo’s incorporation or any jurisdiction in which PIFCo appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PIFCo is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PIFCo will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.
          PIFCo will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):
•	the noteholder or Trustee has a connection with the taxing jurisdiction other than merely holding the Reopening Notes or receiving principal or interest payments on the Reopening Notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the noteholder or Trustee fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) the noteholder or Trustee is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, PIFCo has notified all noteholders or the Trustee that they will be required to comply with such requirements;

•	the noteholder or Trustee fails to present (where presentation is required) its note within 30 calendar days after PIFCo has made available to the noteholder or Trustee a payment under the Reopening Notes and the indenture, provided that PIFCo will pay additional amounts which a noteholder or Trustee would have been entitled to had the note owned by such noteholder or Trustee been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where such taxes, levies, deductions or other governmental charges are imposed on a payment on the Reopening Notes to an individual and are required to be made pursuant to any European Union Council Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive;

•	where the noteholder or Trustee could have avoided such taxes, levies, deductions or other governmental charges by requesting that a payment on the Reopening Notes be made by, or presenting the relevant Reopening Notes for payment to, another paying agent of PIFCo located in a member state of the European Union; or

•	where the noteholder or Trustee would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such noteholder or Trustee.
          PIFCo undertakes that, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of ECOFIN council meeting of November 26-27, 2000 is brought into effect, PIFCo will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive.

          PIFCo will pay any stamp, administrative, excise or property taxes arising in a taxing jurisdiction in connection with the execution, delivery, enforcement or registration of the Reopening Notes and will indemnify the noteholders for any such stamp, administrative, excise or property taxes paid by noteholders.
Negative Pledge
          So long as any note remains outstanding, PIFCo will not create or permit any lien, other than a PIFCo permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless PIFCo contemporaneously creates or permits such lien to secure equally and ratably its obligations under the Reopening Notes and the indenture or PIFCo provides such other security for the Reopening Notes as is duly approved by a resolution of the noteholders in accordance with the indenture. In addition, PIFCo will not allow any of its subsidiaries to create or permit any lien, other than a PIFCo permitted lien, on any of its assets to secure (i) any of its indebtedness, (ii) any of the subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless it contemporaneously creates or permits the lien to secure equally and ratably its obligations under the Reopening Notes and the indenture or PIFCo provides such other security for the Reopening Notes as is duly approved by a resolution of the noteholders in accordance with the indenture.
          This covenant is subject to a number of important exceptions, including an exception that permits PIFCo to grant liens in respect of indebtedness the principal amount of which, in the aggregate, together with all other liens not otherwise described in a specific exception, does not exceed 15% of PIFCo’s consolidated total assets (as determined in accordance with U.S. GAAP) at any time as at which PIFCo’s balance sheet is prepared and published in accordance with applicable law.
Limitation on Consolidation, Merger, Sale or Conveyance
          PIFCo will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PIFCo) to merge with or into it unless:
•	either PIFCo is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PIFCo is merged or that acquired or leased the property or assets of PIFCo will assume (jointly and severally with PIFCo unless PIFCo will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which will be previously approved by the Trustee), all of PIFCo’s obligations under the indenture and the Reopening Notes;

•	the successor company (jointly and severally with PIFCo unless PIFCo will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on the noteholder solely as a consequence of the consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest, the Reopening Notes;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PIFCo has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the fifth supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

•	PIFCo must deliver a notice describing that transaction to Moody’s to the extent that Moody’s is at that time rating the Reopening Notes.

          Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the Reopening Notes will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:
•	PIFCo may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PIFCo or Petrobras in cases when PIFCo is the surviving entity in the transaction and the transaction would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole, it being understood that if PIFCo is not the surviving entity, PIFCo will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PIFCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than PIFCo or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PIFCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PIFCo or Petrobras; or

•	any direct or indirect subsidiary of PIFCo may liquidate or dissolve if PIFCo determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PIFCo and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PIFCo or Petrobras.
          PIFCo may omit to comply with any term, provision or condition set forth in certain covenants or any term, provision or condition of the indenture, if before the time for the compliance the holders of at least a majority in principal amount of our Original 2016 Notes and Reopening Notes waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, PIFCo’s obligations and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.
          As used above, the following terms have the meanings set forth below:
          “Indebtedness” means any obligation (whether present or future, actual or contingent and including any guarantee) for the payment or repayment of money that has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation).
          A “guarantee” means an obligation of a person to pay the indebtedness of another person including, without limitation:
•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.
          A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.
          A “PIFCo permitted lien” means a:

     (a) lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PIFCo’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;
     (b) lien arising from PIFCo’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PIFCo’s past practice;
     (c) lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;
     (d) lien granted upon or with respect to any assets hereafter acquired by PIFCo or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;
     (e) lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PIFCo or another wholly-owned subsidiary;
     (f) lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PIFCo or any subsidiary, so long as the lien is not created in anticipation of that acquisition;
     (g) lien existing as of the date of the indenture;
     (h) lien resulting from the indenture or the Standby Purchase Agreement, if any;
     (i) lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PIFCo, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;
     (j) lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by lien referred to in paragraphs (a) through (j) above (but not paragraph (d)), so long as the lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b), (c) and (f), the obligees meet the requirements of the applicable paragraph; and
     (k) lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PIFCo permitted liens pursuant to another part of this definition of PIFCo permitted liens, does not exceed 15% of PIFCo’s consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which PIFCo’s balance sheet is prepared and published in accordance with applicable law.
          A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

Optional Redemption
          We will not be permitted to redeem the Reopening Notes before their stated maturity, except as set forth below. The Reopening Notes will not be entitled to the benefit of any sinking fund—meaning that we will not deposit money on a regular basis into any separate account to repay your Reopening Notes. In addition, you will not be entitled to require us to repurchase your Reopening Notes from you before the stated maturity.
Optional Redemption with “Make-Whole” Amount
          We will have the right at our option to redeem any of the Reopening Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Reopening Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make-Whole Amount”), plus in each case accrued interest on the principal amount of the Reopening Notes to the date of redemption.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Reopening Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Reopening Notes.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
          “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Reference Treasury Dealer” means each of UBS Securities LLC and Morgan Stanley & Co. Incorporated or their affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.
          On and after the redemption date, interest will cease to accrue on the Reopening Notes or any portion of the Reopening Notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Reopening Notes to be redeemed on such date. If less than all of the Reopening Notes of any series are to be redeemed, the Reopening Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.
Redemption for Taxation Reasons
          The Optional Tax Redemption set forth in the base prospectus shall apply with the reincorporation of PIFCo being treated as the adoption of a successor entity. Such redemption shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties in such new jurisdiction of incorporation that would result in the obligation to pay additional amounts.
Further Issuances
          The indenture by its terms does not limit the aggregate principal amount of notes that may be issued under it and permits the issuance, from time to time, of additional notes (also referred to as add-on notes) of the same series as is being offered under this prospectus. The ability to issue add-on notes is subject to several requirements, however, including that (i) no event of default under the indenture or event that with the passage of time or other action may become an event of default (such event being a “default”) will have occurred and then be continuing or will occur as a result of that additional issuance and (ii) the add-on notes will rank pari passu and have equivalent terms and benefits as the notes offered under the prospectus supplement dated September 29, 2006, except for the price to the public and the issue date. Like the Reopening Notes, any add-on notes will be part of the same series as the notes that PIFCo offered under the prospectus supplement dated September 29, 2006, and the noteholders will vote on all matters in relation to all such notes as a single series.
Defeasance and Discharge
Full Defeasance
          We can legally release ourselves from any payment or other obligations on the Reopening Notes, except for various obligations described below (called “full defeasance”), if we, in addition to other actions, put in place the following arrangements for you to be repaid:
•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the Reopening Notes a combination of money and U.S. government or U.S. government agency Reopening Notes or bonds that, in the opinion of a firm of nationally recognized independent public accounts, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the Reopening Notes on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the Reopening Notes any differently than if we did not make the deposit and just repaid the Reopening Notes ourselves.

•	If the Reopening Notes are listed on any securities exchange, we must deliver to the Trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the Reopening Notes to be delisted.
          If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the Reopening Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the Reopening Notes will remain. These include the following obligations:
•	to register the transfer and exchange of Reopening Notes;

•	to replace mutilated, destroyed, lost or stolen Reopening Notes;

•	to maintain paying agencies; and

•	to hold money for payment in trust.
Covenant Defeasance
          We can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the Reopening Notes of any particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the Reopening Notes. In order to achieve covenant defeasance, we must do the following:
•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the Reopening Notes a combination of money and U.S. government or U.S. government agency Reopening Notes or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the Reopening Notes on their various due dates.

•	We must deliver to the Trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the Reopening Notes any differently than if we did not make the deposit and just repaid the Reopening Notes ourselves.

•	If the Reopening Notes are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the Reopening Notes to be delisted.
          If we accomplish covenant defeasance, the following provisions of the indenture and/or the Reopening Notes would no longer apply:
•	Any covenants applicable to the series of Reopening Notes and described in this prospectus.

•	The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described above in “—Events of Default.”
          If we accomplish covenant defeasance, you can still look to us for repayment of the Reopening Notes if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the Reopening Notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Conversion
          The Reopening Notes will not be convertible into, or exchangeable for, any other securities.
Listing
          The Original 2016 Notes are listed on the New York Stock Exchange, but the Reopening Notes are not listed on any securities exchange and are not quoted through an automated quotation system. PIFCo intends to apply for a listing of the Reopening Notes on the New York Stock Exchange at some time after the Settlement Date, but there is no certainty that an application will be made or that the listing will be approved by the New York Stock Exchange.

Currency Rate Indemnity
          PIFCo has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any Reopening Notes is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), PIFCo will indemnify the relevant noteholder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from PIFCo’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant note or under any judgment or order described above.
The Trustee and the Paying Agent
          The Bank of New York, a New York banking corporation and subsidiary of The Bank of New York Company, is the Trustee under the indenture and has been appointed by PIFCo as registrar and paying agent with respect to the Reopening Notes. The Bank of New York is a lender to PIFCo and certain of PIFCo’s affiliates. The address of the Trustee is 101 Barclay Street, 4E, New York, New York, 10286. PIFCo will at all times maintain a paying agent in New York City until the Reopening Notes are paid.

CLEARANCE AND SETTLEMENT
Book-Entry Issuance
          Except under the limited circumstances described below, all Reopening Notes will be book-entry notes. This means that the actual purchasers of the Reopening Notes will not be entitled to have the Reopening Notes registered in their names and will not be entitled to receive physical delivery of the Reopening Notes in definitive (paper) form. Instead, upon issuance, all the Reopening Notes will be represented by one or more fully registered global notes.
          Each Reopening Note will be deposited with The Depository Trust Company (“DTC”), a securities depositary, and will be registered in the name of DTC’s nominee. Global notes may also be deposited with Clearstream, Luxembourg and Euroclear. For background information regarding DTC and Clearstream, Luxembourg and Euroclear, see “—Depository Trust Company” and “—Clearstream, Luxembourg and Euroclear” below. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC will be the only registered holder of the Reopening Notes and will be considered the sole representative of the beneficial owners of the Reopening Notes for purposes of the indenture. For an explanation of the situations in which a global note will terminate and interests in it will be exchanged for physical certificates representing the Reopening Notes, see “Legal Ownership—Global Securities” in the prospectus.
          The registration of the Reopening Notes in the name of DTC’s nominee will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held in the United States, is used because it eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their Reopening Notes in definitive form. These laws may impair the ability of holders to transfer the Reopening Notes.
          In this prospectus, unless and until definitive (paper) notes are issued to the beneficial owners as described below, all references to “Holders” of Reopening Notes or “Noteholders” shall mean DTC. PIFCo, Petrobras, the Trustee and any paying agent, transfer agent or registrar may treat DTC as the absolute owner of the Reopening Notes for all purposes.
Secondary Market Trading
          We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System. If payment is made in U.S. Dollars, settlement will be free of payment. If payment is made in other than U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
The Depository Trust Company
          The policies of DTC will govern payments, transfers, exchange and other matters relating to the beneficial owner’s interest in Reopening Notes held by that owner. We have no responsibility for any aspect of the actions of DTC or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC or any of their direct or indirect participants. We also do not supervise DTC in any way. DTC and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC and its participants are not obligated to perform these procedures and may modify them or discontinue them at any time.
          The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.
          DTC has advised us as follows:

•	DTC is:
–	a limited purpose trust company organized under the laws of the State of New York;

–	a member of the Federal Reserve System;

–	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

–	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealer and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.
Clearstream, Luxembourg and Euroclear
          Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.
          Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.
Clearance and Settlement Procedures
          We understand that investors that hold their Reopening Notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Reopening Notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the Settlement Date for value on the Settlement Date. They will be credited either free of payment or against payment for value on the Settlement Date.
          We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.
          You should be aware that investors will only he able to make and receive deliveries, payments and other communications involving the Reopening Notes through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Mexico.
          In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the Reopening Notes, or to make or receive a payment or delivery of the Reopening Notes on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.
          Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.
          Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Reopening Notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

DESCRIPTION OF THE STANDBY PURCHASE AGREEMENT
          The following summary describes the material provisions of the Standby Purchase Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Standby Purchase Agreement. For information on how you may obtain copies of the Standby Purchase Agreement, see “Where You Can Find More Information.”
General
          In connection with the execution and delivery of the amended and restated fifth supplemental indenture and the issuance of the Reopening Notes, Petrobras will amend and restate the standby purchase agreement entered into with the Trustee on October 6, 2006 for the benefit of the noteholders in connection with the initial offering of Original 2016 Notes. Whenever we refer to the Standby Purchase Agreement in this prospectus, we are referring to the amended and restated standby purchase agreement. The Standby Purchase Agreement provides that, in the event of a nonpayment of principal, interest and other amounts on the notes, Petrobras will be required to purchase the noteholders’ rights to receive those payments on the terms and conditions described below. The fifth supplemental indenture provides that the Standby Purchase Agreement be considered part of the indenture. As a result, the holders of the Reopening Notes will have the benefit of the Standby Purchase Agreement. The Standby Purchase Agreement is designed to function in a manner similar to a guarantee and obligates Petrobras to make the payments discussed in this prospectus. The Standby Purchase Agreement entails certain risks described in “Risk Factors—Risks Relating to PIFCo’s Reopening Notes and the Standby Purchase Agreement.”
          References to Reopening Notes under “Description of the Standby Purchase Agreement” include the Reopening Notes issued pursuant to the Offers and the Original 2016 Notes, unless the context indicates otherwise.
          Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PIFCo’s obligations under the Reopening Notes and Petrobras’ obligations under the Standby Purchase Agreement.
Ranking
          The obligations of Petrobras under the Standby Purchase Agreement constitute general unsecured obligations of Petrobras which at all times will rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the Standby Purchase Agreement.
Purchase Obligations
Partial Purchase Payment
          In the event that, prior to the maturity date of the Reopening Notes, PIFCo fails to make any payment on the Reopening Notes on the date that payment is due under the terms of the Reopening Notes and the indenture (which we refer to as the “partial non-payment due date”), other than in the case of an acceleration of that payment in accordance with the indenture:
•	Petrobras will be obligated to pay immediately to the Trustee, for the benefit of the noteholders under the indenture, the amount that PIFCo was required to pay but failed to pay on that date (which we refer to as the “partial non-payment amount”); and

•	the Trustee will provide notice to Petrobras of the failure of PIFCo to make that payment.
          To the extent that Petrobras fails to pay the partial non-payment amount immediately when required, Petrobras will be obligated to pay, in addition to that amount, interest on that amount at the default rate from the partial non-payment due date to and including the actual date of payment by Petrobras. We refer to this interest as the “partial non-payment overdue interest” and, together with the partial non-payment amount, as the “partial non-payment amount with interest.”

          Payment of the partial non-payment amount with interest will be in exchange for the purchase by Petrobras of the rights of the noteholders to receive that amount from PIFCo. The noteholders will have no right to retain those rights, and, following the purchase and sale described above, the Reopening Notes will remain outstanding with all amounts due in respect of the Reopening Notes adjusted to reflect the purchase, sale and payment described above. Upon any such payment, Petrobras will be subrogated to the noteholders to the extent of any such payment.
          The obligation of Petrobras to pay the partial non-payment amount with interest will be absolute and unconditional upon failure of PIFCo to make, prior to the maturity date of the Reopening Notes, any payment on the Reopening Notes on the date any such payment is due. All amounts payable by Petrobras under the Standby Purchase Agreement in respect of any partial non-payment amount with interest will be payable in U.S. Dollars and in immediately available funds to the Trustee. Petrobras will not be relieved of its obligations under the Standby Purchase Agreement unless and until the Trustee indefeasibly receives all amounts required to be paid by Petrobras under the Standby Purchase Agreement (and any related event of default under the indenture has been cured), including payment of the partial nonpayment overdue interest as described in this prospectus.
Total Purchase Payment
          In the event that, at the maturity date of the Reopening Notes (including upon any acceleration of the maturity date in accordance with the terms of the indenture), PIFCo fails to make any payment on the Reopening Notes on the date that payment is due (which we refer to as the “total non-payment due date”),
•	Petrobras will be obligated to pay immediately to the Trustee, for the benefit of the noteholders under the indenture, the amount that PIFCo was required to pay but failed to pay on that date (which we refer to as the “total non-payment amount”); and

•	The Trustee will provide notice to Petrobras of the failure of PIFCo to make that payment.
          To the extent that Petrobras fails to pay the total non-payment amount immediately when required, Petrobras will be obligated to pay, in addition to that amount, interest on that amount at the default rate from the total non-payment due date to and including the actual date of payment by Petrobras. We refer to this interest as the “total non-payment overdue interest” and, together with the total non-payment amount, as the “total non-payment amount with interest.”
          Payment of the total non-payment amount with interest by Petrobras will be in exchange for the purchase by Petrobras of the rights of the noteholders to receive that amount from PIFCo. The noteholders will have no right to retain those rights, and, following the purchase and sale described above, Petrobras will be subrogated to the noteholders to the extent of any such payment.
          The obligation of Petrobras to pay the total non-payment amount with interest will be absolute and unconditional upon failure of PIFCo to make, at the maturity date of the Reopening Notes, or earlier upon any acceleration of the Reopening Notes in accordance with the terms of the indenture, any payment in respect of principal, interest or other amounts due under the indenture and the Reopening Notes on the date any such payment is due. All amounts payable by Petrobras under the Standby Purchase Agreement in respect of any total nonpayment amount with interest will be payable in U.S. Dollars and in immediately available funds to the Trustee. Petrobras will not be relieved of its obligations under the Standby Purchase Agreement unless and until the Trustee receives all amounts required to be paid by Petrobras under the Standby Purchase Agreement (and any related event of default under the indenture has been cured), including payment of the total non-payment overdue interest.
Covenants
          For so long as any of the Reopening Notes are outstanding and Petrobras has obligations under the Standby Purchase Agreement, Petrobras will, and will cause each of its subsidiaries to, comply with the terms of the covenants set forth below:

Performance Obligations Under the Standby Purchase Agreement and Indenture
          Petrobras will pay all amounts owed by it and comply with all its other obligations under the terms of the Standby Purchase Agreement and the indenture in accordance with the terms of those agreements.
Maintenance of Corporate Existence
          Petrobras will, and will cause each of its subsidiaries to, maintain in effect its corporate existence and all necessary registrations and take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations. However, this covenant will not require Petrobras or any of its subsidiaries to maintain any such right, privilege, title to property or franchise or require Petrobras to preserve the corporate existence of any subsidiary, if the failure to do so does not, and will not, have a material adverse effect on Petrobras and its subsidiaries taken as a whole or have a materially adverse effect on the rights of the holders of the Reopening Notes.
Maintenance of Ownership of PIFCo
          For so long as any Reopening Notes are outstanding, Petrobras will retain no less than 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PIFCo. Failure to maintain such ownership will constitute an “event of default” under the indenture.
Maintenance of Office or Agency
          So long as any of the Reopening Notes are outstanding, Petrobras will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon Petrobras in respect of the Standby Purchase Agreement may be served. Initially this office will be located at Petrobras’ existing principal U.S. office at 570 Lexington Avenue, 43rd Floor, New York, New York 10022-6837. Petrobras will agree not to change the designation of their office without prior notice to the Trustee and designation of a replacement office in the same general location.
Ranking
          Petrobras will ensure at all times that its obligations under the Standby Purchase Agreement will be its general senior unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all other present and future senior unsecured and unsubordinated obligations of Petrobras (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the Standby Purchase Agreement.
Notice of Certain Events
          Petrobras will give notice to the Trustee, as soon as is practicable and in any event within ten calendar days after Petrobras becomes aware, or should reasonably become aware, of the occurrence of any event of default or a default under the indenture, accompanied by a certificate of Petrobras setting forth the details of that event of default or default and stating what action Petrobras proposes to take with respect to it.
Limitation on Consolidation, Merger, Sale or Conveyance
          Petrobras will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of Petrobras) to merge with or into it unless:
•	either Petrobras is the continuing entity or the person (the “successor company”) formed by such consolidation or into which Petrobras is merged or that acquired or leased such property or assets of Petrobras will be a corporation organized and validly existing under the laws of Brazil and will assume (jointly and severally with Petrobras unless Petrobras will have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to the Standby Purchase Agreement (the form and substance of which will be previously approved by the Trustee), all of Petrobras’ obligations under the Standby Purchase Agreement;

•	the successor company (jointly and severally with Petrobras unless Petrobras will have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on such noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Reopening Notes;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	Petrobras has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the amendment to the Standby Purchase Agreement comply with the terms of the Standby Purchase Agreement and that all conditions precedent provided for in the Standby Purchase Agreement and relating to such transaction have been complied with; and

•	Petrobras has delivered notice of any such transaction to Moody’s describing that transaction to Moody’s to the extent that Moody’s is at that time rating the Reopening Notes.
          Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the Reopening Notes has occurred and is continuing at the time of such proposed transaction or would result from it:
•	Petrobras may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of Petrobras in cases when Petrobras is the surviving entity in such transaction and such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as whole, it being understood that if Petrobras is not the surviving entity, Petrobras will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than Petrobras or any of its subsidiaries or affiliates) in cases when such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of Petrobras; or

•	any direct or indirect subsidiary of Petrobras may liquidate or dissolve if Petrobras determines in good faith that such liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on Petrobras and its subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of Petrobras.
Negative Pledge
          So long as any note remains outstanding, Petrobras will not create or permit any lien, other than a Petrobras permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably its obligations under the Standby Purchase Agreement or Petrobras provides other security for its obligations under the Standby Purchase Agreement as is duly approved by a resolution of the noteholders in accordance with the indenture. In addition, Petrobras will not allow any of its subsidiaries to create or permit any lien, other than a Petrobras permitted lien, on any of Petrobras’ assets to secure (i) any of its indebtedness, (ii) any of the subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably Petrobras’ obligations under the Standby Purchase Agreement or Petrobras provides such other security for its obligations under the Standby Purchase Agreement as is duly approved by a resolution of the noteholders in accordance with the indenture.
          As used in this “Negative Pledge” section, the following terms have the respective meanings set forth below:
          A “guarantee” means an obligation of a person to pay the indebtedness of another person including without limitation:
•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money, to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.
          “Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).
          A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.
          A “project financing” of any project means the incurrence of indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such indebtedness or any Trustee or other intermediary on their behalf or beneficiaries designated by any such provider, Trustee or other intermediary are granted security over one or more qualifying assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such indebtedness.
          A “qualifying asset” in relation to any project means:
•	any concession, authorization or other legal right granted by any governmental authority to Petrobras or any of Petrobras’ subsidiaries, or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

•	any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

•	any revenues or claims that arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the project financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

•	any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the project financing required, as a condition therefore, recourse as security in addition to that produced or processed by such project; and

•	shares or other ownership interest in, and any subordinated debt rights owing to Petrobras by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.
          A “Petrobras permitted lien” means a:
     (a) lien granted in respect of indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region of Brazil;
     (b) lien arising by operation of law, such as merchants’, maritime or other similar liens arising in Petrobras’ ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;
     (c) lien arising from Petrobras’ obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with Petrobras’ past practice;
     (d) lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;
     (e) lien granted upon or with respect to any assets hereafter acquired by Petrobras or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured will not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;
     (f) lien granted in connection with the indebtedness of a wholly-owned subsidiary owing to Petrobras or another wholly-owned subsidiary;
     (g) lien existing on any asset or on any stock of any subsidiary prior to its acquisition by Petrobras or any subsidiary so long as that lien is not created in anticipation of that acquisition;
     (h) lien over any qualifying asset relating to a project financed by, and securing indebtedness incurred in connection with, the project financing of that project by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;
     (i) lien existing as of the date of the indenture;
     (j) lien resulting from the transaction documents;
     (k) lien, incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PIFCo, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any rating agency as a condition to such rating agency rating such securities investment grade, or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;

     (l) lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by any lien referred to in paragraphs (a) through (k) above (but not paragraph (d)), provided that such lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b), (c) and (f), the obligees meet the requirements of that paragraph, and in the case of paragraph (h), the indebtedness is incurred in connection with a project financing by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary have any ownership or other similar interest; and
     (m) lien in respect of indebtedness the principal amount of which in the aggregate, together with all liens not otherwise qualifying as Petrobras permitted liens pursuant to another part of this definition of Petrobras permitted liens, does not exceed 15% of Petrobras’ consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which Petrobras’ balance sheet is prepared and published in accordance with applicable law.
          A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.
Provision of Financial Statements and Reports
          Petrobras will provide to the Trustee, in English or accompanied by a certified English translation thereof, (i) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP, (ii) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP and (iii) such other financial data as the Trustee may reasonably request. Petrobras will provide, together with each of the financial statements delivered hereunder, an officers’ certificate stating that a review of Petrobras’ and PIFCo’s activities has been made during the period covered by such financial statements with a view to determining whether Petrobras and PIFCo have kept, observed, performed and fulfilled their covenants and agreements under the Standby Purchase Agreement and the indenture, as applicable, and that no event of default has occurred during such period. In addition, whether or not Petrobras is required to file reports with the SEC, Petrobras will file with the SEC and deliver to the Trustee (for redelivery to all holders of Reopening Notes) all reports and other information it would be required to file with the SEC under the Exchange Act if it were subject to those regulations. If the SEC does not permit the filing described above, Petrobras will provide annual and interim reports and other information to the Trustee within the same time periods that would be applicable if Petrobras were required and permitted to file these reports with the SEC.
Importation of Oil and Oil Products
          Petrobras will, in each calendar year, purchase from PIFCo not less than 80% (on a U.S. Dollar value) of the oil and oil products it imports.
Additional Amounts
          Except as provided below, Petrobras will make all payments of amounts due under the Standby Purchase Agreement and each other document entered into in connection with the Standby Purchase Agreement without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PIFCo’s incorporation or any other jurisdiction in which PIFCo appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If Petrobras is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, Petrobras will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.
          Petrobras will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•	the noteholder has a connection with the taxing jurisdiction other than merely holding the Reopening Notes or receiving principal or interest payments on the Reopening Notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the noteholder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) the noteholder is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, Petrobras has notified all noteholders or the Trustee that they will be required to comply with such requirements;

•	the noteholder fails to present (where presentation is required) its note within 30 calendar days after Petrobras has made available to the noteholder a payment under the Standby Purchase Agreement, provided that Petrobras will pay additional amounts which a noteholder would have been entitled to had the note owned by such noteholder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where such taxes, levies, deductions or other government charges are imposed on a payment on the Reopening Notes to an individual and are required to be made pursuant to any European Council Union Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•	where the noteholder could have avoided such taxes, levies, deductions or other government charges by requesting that a payment on the Reopening Notes be made by, or presenting the relevant notes for payment to, another paying agent of Petrobras located in a member state of the European Union; or

•	where the noteholder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such noteholder.

          Petrobras undertakes that, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of ECOFIN council meeting of November 26-27, 2000 is brought into effect, Petrobras will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive.
          Petrobras will pay any stamp, administrative, excise or property taxes arising in a taxing jurisdiction in connection with the execution, delivery, enforcement or registration of the Reopening Notes and will indemnify the noteholders for any such stamp, administrative, excise or property taxes paid by noteholders.

Events of Default
          There are no events of default under the Standby Purchase Agreement. The indenture, however, contains events of default relating to Petrobras that may trigger an event of default and acceleration of the Reopening Notes. See “Description of the Reopening Notes—Events of Default.” Upon any such acceleration (including any acceleration arising out of the insolvency or similar events relating to Petrobras), if PIFCo fails to pay all amounts then due under the Reopening Notes and the indenture, Petrobras will be obligated to make a total purchase payment as described above.
Amendments
          The Standby Purchase Agreement may only be amended or waived in accordance with its terms pursuant to a written document which has been duly executed and delivered by Petrobras and the Trustee, acting on behalf of the holders of the Reopening Notes and the holders of our Original 2016 Notes. Because the Standby Purchase Agreement forms part of the indenture, it may be amended by Petrobras and the Trustee, in some cases without the consent of the holders of the Reopening Notes and the holders of our Original 2016 Notes.
          Except as contemplated above, the indenture will provide that the Trustee may execute and deliver any other amendment to the Standby Purchase Agreement or grant any waiver thereof only with the consent of the holders of a majority in aggregate principal amount of the Reopening Notes then outstanding and of our Original 2016 Notes.
Governing Law
          The Standby Purchase Agreement will be governed by the laws of the State of New York.
Jurisdiction
          Petrobras has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof. Service of process in any action or proceeding brought in such New York State federal court sitting in New York City may be served upon Petrobras at Petrobras’ New York office. The Standby Purchase Agreement provides that if Petrobras no longer maintains an office in New York City, then it will appoint a replacement process agent within New York City as its authorized agent upon which process may be served in any action or proceeding.
Waiver of Immunities
          To the extent that Petrobras may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the Standby Purchase Agreement (or any document delivered pursuant thereto) and to the extent that in any jurisdiction there may be immunity attributed to Petrobras, PIFCo or their assets, whether or not claimed, Petrobras has irrevocably agreed with the Trustee, for the benefit of the noteholders, not to claim, and to irrevocably waive, the immunity to the full extent permitted by law.
Currency Rate Indemnity
          Petrobras has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under the Standby Purchase Agreement is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), Petrobras will indemnify the Trustee, on behalf of the noteholders, against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Petrobras’ other obligations under the Standby Purchase Agreement, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect.

DESCRIPTION OF MATERIAL DIFFERENCES BETWEEN THE OLD NOTES AND THE NEW NOTES
          The following is a summary comparison of the material terms of each series of Old Notes and the Reopening Notes. This summary does not purport to be complete and is qualified in its entirety by reference to the Reopening Notes indenture and the form of Reopening Notes, which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the Old Notes indentures and the Old Notes. Copies of the indentures may be obtained from the Information Agent. See “Where You Can Find More Information” for information as to how you can obtain copies of the indentures of the Old Notes from the SEC. For a more detailed description of the Reopening Notes, see “Description of the Reopening Notes.”

	Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
Trustee	The Bank of New York (as successor to JPMorgan Chase Bank)	The Bank of New York	The Bank of New York

Aggregate Principal Amount Outstanding	Step-Up Notes: U.S.$134,622,000 2013 Notes: U.S.$498,335,000 2014 Notes: U.S.$600,000,000	2008 Notes: U.S.$238,246,000 2011 Notes: U.S.$286,356,000	Up to U.S.$1,000,000,000

Interest Rate	Step-Up Notes: 12.375% 2013 Notes: 9.125% 2014 Notes: 7.750%	2008 Notes: 9.875% 2011 Notes: 9.750%	6.125%

Payment frequency (semiannual payment dates of each year)	Step-Up Notes: April 1 and October 1 2013 Notes: January 2 and July 2 2014 Notes: March 15 and September 15	2008 Notes: May 9 and November 9 2011 Notes: July 6 and January 6	April 6 and October 6 of each year

Maturity	Step-Up Notes: April 1, 2008 2013 Notes: July 2, 2013 2014 Notes: September 15, 2014	2008 Notes: May 9, 2008 2011 Notes: July 6, 2011	October 6, 2016

Listing	Not listed on any exchange	Listed on the Luxembourg Stock Exchange	Not listed on any exchange.

Optional Redemption With ‘Make-Whole’ Amount	These series of Old Notes contain no similar provision.	These series of Old Notes contain no similar provision.	We will have the right at our option to redeem any of the Reopening Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Reopening Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make-Whole Amount”), plus in each case accrued interest on the principal amount of the Reopening Notes to the date of redemption.

	Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
Optional Tax Redemption	We have the option to redeem, in whole but not in part, these series of Old Notes where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts”. This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.	PIFCo may redeem the Notes in whole, but not in part, upon giving not less than 30 nor more than 60 calendar days’ notice to the Noteholders, at the principal amount thereof, together with unpaid interest accrued to the date fixed for redemption and any other amounts owed to Noteholders under the terms of the Indenture or the Notes, if (i) PIFCo becomes obligated to pay Additional Amounts as a result of any generally applicable change in the laws or regulations of a Taxing Jurisdiction, or any generally applicable change in the application or official interpretation of such tax laws or regulations, in each case, which becomes effective after the date of the original issuance of any of the Notes and (ii) PIFCo cannot avoid its obligations to pay such Additional Amounts by taking reasonable measures available to PIFCo. However, any such notice of redemption must be given within 60 calendar days of the earliest date on which PIFCo would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. Prior to the giving of any notice of redemption described in this paragraph, PIFCo will deliver to the Trustee an officers’ certificate stating that PIFCo is entitled to redeem the Notes in accordance with the terms in the Indenture and stating the facts relating to such redemption. Concurrently, PIFCo will deliver to the Trustee a written opinion of counsel to the effect that PIFCo has become obligated to pay such Additional Amounts as a result of a change or amendment described above, that PIFCo cannot avoid payment of such Additional Amounts by taking reasonable measures available to PIFCo and that all governmental approvals necessary for PIFCo to effect such redemption have been obtained and are in full force and effect or specifying any necessary approvals that have not been obtained. For purposes of this paragraph and notwithstanding anything to the contrary under the terms of the Indenture, the Notes or the Standby Purchase Agreement, any payment made by PIFCo to Petrobras with respect to a Note or the Standby Purchase Agreement shall constitute or be deemed to constitute a payment of other than (i) Additional Amounts or (ii) taxes, duties, assessments or other governmental charges whatsoever imposed by a Taxing Jurisdiction.	Unless otherwise indicated in a prospectus supplement, we may have the option to redeem, in whole but not in part, the Reopening Notes where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described elsewhere in this prospectus under “Description of the Reopening Notes — Additional Amounts”. This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of Reopening Notes and in the jurisdiction where we are incorporated. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

If the Reopening Notes are redeemed, the redemption price for Reopening Notes (other than original issue discount Reopening Notes) will be equal to the principal amount of the Reopening Notes being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount Reopening Notes will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the Reopening Notes.

Events of Default	These series of Old Notes contain the following additional events of default:	These series of Old Notes contain the following additional events of default:	The Reopening Notes contain no similar provision.

	- Any representation or warranty made by Petrobras relating to the enforceability and validity of the notes, indenture or standby purchase agreement was untrue when made and there would be a material adverse effect on the holders of the notes; - If the total aggregate principal amount of all of the	- PIFCo fails to make any payment in respect of any interest or other amounts due on or with respect to the Notes (including Additional Amounts, if any) in accordance with the terms of the Notes and the Indenture, non-payment shall continue for a period of 30 calendar days and the Trustee shall not have otherwise received such amounts from Petrobras under the Standby Purchase Agreement, the Insurer under the Insurance

Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
indebtedness of PIFCo or Petrobras or indebtedness of a material subsidiary which meets one of the following conditions equals or exceeds U.S.$100,000,000 (or its equivalent in another currency):	Policy, the Reserve Account or otherwise by the end of such thirty calendar day period;
(i) we fail or the material subsidiary fails to pay any indebtedness when due or, as the case may be, beyond any applicable grace period specified in the relevant transaction document; and (ii) we fail or the material subsidiary fails to pay when due any amount payable by us or the material subsidiary under any guarantee for, or indemnity in respect of, the indebtedness of any other person;	- Any representation or warranty made by either PIFCo or Petrobras in the Indenture, the Standby Purchase Agreement or the Insurance Side Agreement, as applicable, and certain other transaction documents entered into in connection with the transaction described hereby, shall prove to be incorrect in any material respect as of the time when the same shall have been made

- Any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable PIFCo and Petrobras lawfully to enter into, exercise their rights and perform and comply with their obligations under the notes, the indenture or the standby purchase agreement, (ii) to ensure that those obligations are legally binding and enforceable or (iii) to make such documents admissible in evidence in the Courts of Brazil and the Cayman Islands that is not taken, fulfilled or done within ten calendar days after notice has been given to PIFCo or Petrobras, as applicable, by the Trustee or once any authorization or consent has been given, is removed, withdrawn, modified, withheld or otherwise fails to remain valid and subsisting in full force and effect.	- PIFCo or Petrobras, as applicable, shall fail to perform, observe or comply with any term, covenant, agreement or obligation contained in any of the Indenture, the Standby Purchase Agreement, the Insurance Side Agreement and certain other transaction documents entered into in connection with the transaction described herein, and such failure (other than any failure to make any payment under the Standby Purchase Agreement for which there is no cure period) is either incapable of remedy or continues for a period of sixty calendar days (inclusive of any time frame contained in any such term, covenant, agreement or obligation for compliance thereunder) after written notice of such failure has been received by PIFCo or Petrobras from the Trustee;

(i) The acceleration on any Indebtedness of PIFCo, Petrobras or any subsidiary thereof with total assets of more than U.S.$100,000,000 (or its equivalent in another currency) (each such subsidiary, a “Material Subsidiary”), unless such acceleration is at the option of PIFCo, Petrobras or any Material Subsidiary thereof; (ii) PIFCo, Petrobras or the applicable Material Subsidiary thereof fails to pay any Indebtedness when due or, as the case may be, beyond any applicable grace period or (iii) PIFCo, Petrobras or any Material Subsidiary thereof fails to pay when due any amount payable by it under any Guarantee for, or indemnity in respect of, the Indebtedness of any other person or entity; provided, however, that the aggregate amount of any such Indebtedness falling within (i), (ii) and (iii) above (as to which the time for payment has not been extended by the relevant obligees) equals or exceeds U.S.$50,000,000 (or its equivalent in another currency);

- One or more final and non-appealable judgments or final decrees is entered against PIFCo, Petrobras or any Material Subsidiary thereof involving in the aggregate a liability (not paid or fully covered by insurance) of U.S.$50,000,000 (or its equivalent in another currency) or more, and all such judgments or decrees shall not have been vacated, discharged or stayed within 120 calendar days after the rendering thereof;

Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
- Any person or entity (including any receiver, manager, administrator, statutory manager, fiduciary or other similar official) is appointed, or any person commences any action to appoint any of the same, which action is not discharged or stayed within 30 calendar days of its commencement, with respect to any of the whole or any material part of the undertaking, property, assets or revenues of PIFCo, Petrobras or any Material Subsidiary thereof;

- Any person who holds a security interest in, lien on, pledge of or other encumbrance on any material part of the property of Petrobras, PIFCo or any Material Subsidiary thereof, shall take any action to enforce such interest;

- PIFCo, Petrobras or any Material Subsidiary thereof stops payment of, or is generally unable to pay, its debts as and when they become due, or PIFCo, Petrobras or any Material Subsidiary thereof ceases or threatens to cease to carry on its business except (i) a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, conveyance or transfer or, in the case of a Material Subsidiary, whereby the undertaking, business and assets of such Material Subsidiary are transferred to or otherwise vested in PIFCo or Petrobras, as applicable, or the terms of which shall have been approved by a resolution of a meeting of the Noteholders or (ii) a voluntary winding-up, dissolution or liquidation of a Material Subsidiary where there are surplus assets in such Material Subsidiary attributable to PIFCo or Petrobras, as applicable, and/or any other Material Subsidiary, and such surplus assets are distributed to PIFCo or Petrobras, as applicable, and/or such Material Subsidiary;

- Proceedings are initiated against PIFCo, Petrobras or any Material Subsidiary thereof under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, and any such proceeding is not dismissed or stayed within 90 days after the entering of such proceeding, or an administrator, receiver, trustee, intervener or assignee for the benefit of creditors (or other similar official) is appointed to take possession or control of part or all of the undertaking or assets of PIFCo, Petrobras or any Material Subsidiary thereof;

- PIFCo, Petrobras or any Material Subsidiary thereof initiates or consents to proceedings relating to it under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, or makes or enters into a conveyance, assignment, arrangement or composition

Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
with or for the benefit of its creditors, or appoints or applies for the appointment of an administrator, receiver, Trustee, intervener or assignee for the benefit of creditors (or other similar official) to take posscssion or control of the whole or any material part of its undertaking or assets, or takes any proceeding under any law for a readjustment or deferment of its indebtedness or any part of it;

- Either (i) an order is made or an effective resolution passed for the winding-up, dissolution or liquidation of PIFCo, Petrobras or any Material Subsidiary thereof or (ii) PIFCo, Petrobras or any Material Subsidiary thereof ceases or threatens to cease to carry on all or a material part of its businesses or operations (other than, in the case of both (i) and (ii), in any of the circumstances referred to as exceptions in paragraph (i) above);

- A moratorium is agreed or declared in respect of, or affecting all or any part of, the Indebtedness of PIFCo, Petrobras or any Material Subsidiary thereof (other than any moratorium imposed by the Government that amounts to a Expropriation Event or an Inconvertibility Event);

- Any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable PIFCo and Petrobras lawfully to enter into, exercise its rights and perform and comply with its obligations under the transaction documents to which it is a party, (ii) to ensure that those obligations are legally binding and enforceable or (iii) to make any of the Indenture, the Notes, the Standby Purchase Agreement, the Insurance Policy or any of the other relevant transaction documents entered into in connection with the transactions described herein admissible in evidence in the Courts of Brazil and the Cayman Islands that is not taken, fulfilled or done within ten calendar days after notice thereof has been given to PIFCo or Petrobras, as applicable, by the Trustee or once any such authorization or consent has been given, is removed, withdrawn, modified, withheld or otherwise fails to remain valid and subsisting in full force and effect;

- Any of the Indenture, the Notes, the Standby Purchase Agreement or any of the other relevant transaction documents entered into in connection with the transactions described herein (other than the Insurance Policy and certain transaction documents entered into in connection therewith), or any part thereof, shall cease to be in full force and effect or binding and enforceable against PIFCo or Petrobras, it becomes unlawful for

	Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
PIFCo or Petrobras to perform any material obligation under any of the foregoing transaction documents to which it is a party, or PIFCo or Petrobras shall contest the enforceability of any of the foregoing transaction documents or deny that it has liability under any of the foregoing transaction documents to which it is party;

- Any of (i) the Insurance Policy shall have been cancelled or terminated by the Insurer or shall otherwise cease to be in full force and effect, binding and enforceable against the Insurer, (ii) the Insurer shall fail to pay any claim submitted to it under the Insurance Policy by the end of the Waiting Period applicable to such claim, or (iii) either Petrobras or PIFCo shall fail to satisfy their obligations under the Insurance Side Agreement;

- Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PIFCo; or

- The Letter of Credit shall have been canceled or terminated by the issuer therof or shall otherwise cease to be in full force and effect, binding and enforceable against the issuer thereof unless a substantially equivalent Letter of Credit or U.S. Dollars in an amount equal to the amount then available under the Letter of Credit is promptly provided to the Trustee.

Performance Under the Indenture	PIFCo will duly and punctually perform, comply with and observe all obligations and agreements to be performed by it under the terms of the indenture and the notes.	These series of Old Notes contain no similar provision.	The Reopening Notes contain no similar provision.

Maintenance of Properties	PIFCo will, and will cause each of its subsidiaries to, maintain and keep in good condition, repair and working order (normal wear and tear excepted) all properties used or useful in the conduct of PIFCo’s or its subsidiaries’ businesses and will cause, and will cause each of its subsidiaries to cause, to be made all necessary repairs, renewals, replacements and improvements to the property, all as in PIFCo’s judgment is necessary to conduct the business carried on in connection with the property, but PIFCo will not be required to maintain or cause any subsidiary to maintain any of those properties if the failure to maintain such properties does not, and will not, have a material adverse effect on PIFCo and its subsidiaries taken as a whole or the rights of the noteholders.	PIFCo will, and will cause each of its subsidiaries to, keep all its property used or useful in the conduct of its business in good working order and condition provided that this covenant shall not require PIFCo to maintain any such right, privilege, title to property or franchise, if the Board of Directors of PIFCo shall determine in good faith that (i) the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the business of PIFCo and that (ii) the failure to do so does not, and will not, have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a materially adverse effect on the rights of the Noteholders.	The Reopening Notes contain no similar provision.

Compliance with Laws	PIFCo will comply, and will cause each of its subsidiaries to comply, at all times in all material respects with all applicable laws, rules, regulations, orders, and directives of any governmental authority having jurisdiction over it or its	PIFCo will comply, and will cause its subsidiaries to comply, at all times in all material respects with all applicable laws (including, without limitation, environmental laws), rules, regulations, orders and directives of any government or	The Reopening Notes contain no similar provision.

	Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
	subsidiaries, its business or those of its subsidiaries or any of the transactions contemplated in the indenture, except where the failure to comply would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or the rights of the noteholders.	government agency or authority having jurisdiction over PIFCo, PIFCo’s business or any of the transactions contemplated herein. PIFCo will also comply, and will cause its subsidiaries to comply, with all covenants and other obligations contained in any agreements to which they are a party, except where the failure so to comply would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a material adverse effect on the rights of the Noteholders.

Maintenance of Government Approvals	PIFCo will, and will cause each of its subsidiaries to, duly obtain and maintain in full force and effect all approvals, consents or licenses of any governmental authority which are necessary under the laws of Brazil, the Cayman Islands or any other jurisdiction having jurisdiction over PIFCo or its business or PIFCo’s subsidiaries and their businesses, or the transactions contemplated in the indenture in order for PIFCo to conduct its business or for it to perform its obligations under the indenture or the notes or the validity or enforceability of either such document except, in the case of such approval, consent or license relating to the conduct of its business, where the failure to comply would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or the rights of the noteholders.	PIFCo will, and will cause its subsidiaries to, duly obtain and maintain in full force and effect all governmental approvals, consents or licenses of any government or governmental agency or authority under the laws of the Cayman Islands, Brazil or any other jurisdiction having jurisdiction over PIFCo, PIFCo’s business or the transactions contemplated herein, as well as of any third-party under any agreement to which PIFCo or its subsidiaries, as applicable, may be subject, required in order for it to conduct its business or for it to perform its obligations under the Indenture, the Notes and each of the other transaction documents entered into in connection therewith or for the validity or enforceability thereof.	The Reopening Notes contain no similar provision.

Payments of Taxes and Other Claims	PIFCo will, and will cause each of its subsidiaries to, pay or discharge any present or future taxes or other governmental charges (or interest on any of those) and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of PIFCo or a subsidiary, but PIFCo will not be required to pay or discharge or cause to be paid or discharged any such charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or where the failure to do so would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or the rights of the noteholders.	PIFCo will, and will cause each of its subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon PIFCo or such subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of PIFCo or such subsidiary, as the case may be; provided, however, that neither PIFCo nor any subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings.	The Reopening Notes contain no similar provision.

Maintenance of Insurance	PIFCo will, and will cause each of its subsidiaries to, maintain insurance with insurance companies that PIFCo reasonably believes to be financially sound in the amounts and covering the risks that are usually carried by companies engaged in similar businesses and owning or operating properties or facilities similar to PIFCo’s or those of its subsidiaries, in the same general locations in which PIFCo or its subsidiaries owns or operates properties or facilities, except when the failure to do so would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or the rights of the noteholders.	PIFCo will, and will cause each of its subsidiaries to, maintain insurance with insurance companies that PIFCo reasonably believes to be financially sound in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning and/or operating properties or facilities similar to those owned and/or operated by PIFCo or its subsidiaries, as the case may be, in the same general locations in which PIFCo and its subsidiaries owns and/or operates its properties or facilities.	The Reopening Notes contain no similar provision.

	Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
Maintenance of Books and Records	PIFCo will, and will cause each of its subsidiaries to, maintain books, accounts and records in accordance with U.S. GAAP.	PIFCo shall, and shall cause each of its subsidiaries to, maintain books, accounts and records in accordance with U.S. GAAP.	The Reopening Notes contain no similar provision.

Further Actions	PIFCo will, at its own cost and expense, and will cause its subsidiaries to, at their own cost and expense, take any action, satisfy any condition or take any action to be taken, fulfilled or done in order to (i) enable it to lawfully enter into, exercise its rights and perform and comply with its obligations under the notes and the indenture, (ii) to ensure that its obligations under the notes and the indenture are legally binding and enforceable, (iii) to make the notes and the indenture admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands, (iv) enable the Trustee to exercise and enforce its rights under and carry out the terms of the notes and the indenture, (v) to take any and all action necessary to preserve the enforceability of, and maintain the Trustee’s rights under the notes and the indenture, and (vi) assist the Trustee in its performance of obligations under the notes and the indenture but PIFCo will not be required to meet this requirement if it promptly (and in no event later than two business days after any request by the Trustee) provides to the Trustee a written opinion of counsel reasonably acceptable to the Trustee specifying that the failure to take an action or satisfy a condition described above would not have an adverse effect on the rights of noteholders.	PIFCo will, at its own cost and expense, and will cause its subsidiaries to, at their own cost and expense, take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, in the reasonable opinion of the Trustee, in accordance with applicable laws and/or regulations, to be taken, fulfilled or done in order (a) to perfect and maintain the validity, effectiveness and priority of any liens created under the Indenture, (b) to enable PIFCo to lawfully enter into, exercise its rights and perform and comply with its obligations under the Notes, the Indenture and each of the other relevant transaction documents, as the case may be, (c) to ensure that PIFCo’s obligations under the Notes, the Indenture and each of the other transaction documents are legally binding and enforceable, (d) to make the Notes, the Indenture and each of the other transaction documents admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands, (e) to enable the Trustee to exercise and enforce its rights under and carry out the terms, provisions and purposes of the Indenture and each of the other transaction documents, (f) to take any and all action necessary to preserve the enforceability of, and maintain the Trustee’s rights under, the transaction documents and (g) to assist the Trustee in the Trustee’s performance of its obligations under the transaction documents.	The Reopening Notes contain no similar provision.

Negative Pledge Exception	This covenant is subject to a number of important exceptions, including an exception that permits PIFCo to grant liens in respect to indebtedness the principal amount of which, in the aggregate, together with all other liens not otherwise described in a specific exception, does not exceed 7.5% of PIFCo’s consolidated total assets (as determined in accordance with U.S. GAAP) at any time as at which PIFCo’s balance sheet is prepared and published in accordance with applicable law.	These series of Old Notes contain no similar provision.	This covenant is subject to a number of important exceptions, including an exception that permits PIFCo to grant liens in respect of indebtedness the principal amount of which, in the aggregate, together with all other liens not otherwise described in a specific exception, does not exceed 15% of PIFCo’s consolidated total assets (as determined in accordance with U.S. GAAP) at any time as at which PIFCo’s balance sheet is prepared and published in accordance with applicable law.

European Union Paying Agent	These series of Old Notes contain no similar provision.	These series of Old Notes contain no similar provision.	PIFCo undertakes that, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of ECOFIN council meeting of November 26-27, 2000 is brought into effect, PIFCo will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive.

	Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
Transactions with Affiliates	PIFCo will not, and will not permit any of its subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any affiliate (which means any entity which controls, is controlled by or under common control with PIFCo), except for any transaction or arrangement entered into or carried out on terms no less favorable to PIFCo or the subsidiary than those which could have been obtained on an arm’s-length basis with a person that is not an affiliate.	PIFCo shall not, and shall not permit any of its subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any affiliate, except for any transaction or arrangement entered into or carried out on terms no less favorable to PIFCo or such subsidiary than those which could have been obtained on an arm’s-length basis with a person that is not an affiliate.	The Reopening Notes contain no similar provision.

However, this requirement will not apply to transactions (i) between Petrobras and PIFCo or any of PIFCo’s subsidiaries or (ii) except as otherwise permitted under clause (i), between or among PIFCo, Petrobras and any of their respective subsidiaries not involving any other person so long as consummation of any transaction described in this clause (ii) will not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a material adverse effect on the rights of the noteholders.

Credit Support	These series of Old Notes contain no similar provision.	These series of Old Notes benefit from certain credit support in addition to the Standby Purchase Agreement, which is provided by the Insurance Policy and the Reserve Account described below:	The Reopening Notes contain no similar provision.

Insurance Policy

The Notes will also have the benefit of the Insurance Policy with the Insurer. The Insurance Policy will provide limited insurance against the inability of Petrobras to convert Reais into U.S. Dollars and transfer these dollars to the Trustee in satisfaction of amounts to be paid by it under the Standby Purchase Agreement. In addition, the Insurance Policy provides similar protection for any inability of the Trustee or PIFCo to convert any Reais amounts received by the Trustee or PIFCo in satisfaction of Petrobras’ obligations under the Standby Purchase Agreement, including any Reais amounts received in connection with any insolvency or similar proceedings involving Petrobras or any enforcement of the Standby Purchase Agreement. The Insurer’s obligation to pay claims under the Insurance Policy is subject to certain conditions, limitations and exclusions that may affect the ability of the Noteholders to receive payments on the Notes, including a 180 calendar-day waiting period.

The Reserve Account

On the Closing Date, the Trustee will establish in a segregated non-interest bearing trust account (the “Reserve Account”) with The Bank of New York in its name and under its sole dominion

Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
and control for the benefit of the Noteholders. The Reserve Account shall initially be funded by PIFCo in an amount equal to U.S.$32,343,750. This amount shall be equal to the sum of (i) six months interest on the Notes at the Note Rate and (ii) 18 months of interest at a rate equal to 1.5% per annum (which represents the difference between (x) amounts required to be paid in respect of interest on the Notes during any suspension of Petrobras’ obligations under the Standby Purchase Agreement as described under “Standby Purchase Agreement-Suspension of Total Payment Amount Payments” and (y) the amounts that would have been due on the Notes in respect of interest using the Note Rate in effect on the Closing Date, which is the rate used in determining the maximum amount of interest covered by the Insurance Policy), (such amount being the “Required Reserve Account Amount”). So long as no Event of Default (as defined herein) or an event (each such event, a “Default”), which with the giving of notice, the lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default shall have occurred and be continuing, the amounts on deposit in the Reserve Account may be invested in Permitted Investments (as defined herein) at the direction of PIFCo. If (i) a Default or Event of Default shall have occurred and be continuing or (ii) the Trustee shall not have received any direction as to the Permitted Investments to be purchased, all amounts on deposit in the Reserve Account will be invested by the Trustee in investments of the type described in clause (vi) of the definition of Permitted Investments. So long as no Default or Event of Default shall have occurred and be continuing, interest earned on the Permitted Investments deposited in the Reserve Account shall be paid monthly to an account specified by PIFCo. Upon the occurrence and during the continuance of a Default or an Event of Default, all interest earned on the Permitted Investments deposited in the Reserve Account shall be retained in the Reserve Account and shall be available to the Trustee to make any payment of principal, interests and/or other amounts due under the Notes and the Indenture.

For purposes hereof, “Permitted Investments” shall consist of (i) direct obligations of the United States of America, or of any agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America which are not callable or redeemable at the option of PIFCo thereof at a price less than what was paid, (ii) demand and time deposit certificates of deposit of, banker’s acceptances issued by, or Federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and

Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
examination by United States federal and/or state authorities so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company have a short term credit rating of at least “P-1” by Moody’s, (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued and/or guaranteed by an agency or instrumentally of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above, (iv) commercial paper which has at the time of such investment a rating of at least “P-1” by Moody’s; provided, however, that Permitted Investments shall not include any debt obligations (or other securities) issued by Petrobras, PIFCo or any Affiliate thereof, (v) any money market funds investing in any of the foregoing Permitted Investments; and (vi) The Bank of New York Cash Reserve, any successor to The Bank of New York Cash Reserve so long as in each case such Cash Reserve maintains a rating of not less than “Aaa” by Moody’s or any equivalent money market mutual fund rated not less than “Aaa” by Moody’s.

The Trustee will be required to draw upon the Reserve Account in the case where specified currency exchange control events result in Petrobras’ inability to satisfy its payment obligations under the Standby Purchase Agreement and no other funds are otherwise available to make any payments due under the Notes. Additionally, on each Payment Date during suspension of the payment of the Total Payment Amount where (i) the Default Rate is payable on the Notes and (ii) the Trustee has received from the Insurer amounts in respect of interest on the Notes, the Trustee shall withdraw from the Reserve Account and pay to the Noteholders an amount equal to the differential between the Note Rate and the Default Rate to the extent that sufficient amounts have not been received by the Trustee from the Insurer to otherwise pay interest to the Noteholders at the Default Rate. Additionally, in the event of an acceleration of the Notes as a result of an Event of Default, the Trustee shall, upon the request of Noteholders holding not less than 20% in principal amount of the Notes, apply all amounts on deposit in the Reserve Account and use such amounts to satisfy PIFCo’s obligations under the Indenture and the Notes.

Upon PIFCo and Petrobras having satisfied their obligations under the Registration Rights Agreement in respect of the Notes, the Trustee shall, so long as no Default or Event of

Step-Up Notes, 2013 Notes and 2014 Notes	2008 Notes and 2011 Notes	Reopening Notes
Default is continuing, withdraw from the Reserve Account and pay to PIFCo all amounts on deposit in the Reserve Account in excess of the Required Reserve Account Amount without taking into account any additional amounts payable as a result of PIFCo and Petrobras having not yet satisfied their obligations under the Registration Rights Agreement (described in the relevant PIFCo prospectus for these series of Old Notes).

USE OF PROCEEDS
          The Reopening Notes issued in connection with the Offers are only being issued in exchange for your Old Notes. We will not receive any cash proceeds from the issuance of the Reopening Notes pursuant to the Offers. All Old Notes we accept in the Offers will be cancelled.

CAPITALIZATION
PIFCo
     The following table sets out the consolidated debt and capitalization of PIFCo as of September 30, 2006, excluding accrued interest. Our issuance of Reopening Notes, and the corresponding reduction in the principal amount outstanding of our Old Notes, in connection with the Offers will not have a net impact on our long-term debt outstanding. The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the PIFCo Report on Form 6-K, filed with the SEC on November 29, 2006, and our consolidated financial statements and the related notes and other information incorporated in this prospectus by reference. There have been no material changes in the consolidated capitalization of PIFCo since September 30, 2006.

	As of September 30, 2006

	Actual
	(in millions of U.S. Dollars)
Short-term debt:
Short-term debt	U.S.$	96.2
Current portion of long-term debt		777.3
Notes payable – related parties		6,853.2

Total		7,726.7

Long-term debt (less current portion):
Total long-term debt		4,449.1
Notes payable – related parties		5,326.8

		9,817.9

Shareholder’s equity:
Capital stock (1)		300.1
Additional paid in capital		53.9
Accumulated deficit		(352.9)

Other comprehensive income
Loss on cash flow hedge		(3.3)
Total shareholder’s equity		(2.2)

Total capitalization	U.S.$	17,542.4

(1)	Comprising 300,050 shares of common stock, par value U.S.$1.00, which have been authorized and issued.

Petrobras
     The following table sets out the consolidated debt and capitalization of Petrobras as of September 30, 2006, excluding accrued interest. PIFCo’s issuance of Reopening Notes, and the corresponding reduction in the principal amount outstanding of PIFCo’s Old Notes, in connection with the Offers, in addition to Petrobras’ obligations in respect of the Reopening Notes under the Standby Purchase Agreement, will not have a net impact of Petrobras’ long-term debt outstanding. The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Petrobras Report on Form 6-K, filed with the SEC on November 28, 2006 and Petrobras’ consolidated financial statements and the related notes and other information incorporated in this prospectus by reference. There have been no material changes in the consolidated capitalization of Petrobras since September 30, 2006.

	As of September 30, 2006

	Actual
	(in millions of U.S. Dollars)
Short-term debt:
Short-term debt	U.S.$	926
Current portion of long-term debt		1,881
Current portion of project financings		2,496
Current capital lease obligations		223

Total		5,526

Long-term debt(2):
Foreign currency denominated		9,323
Local currency denominated		2,382

Total long-term debt		11,705

Total long-term debt (less current portion)		9,824
Project financings		3,800
Capital lease obligations		884
Minority interest		1,694
Stockholders’ equity (1)(2)		43,259

Total capitalization	U.S.$	64,987

(1)	Comprising (a) 2,536,673,672 shares of common stock and (b) 1,850,364,698 shares of preferred stock, in each case with no par value and in each case which have been authorized and issued.

(2)	Stockholders’ equity includes an unrecognized loss in the amount of U.S.$2,078 million related to “Amounts not recognized as net periodic pension cost.”

LEGAL OWNERSHIP
          In this prospectus, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the Trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a warrant agreement, warrant certificate, deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.
Street Name and Other Indirect Holders
          Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in this prospectus. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in this prospectus.
          If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:
•	how it handles payments and notices with respect to the securities;
•	whether it imposes fees or charges;
•	how it handles voting, if applicable;
•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and
•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.
Global Securities
          A global security, such as the Reopening Notes, is a special type of indirectly held security. The ultimate beneficial owners of our Reopening Notes can only be indirect holders. We do this by requiring that the Reopening Notes be registered in the name of a financial institution, or “depositary,” that we select and by requiring that the Reopening Notes not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own a Reopening Note must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary.

          As an indirect holder, your rights relating to the Reopening Notes will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the securities and instead deal only with the depositary that holds the Reopening Notes.
          You should be aware that with respect to the Reopening Notes:
•	you cannot have the securities registered in your own name;

•	you cannot receive physical certificates for your interest in the securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities;

•	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the Trustee, any exchange agent, warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the Reopening Notes. We, the Trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a Reopening Note be purchased or sold within its system using same-day funds for settlement.
          In a few special situations described below, the Reopening Notes representing our securities will terminate and interests in them will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.
          The special situations for termination of the Reopening Notes representing our securities are:
•	when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;
•	when we notify the Trustee that we wish to terminate the global security; or
•	when an event of default on Reopening Notes has occurred and has not been cured. (Defaults are discussed later under “Description of the Reopening Notes—Events of Default.”)
          Special additional situations for terminating the Reopening Notes. When the Reopening Notes terminate, the depositary (and not us, the Trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

DEALER MANAGERS, EXCHANGE AGENT AND INFORMATION AGENT
Dealer Managers
          The Company has retained Morgan Stanley & Co., Incorporated and UBS Securities LLC to act on its behalf as Dealer Managers in connection with the Offers. The Company and Petrobras have agreed to pay the Dealer Managers a customary fee based on the aggregate principal amount of Old Notes accepted for exchange in the Offers. The Company and Petrobras have also agreed to reimburse the Dealer Managers for their reasonable and documented out-of-pocket expenses incurred in connection with the Offers, including reasonable fees and disbursements of counsel, and to indemnify the Dealer Managers against certain liabilities arising in connection with the Offers, including liabilities under the U.S. federal securities laws. Questions regarding the terms of the Offers may be directed to the Dealer Managers at the address and telephone numbers set forth on the back cover page of this prospectus.
          The Dealer Managers may from time to time provide investment banking services to the Company and Petrobras. The Bank of New York is the Trustee under the 2008 Notes Indenture and the 2011 Notes Indenture, and The Bank of New York is the Trustee, as successor to JPMorgan Chase Bank, N.A., under the Step-Up Notes Indenture, the 2013 Notes Indenture and the 2014 Notes Indenture, and The Bank of New York is the Exchange Agent for the Offers. In addition, the Dealer Managers, or any of their affiliates, in the ordinary course of their business, make markets in PIFCo’s debt securities, including the Old Notes, the Original 2016 Notes and the Reopening Notes, for their own accounts and for the accounts of their customers. As a result, from time to time, the Dealer Managers may own certain of the PIFCo’s debt securities, including the Old Notes and the Reopening Notes, and may exchange notes held by them or any of their affiliates in accordance with the terms of the Offers.
Exchange Agent
          The Bank of New York has been appointed as Exchange Agent and as Luxembourg Agent for the Offers. Letters of Transmittal and all correspondence in connection with the Offers should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone numbers set forth on the back cover page of this prospectus. PIFCo will pay the Exchange Agent reasonable and customary fees for its services, reimburse it for its reasonable, out-of-pocket expenses in connection therewith and indemnify it against certain liabilities in connection with the Offers.
Information Agent
          The Company has retained D.F. King & Co., Inc. to act as Information Agent in connection with the Offers. The Company has agreed to pay the Information Agent a customary fee for such services. The Company has also agreed to reimburse the Information Agent for its reasonable and documented out-of-pocket expenses and to indemnify the Information Agent against certain liabilities in connection with the Offers, including liabilities arising under U.S. federal securities laws. The Information Agent will assist Holders who request assistance in connection with the Offers. Questions concerning tender procedures and requests for additional copies of this prospectus or the Letter of Transmittal should be directed to the Information Agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of Old Notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Offers.

TAXATION
          The following discussion summarizes certain material U.S. federal income tax consequences of the disposition of the Old Notes pursuant to the Offers and the ownership of Reopening Notes acquired in the Offers. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described herein. PIFCo has not sought any rulings from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary. Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion. This discussion applies only to notes held as capital assets, and does not purport to describe all of the tax consequences that may be relevant to particular holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding Old Notes or Reopening Notes as part of a “straddle,” “hedge” or “conversion transaction,” U.S. holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons subject to the alternative minimum tax, Subchapter S corporations, and tax exempt entities, nor does it discuss any aspects of state, local, estate, gift or non-U.S. laws.
          PERSONS CONSIDERING THE EXCHANGE OFFERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS.
          As used herein, the term “U.S. holder” means a beneficial owner of an Old Note or a Reopening Note acquired in the Offers that is for U.S. federal income tax purposes: an individual citizen or resident of the United States; a corporation (or other entity that is taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or of any political subdivision thereof; or any other person that otherwise is subject to U.S. federal income taxation on a net income basis in respect of an Old Note or a Reopening Note.
Consequences of Tendering your Notes
Issue Price of the Reopening Notes
          The issuance of the Reopening Notes is expected to be treated as a “qualified reopening” of our Original 2016 Notes for U.S. federal income tax purposes. For this purpose, a subsequent issuance of debt instruments is treated as a “qualified reopening” if the original debt instruments are “publicly traded,” within the definition of the Code and Treasury Regulations, the terms of the new debt are identical in all respects to the terms of the original debt instruments as of the reopening date, the new debt instruments are issued within six months of the original issuance and the yield of the original debt instruments, based on the fair market value of the original debt instruments on the later of (i) the pricing date of the additional securities or (ii) the “announcement date” of the reopening (defined by the Treasury Regulations as the public announcement date or a date seven calendar days before the pricing date of the additional securities, whichever is later), is not more than 110 percent of the yield of the original debt instruments on their date of original issuance or the coupon rate of the original debt instruments if they are issued with less than de minimis original issue discount (“OID”). We believe that the Original 2016 Notes constitute publicly traded debt instruments within the definition of the Code and Treasury Regulations and we anticipate that the issuance of the Reopening Notes will meet the other criteria of a “qualified reopening.” Thus, we anticipate that the Reopening Notes will form a single fungible series with the Original 2016 Notes. The Original 2016 Notes were issued with less than de minimis OID, and, as a result, the “issue price” of the Reopening Notes should be equal to their stated principal amount.
Treatment of the Exchange Offers
          Treatment of Accrued Interest. U.S. holders will receive cash with respect to any accrued and unpaid interest with respect to the Old Notes to, but not including, the Settlement Date, minus the accrued and unpaid interest with respect to the Reopening Notes to, but not including, the Settlement Date. Such amount should be treated as interest income (discussed further below) and should be recognized as such by U.S. holders that have not previously recognized such interest income in accordance with their method of accounting. Amounts paid with respect to accrued and unpaid interest are not included in references to “cash” in the following discussion.
          Recapitalization Treatment. The U.S. federal income tax treatment of a U.S. holder’s exchange of Old Notes for Reopening Notes pursuant to the Offers will depend on whether the Offers are treated as tax-free recapitalizations for U.S. federal income tax purposes. The Offers will be treated as tax-free recapitalizations only if both the Old Notes and the Reopening Notes constitute “securities” within the meaning of the provisions of the Code governing reorganizations. This, in turn, depends upon the facts and circumstances surrounding the origin and nature of these debt instruments and upon the interpretation of numerous judicial decisions. There is no controlling legal authority clearly addressing whether notes with the terms of the Old Notes and Reopening Notes constitute “securities” for this purpose. Although the matter is not free from doubt because of the absence of authority that is directly on point, we believe the exchanges pursuant to the Offers should qualify as recapitalizations for U.S. federal income tax purposes.
          Provided that the Offers are treated as recapitalizations under the Code, a U.S. holder will recognize any gain realized to the extent of the amount of any boot received, but will not recognize any loss in respect of the Offers. For this purpose “boot” includes any cash received in consideration for Old Notes. If the principal amount of the Reopening Notes received exceeds that of the Old Notes exchanged therefor, such excess also will be treated as boot. Although boot is generally measured by reference to excess principal amount, it is not entirely clear how this applies in the context of OID securities; consult your tax adviser. A U.S. holder will realize gain to the extent that the issue price of the Reopening Notes (determined as described above) and any cash received in consideration for Old Notes (the “amount realized” in the exchange) exceeds the U.S. holder’s tax basis in the Old Notes (as discussed below). Any gain recognized upon such exchange generally will be capital gain and would be long-term capital gain if the U.S. holder’s holding period exceeds one year.
          Under such a characterization, a U.S. holder’s holding period for the Reopening Notes received will include the period of time during which the U.S. holder held the corresponding Old Notes, and the initial tax basis of the Reopening Notes will equal the adjusted tax basis of the Old Notes immediately prior to the exchange of the note, decreased by the amount of the boot received and increased by the amount of gain, if any, recognized by the U.S. holder in respect of the exchange. To the extent a U.S. holder’s tax basis in the Reopening Notes is less than the issue price of the Reopening Notes, the U.S. holder generally will be treated as acquiring the Reopening Notes with market discount; to the extent a U.S. holder’s tax basis in the Reopening Notes is greater than the issue price of the Reopening Notes, the U.S. holder will be treated as acquiring the Reopening Notes with acquisition premium or bond premium.
Taxable Exchanges
          In the event that the exchanges do not qualify as a “recapitalization” (as described above), the U.S. holder will recognize capital gain or loss in the Offers (other than accrued but unpaid interest, which will be taxable as such, subject to the discussion of the market discount rules, and subject to the discussion below under “–Early Tender Payment,” set forth below) in an amount equal to the difference between the amount realized in the Offers and the U.S. holder’s adjusted tax basis in the Old Notes tendered at the time of the consummation of the Offers. The amount realized in the Offers will be the issue price of the Reopening Notes received in the Offers (as described above) and any cash received in consideration for Old Notes (disregarding cash received in respect of accrued interest). A U.S. holder’s adjusted tax basis in an Old Note will generally equal the amount paid therefor, increased by the amount of any market discount previously taken into account and reduced by the amount of any amortizable bond premium previously amortized with respect to the Old Note. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Old Notes on the date of exchange is more than one year. The long-term capital gain of certain non-corporate holders is subject to beneficial rates of taxation. The deductibility of capital loss is subject to limitations under the Code.
          A U.S. holder’s initial tax basis in the Reopening Notes will be equal to their issue price (determined as described under “–Issue Price of Reopening Notes” above). A U.S. holder’s holding period with respect to such Reopening Notes will begin the day following the consummation of the Exchanges.

The Reopening Notes
          Interest Income. A U.S. holder will be required to include any interest (including the payment of any additional amounts described under “Description of the Notes – Payment of Additional Amounts”) on the Reopening Notes in income in accordance with the holder’s method of accounting for federal income tax purposes.
          Interest income in respect of the notes will constitute foreign source income for U.S. federal income tax purposes and, with certain exceptions, will be treated separately, together with other items of “passive income” for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. holder’s particular circumstances. U.S. holders should consult their own tax advisers regarding the availability of foreign tax credits and the treatment of additional amounts.
          Bond Premium. If immediately after the exchange, a U.S. holder has an adjusted tax basis in the Reopening Notes (determined in the manner described above) that exceeds the issue price of the Reopening Notes, the Reopening Notes would be treated as issued with bond premium, which a U.S. holder of a Reopening Note may elect to amortize as an offset to income on the Reopening Note. U.S. holders should consult their own tax advisers regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.
          Market Discount. If a U.S. holder acquired its Old Notes for a purchase price that was less than the issue price of the Old Notes at the time of acquisition, the difference would constitute “market discount” for U.S. federal income tax purposes, subject to a de minimis exception. Assuming that the Offers qualify as recapitalizations under the Code, any market discount on the Old Notes would carry over to the Reopening Notes received by a U.S. holder in the exchange, except to the extent the accrued market discount was taken into account as a result of the recognition of gain in the recapitalization arising from the boot received. In general, gain recognized upon the sale or other disposition of Reopening Notes having market discount should be treated as ordinary income to the extent of the market discount that accrued during a U.S. holder’s holding period for the Reopening Notes, unless the U.S. holder elects to include market discount in gross income over time as the market discount accrues.
          Sale, Exchange or Retirement of a Reopening Note. Upon the sale, exchange or retirement of a Reopening Note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement (other than accrued but unpaid interest, which will be taxable as such), and the U.S. holder’s adjusted tax basis in the Reopening Note. Subject to the application of the market discount rules described in the preceding paragraph, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder held the Reopening Notes for more than one year at the time of sale, exchange or retirement.
Early Tender Payment
          The United States federal income tax consequences of the receipt of the Early Tender Payment (if any) are unclear. In the absence of an administrative or judicial decision to the contrary with respect to similar fees generally or with respect to the Early Tender Payment, PIFCo intends to treat the Early Tender Fee (if any) paid to U.S. holders, for United States federal income tax purposes, as additional consideration for the Old Notes. It is possible that the Early Tender Payment could be treated as a separate fee for consenting to the terms of the Offer. Under such treatment, a U.S. holder would be required to recognize the Early Tender Fee (if any) as ordinary income for United States federal income tax purposes at the time the Early Tender Fee (if any) is received or accrued, in accordance with the U.S. holder’s method of tax accounting.
Non-U.S. Holders
          A holder or beneficial owner of Reopening Notes that is not a U.S. holder (a “non-U.S. holder”) generally will not be subject to U.S. federal income or withholding tax on interest received on the Reopening Notes unless such income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. If the income is effectively connected income, then the non-U.S. holder generally will be taxed as a U.S. holder and may also be subject to a 30 percent branch profits tax (subject to reduction under an applicable tax treaty). A non-U.S. holder will not be subject to U.S. federal income or withholding tax on gain realized on the sale of Reopening Notes unless, in the case of gain realized by an individual non-U.S. holder, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.
Information Reporting and Backup Withholding
          The paying agent may be required to file information returns with the IRS with respect to payments made to certain U.S. holders on the Reopening Notes. A U.S. holder may be subject to backup withholding on the payments that the U.S. taxpayer receives on the Reopening Notes unless such U.S. holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number on an IRS Form W-9, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under these rules will be allowed as a credit against such U.S. holder’s federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely furnished to the IRS.
Brazilian Tax Considerations
          No payments made by PIFCo under the notes issued by it are subject to withholding or deduction on account of Brazilian taxes, nor shall any gain made upon the sale or disposal of such notes between non-Brazilian resident investors be subject to Brazilian taxes. Any payment to be made by Petrobras corresponding to interest under the notes issued by PIFCo pursuant to the Standby Purchase Agreement is subject to withholding in respect of Brazilian income tax currently at (i) the general rate of 15%, (ii) the rate of 25%, in the event that the recipient of such payment is domiciled in a tax haven jurisdiction (as defined under Brazilian law), or (iii) such other lower rate, as it may be contemplated in a bilateral treaty aimed at avoiding double taxation between Brazil and such other country where the recipient of the payment has its domicile. Petrobras is permitted, through a gross-up mechanism, to make all such payments free and clear of all taxes, levies, deductions, charges or withholdings imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein.
Cayman Islands Tax Considerations
          The Cayman Islands currently have no exchange control restrictions and no income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax applicable to PIFCo or any holder of notes issued by PIFCo. Accordingly, payment of principal of (including any premium) and interest on, and any transfer of, the Reopening Notes will not be subject to taxation in the Cayman Islands; no Cayman Islands withholding tax will be required on such payments to any holder of a Reopening Note; and gains derived from the sale of Reopening Notes will not be subject to Cayman Islands capital gains tax. The Cayman Islands are not party to any double taxation treaties.
          No stamp duties or similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution and issue of Reopening Notes by PIFCo unless they are executed in or brought within (for example, for the purposes of enforcement) the jurisdiction of the Cayman Islands, in which case stamp duty of 0.25% of the face amount of the Reopening Notes may be payable on each Reopening Note (up to a maximum of 250 Cayman Islands Dollars (“CI$”) (U.S.$312.50)) unless stamp duty of CI$500 (U.S.$625.00) has been paid in respect of the entire issue of Reopening Notes.
          The foregoing conversions of Cayman Island Dollars to U.S. Dollars have been made on the currently applicable basis of U.S.$1.25 = CI$1.00.
European Union Savings Directive
     The EU has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from July 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES
Petrobras
          Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil. All of its executive officers and directors and certain advisors named herein reside in Brazil. In addition, substantially all of its assets and those of its executive officers, directors and certain advisors named herein are located in Brazil. As a result, it may not be possible for investors to effect service of process upon Petrobras or its executive officers, directors and advisors named herein within the United States or other jurisdictions outside Brazil or to enforce against Petrobras or its executive officers, directors and advisers named herein judgments obtained in the United States or other jurisdictions outside Brazil.
          Mr. Nilton de Almeida Maia, Petrobras’ general counsel, has advised Petrobras that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Petrobras or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). The foreign judgment will only be confirmed if:
•	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;
•	it is for the payment of a sum certain of money;
•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;
•	it is not subject to appeal;
•	it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese; and
•	it is not contrary to Brazilian national sovereignty, public policy or good morals.
          Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Petrobras.
          Mr. Nilton de Almeida Maia has also advised Petrobras that:
•	original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Petrobras, certain of its directors and officers and the advisors named herein;
•	if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice;
•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching certain of its assets;
•	a new law has been enacted in Brazil to regulate judicial and extrajudicial reorganization and liquidation of business companies. Such law revoked the previous Brazilian Bankruptcy law. The new law is not applicable to mixed capital companies, such as Petrobras, and does not provide whether the federal government of Brazil is liable for Petrobras’ obligations in the event of bankruptcy;

•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching certain of its assets;

•	according to recent changes to the Brazilian Corporate Law, mixed-capital companies such as Petrobras, are no longer protected from bankruptcy proceedings and its controlling shareholder, the federal government of Brazil, is no longer contingently liable for Petrobras’ obligations; and

•	certain of Petrobras’ exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’ concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution.
PIFCo
          PIFCo is duly incorporated as a tax exempt limited liability company under the laws of the Cayman Islands. All of the directors and officers of PIFCo reside in Brazil. All or a substantial portion of the assets of PIFCo and of such directors and officers are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PIFCo or such persons or to enforce, in the United States courts, judgment against PIFCo or such persons or judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.
          PIFCo has been advised by its Cayman Island counsel, Walkers, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will, based on the principle that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, recognize and enforce a foreign judgment of a court having jurisdiction over the defendant according to Cayman Islands conflict of law rules, if such judgment is final, for a liquidated sum not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters and was not obtained in a manner, and is not a kind the enforcement of which is, contrary to natural justice, statute or the public policy of the Cayman Islands. There is doubt, however, as to whether the courts of the Cayman Islands will (i) recognize or enforce judgments of United states courts predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (ii) in original actions brought in the Cayman Islands, impose liabilities upon the civil liability provisions of the securities laws of the United states or any state thereof, on the grounds that such provisions are penal in nature.
          A Cayman Islands’ court may stay proceedings if concurrent proceedings are being brought elsewhere.

LEGAL MATTERS
          Mr. Nilton de Almeida Maia, Petrobras’ general counsel, will pass upon the validity of the Reopening Notes and Standby Purchase Agreement for Petrobras as to certain matters of Brazilian law. Walkers, special Cayman Islands counsel to PIFCo, will pass upon the validity of the Reopening Notes issued by PIFCo as to certain matters of Cayman Islands law. The validity of the Reopening Notes will be passed upon by Cleary Gottlieb Steen & Hamilton LLP as to certain matters of New York law. Shearman & Sterling LLP will pass upon the validity of the Reopening Notes for the Dealer Managers as to certain matters of New York law. Machado, Meyer, Sendacz e Opice—Advogados will pass upon the validity of the Reopening Notes and Standby Purchase Agreement for the Dealer Managers as to certain matters of Brazilian law.
EXPERTS
          The consolidated financial statements of Petrobras and PIFCo, appearing in the combined Petrobras and PIFCo Annual Report on Form 20-F for the year ended December 31, 2005, have been audited by Ernst & Young Auditores Independentes S/S, independent registered public accounting firm as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
          As of April 7, 2006, KPMG Auditores Independentes became Petrobras’ and PIFCo’s independent auditors. The unaudited consolidated financial information of Petrobras and PIFCo as of and for the nine-month periods ended September 30, 2006 and 2005, incorporated by reference in this Registration Statement on Form F-4, were reviewed by KPMG Auditores Independentes and Ernst & Young Auditores Independentes S/S, respectively. KPMG Auditores Independentes and Ernst & Young Auditores Independentes S/S have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Petrobras Report on Form 6-K and the PIFCo Report on Form 6-K containing financial information for the nine-month periods ended September 30, 2006 and 2005, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on such information should be restricted considering the limited nature of the review procedures applied. The independent accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION
          Information that we file with the SEC after the date of this prospectus, and that is incorporated by reference, will automatically update and supersede the information in this prospectus. This means that you should look at all of the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.
          Documents incorporated by reference in this prospectus are available without charge. Each person to whom this prospectus are delivered may obtain documents incorporated by reference by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:
Raul Adalberto de Campos
Executive Manager, Investor Relations
Petróleo Brasileiro S.A.—Petrobras
Avenida República do Chile, 65
20031-912—Rio de Janeiro—RJ, Brazil
Telephone: (55-21) 3224-1510/3224-9947
Email: petroinvest@petrobras.com.br
          In addition, you may review copies of the materials we file with or furnish to the SEC without charge, and copies of all or any portion of such materials can be obtained at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. We also file materials with the SEC electronically. The SEC maintains an Internet site that contains materials that we file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are incorporating by reference into this prospectus the following documents that we have filed with the SEC:
PIFCo
(1)	The combined Petrobras and PIFCo Annual Report on Form 20-F for the year ended December 31, 2005, dated June 28, 2006.

(2)	The PIFCo Report on Form 6-K containing financial information for the six-month period ended June 30, 2006, prepared in accordance with US GAAP, dated September 7, 2006.

(3)	The combined Petrobras and PIFCo Report on Form 6-K containing the ratio of earnings to fixed charges, filed with the SEC on September 29, 2006.

(4)	The PIFCo Preliminary Prospectus Supplement pursuant to 424(b)(2), dated September 29, 2006.

(5)	The PIFCo Final Prospectus Supplement pursuant to 424(b)(2), filed with the SEC on October 2, 2006.

(6)	The PIFCo Report on Form 6-K containing opinions and consents, filed with the SEC on October 3, 2006.

(7)	The PIFCo Reports on Form 6-K relating to PIFCo’s 2016 notes offering, filed with the SEC on October 10, 2006.

(8)	The combined Petrobras and PIFCo registration statement on Form 8-A registering the 6.125% Global Notes due 2016 with the New York Stock Exchange, filed with the SEC on October 31, 2006.

(9)	The PIFCo Report on Form 6-K containing financial information for the nine-month period ended September 30, 2006, prepared in accordance with US GAAP, dated November 29, 2006.

(10)	Any future filings of PIFCo on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of PIFCo on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus.

Petrobras
(1)	The combined Petrobras and PIFCo Annual Report on Form 20-F for the year ended December 31, 2005, filed with the SEC on June 28, 2006.

(2)	The Petrobras Report on Form 6-K relating to Petrobras 2007-2011 Business Plan, furnished to the SEC on July 5, 2006.

(3)	The Petrobras Reports on Form 6-K relating to PIFCo’s tender offer, furnished to the SEC on July 19 and 26, 2006.

(4)	The Petrobras Report on Form 6-K relating to the acquisition of the Pasadena Refinery, furnished to the SEC on September 5, 2006.

(5)	The Petrobras Report on Form 6-K containing financial information for the six-month period ended June 30, 2006, prepared in accordance with US GAAP, furnished to the SEC on September 6, 2006.

(6)	The Petrobras Report on Form 6-K relating to the rejection of the proposed complementary pension plan, furnished to the SEC on September 13, 2006.

(7)	The Petrobras Report on Form 6-K relating to measures taken by the Bolivian government affecting its oil and gas industry, furnished to the SEC on September 14, 2006.

(8)	The Petrobras Report on Form 6-K relating to its offering of Yen-denominated bonds, furnished to the SEC on September 27, 2006.

(9)	The combined Petrobras and PIFCo Report on Form 6-K containing the ratio of earnings to fixed charges, filled with the SEC on September 29, 2006.

(10)	The PIFCo Reports on Form 6-K relating to PIFCo’s 2016 notes offering, filed with the SEC on October 3 and 10, 2006.

(11)	The Petrobras Report on Form 6-K relating to its new exploration and production agreement with Bolivia, furnished to the SEC on October 31, 2006.

(12)	The combined Petrobras and PIFCO registration statement on Form 8-A registering the 6.125% Global Notes due 2016 with the New York Stock Exchange, filed with the SEC on October 31, 2006.

(13)	The Petrobras Reports on Form 6-K containing financial information for the nine-month period ended September 30, 2006, prepared in accordance with Brazilian GAAP, furnished to the SEC on November 13 and 17, 2006.

(14)	The Petrobras Report on Form 6-K containing financial information for the nine-month period ended September 30, 2006, prepared in accordance with US GAAP, dated November 28, 2006.

(15)	Any future filings of Petrobras on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Petrobras on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus.

SCHEDULE A— FORMULA TO DETERMINE THE TOTAL EXCHANGE PRICE, THE REOPEN ISSUE
PRICE AND THE CASH PAYMENT

YLD	=	Exchange Yield expressed as a decimal

RYLD	=	Reopen Yield expressed as a decimal

CPN	=	Nominal annual rate of interest payable on the applicable Note, expressed as a decimal

N	=	Number of semi-annual interest payments from (but excluding) the applicable Settlement Date to (and including) the maturity date for the applicable note

S	=	Number of days from and including the semi-annual interest payment date for the applicable note immediately preceding the expected Settlement Date up to, but excluding, the expected Settlement Date. The number of days is computed using the 30/360 day-count method.

N å k=1	=	Summate. The term in the brackets to the right of the summation symbol is separately calculated “N” times (substituting for “k” in that term each whole number shown between 1 and N, inclusive), and the separate calculations are then added together.

exp	=	Exponentiate. The term to the left of “exp” is raised to the power indicated by the term to the right of “exp.”

Total Exchange Price	=	The price per U.S.$1,000 principal amount of the Old Notes tendered and accepted excluding accrued interest. The Total Exchange Price is rounded to the nearest U.S.$0.01. A tendering holder will receive a total amount per U.S.$1,000 principal amount of Old Notes equal to U.S.$1,000 principal amount of Reopening Notes plus the Cash Payment.

Reopen Issue Price	=	The price per U.S.$1,000 principal amount of the Reopening Notes excluding accrued interest. The Reopen Issue Price is rounded to the nearest U.S.$0.01.

Accrued Interest	=	Accrued and unpaid interest per U.S.$1,000 principal amount of the applicable note up to but not including the applicable Settlement Date. The Accrued Interest is rounded to the nearest U.S.$0.01.

Total Exchange Price	=

Reopen Issue Price	=

Accrued Interest	=	U.S.$1,000 (CPN/2)(S/180)

Cash Payment	=	Total Exchange Price -	Reopen Issue Price +	Accrued Interest - (Old Notes)	Accrued Interest (Reopening Notes)

A-1

SCHEDULE B—HYPOTHETICAL PRICING EXAMPLES

	Old Notes					Reopening Notes
CPN	12.375%	9.875%	9.750%	9.125%	7.750%	6.125%
Maturity	01-Apr-08	09-May-08	06-Jul-11	02-Jul-13	15-Sep-14	06-Oct-16
Reference US Treasury	UST [ ]	UST [ ]	UST [ ]	UST [ ]	UST [ ]	UST [ ]
Reference Yield	[ ] %	[ ] %	[ ] %	[ ] %	[ ] %	[ ] %
Fixed Spread	[ ] bps	[ ] bps	[ ] bps	[ ] bps	[ ] bps	[ ] bps
Exchange Yield	[ ] %	[ ] %	[ ] %	[ ] %	[ ] %	NA
Reopen Yield	NA	NA	NA	NA	NA	[ ] %
N	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
S	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total Exchange Price	$ [ ]	$ [ ]	$ [ ]	$ [ ]	$ [ ]	NA
Accrued Interest (Old Notes)	$ [ ]	$ [ ]	$ [ ]	$ [ ]	$ [ ]	NA
Reopen Issue Price	NA	NA	NA	NA	NA	$ [ ]
Accrued Interest (Reopening Notes)	NA	NA	NA	NA	NA	$ [ ]
Cash Payment	$ [ ]	$ [ ]	$ [ ]	$ [ ]	$ [ ]	NA

Hypothetical Example as of [ ] assuming a settlement date of [ ]

B-1

The Exchange Agent for the Offers is:
The Bank of New York
Global Trust Services – Americas
Attention: Corporate Trust Operations — Reorg. Group
101 Barclay Street, 7th Floor East
New York, New York 10286
Phone: (212) 815-8394
Facsimile: (212) 298-1915
     Any questions about the Offers or procedures for participating in an Offer or requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Information Agent or the Luxembourg Agent.
The Information Agent for the Offers is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, call: (212) 269-5550
All others, call toll-free: (800) 859-8508
The Luxembourg Agent for the Offers is:
The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Florin Coseraru
Phone: (44) (20) 7964-5144
Facsimile: (44) (20) 7964-4224
     Any questions about the Offers or procedures for participating in an Offer may be directed to the Dealer Managers.
The Dealer Managers for the Offers are:

Morgan Stanley & Co., Incorporated	UBS Investment Bank
1585 Broadway	677 Washington Boulevard
New York, New York 10036	Stamford, Connecticut 06901
Attn: Liability Management Group	Attn: Liability Management Group
(212) 761-1864 (800) 624-1800 (toll-free)	(203) 719-4210 (888) 722-9555, ext. 4210 (toll-free)

ANNEX I—FORM OF LETTER OF TRANSMITTAL
Petrobras International Finance Company
Payments supported by a Standby Purchase Agreement provided by
Petróleo Brasileiro S.A. – Petrobras
(Brazilian Petroleum Corporation – Petrobras)
Offers to Exchange New 6.125% Global Notes due 2016 for Outstanding Notes Listed in the Table Below:

						Reference	Fixed Spread
Priority			Outstanding		Bloomberg	Treasury	(in basis
Order	PIFCo Notes	CUSIP/ISIN No.	Principal Amount	Maturity Date	Page	Security	points)
1	12.375% Global Step-Up	71645WAF8 / US71645WAF86	U.S.$134,622,000	April 1, 2008	[•]	[•]	[•]
Notes due 2008
(“Step-Up Notes”)
2	9.875% Senior Notes due 2008	EC3844981 / USG7028BAA91*;	U.S.$238,246,000	May 9, 2008	[•]	[•]	[•]
	(“2008 Notes”)	71646FAA5 / US71646FAA57;
71646FAB3 / US71646FAB31*
3	9.75% Senior Notes due 2011	71645WAB7 / US71645WAB72*;	U.S.$286,356,000	July 6, 2011	[•]	[•]	[•]
	(“2011 Notes”)	EC4142831 / USG7028BAB74*;
71645WAA9 / US71645WAA99
4	9.125% Global Notes due 2013	71645WAG6 / US71645WAG69	U.S.$498,335,000	July 2, 2013	[•]	[•]	[•]
(“2013 Notes”)
5	7.750% Global Notes due 2014	71645WAJ0 / US71645WAJ09	U.S.$600,000,000	September 15, 2014	[•]	[•]	[•]
(“2014 Notes”)

The following table should be used in connection with the calculation of the Reopen Issue Price of the Reopening Notes and the yield to maturity of the Original 2016 Notes for the Qualified Reopening Condition, as set forth in this prospectus:
	6.125% Global Notes due 2016	71645WAL5/US71645WAL54	U.S.$500,000,000	October 6, 2016	[•]	[•]	[•]
(“Original 2016 Notes”)

*	These Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange.
THE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2007, UNLESS EXTENDED BY US (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”). IN ORDER TO BE ELIGIBLE TO RECEIVE THE EARLY TENDER PAYMENT (THE “EARLY TENDER PAYMENT”), HOLDERS OF THE OLD NOTES MUST TENDER THEIR OLD NOTES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2007, UNLESS EXTENDED BY US WITH RESPECT TO AN OFFER (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED WITH RESPECT TO ANY OF THE OFFERS, THE “EARLY TENDER DATE”).
Deliver to the Exchange Agent:
The Bank of New York
Global Trust Services – Americas
Attention: Corporate Trust Operations — Reorg. Group
101 Barclay Street, 7th Floor East
New York, New York 10286
Phone: (212) 815-8394
Facsimile: (212) 298-1915
DELIVERY OF THIS LETTER OF TRANSMITTAL (“LETTER OF TRANSMITTAL”) TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRCUTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
Questions regarding the Offers or the completion of this Letter of Transmittal should be directed to D.F.King & Co., Inc., the Information Agent, at the following telephone number: banks and brokers (collect), (212)-269-5550; and all others call toll free, (800)-859-8508.
The undersigned acknowledges that he or she has received and reviewed the prospectus, dated [ ] , 2007 (the “Prospectus”) of Petrobras International Finance Company, a Cayman Islands company (“PIFCo”), and this Letter of Transmittal, which together constitute PIFCo’s offer to holders of PIFCo’s outstanding notes listed in the table above (together, the “Old Notes”) an opportunity to exchange, for each U.S.$1,000 principal amount validly tendered and not withdrawn of Old Notes prior to the Early Tender Date, subject to prorationing, a combination of U.S.$1,000 principal amount of our new 6.125% Global Notes due 2016 (the “Reopening Notes,” and together with the Old Notes, the “Notes”) and a U.S. Dollar amount in cash calculated as set forth in the Prospectus (with respect to a series, an “Offer,” and together, the “Offers”) that, together with the Reopen Issue Price of the Reopening Notes (the “Reopen Issue Price”), equals the Total Exchange Price (with respect to a series, the “Total Exchange Price”) for the series of Old Notes tendered. The Reopening Notes constitute a further issuance of, and form a single fungible series with, PIFCo’s Original 2016 Notes that were issued on October 6, 2006. We have designated U.S.$[ ] of the Total Exchange Price as the Early Tender Payment, which will be paid only to holders who validly tender their Old Notes on or prior to the applicable Early Tender Date and do not validly withdraw their tenders.
The amount of the cash payment will be determined on the first business day after the Early Tender Date of each Offer, using the fixed-spread pricing formula to determine the value of the Old Notes and the Reopening Notes, as described in the Prospectus under “The Exchange Offers,” which will depend on the yields of the applicable reference U.S. Treasury security (the “Reference Treasury Security”) indicated in the chart above at 2:00 p.m., New York City time, on that day. The amount of the cash payment for each U.S.$1,000 principal amount of Old Notes accepted pursuant to the Offers will equal (i) the applicable Total Exchange Price, minus (ii) the Reopen Issue Price of the Reopening Notes, plus (iii) the accrued and unpaid interest with respect to the relevant series of Old Notes to, but not including, the Settlement Date, minus (iv) the accrued and unpaid interest with respect to the Reopening Notes to, but not including, the Settlement Date. Our obligation to accept Old Notes tendered in the Offers is conditioned on the satisfaction of certain conditions described under “The Exchange Offers—Conditions to the Offers,” including the condition that we will issue maximum principal amount of U.S.$500,000,000 of Reopening Notes issuable under all of the Offers (the “Maximum Issuance Condition”). In the event that the Maximum Issuance Condition is not satisfied, we will accept the series of Old Notes in the priority order set forth in the chart above and we will prorate the lowest priority series in order to cause the condition to be satisfied. Old Notes with an acceptance priority level following the prorated series of Old Notes will not be accepted for exchange. In addition, there is a qualified reopening condition, as set forth in “The Exchange Offers—Conditions to the Offers.” Old Notes tendered before the applicable Early Tender Date may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the applicable Early Tender Date but not thereafter, and Old Notes tendered after the applicable Early Tender Date may not be withdrawn, except as described in “The Exchange Offers—Withdrawal of Tenders.”
The Total Exchange Price for each series of the Old Notes will equal (a) the discounted value, determined in accordance with the formula set forth in Schedule A to this prospectus, of the remaining payments of principal and interest per U.S$1,000 principal amount of such series of Old Notes through their maturity date, using a discount rate equal to the sum of (i) the bid-side yield to maturity on the applicable Reference Treasury Security indicated in the chart above determined as of the Price Determination Time (the “Old Notes Treasury Yield”), plus (ii) the applicable fixed spread listed in the chart above, minus (b) the accrued and unpaid interest with respect to such series to, but not including, the applicable Settlement Date. The Total Exchange Price includes an Early Tender Payment of U.S.$[           ] per U.S.$1,000 principal amount of the applicable series of Old Notes that are tendered prior to and not validly withdrawn before the applicable Early Tender Date. The Total Exchange Price minus the Early Tender Payment is the exchange price (the “Exchange Price”). The Total Exchange Price for each series of Old Notes will be rounded to the nearest U.S.$0.0l.
The Reopen Issue Price of the Reopening Notes will equal (a) the discounted value, determined in accordance with the formula set forth in Schedule A to this prospectus, of the remaining payments of principal and interest on U.S.$1,000 principal amount of the Reopening Notes through their maturity date using a discount rate equal to the sum of (i) the bid-side yield to maturity on the applicable Reference Treasury Security indicated in the chart above determined as of the applicable Price Determination Time (the “Reopening Notes Treasury Yield”), plus (ii) [           ]% ([           ] basis points), minus (b) accrued and unpaid interest per U.S.$1,000 principal amount of Reopening Notes to, but not including, the applicable Settlement Date. The Reopen Issue Price of the Reopening Notes will be rounded to the nearest U.S.$0.01. We intend to apply for a listing of the Reopening Notes on the New York Stock Exchange at some time after the settlement date, on [           ], 2007 (the “Settlement Date”), but there is no certainty that an application will be made or that the listing will be approved by the New York Stock Exchange.
This Letter of Transmittal is to be used to accept one or more of the Offers if the Old Notes are to be tendered by effecting a book-entry transfer into the account maintained by the Exchange Agent at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus in the section entitled “The Exchange Offers—Procedures for Tendering.” Tenders by book-entry transfer may also be made by delivering an agent’s message pursuant to DTC’s Automated Tender Offer Program (“ATOP”) in lieu of this Letter of Transmittal. Unless you intend to tender Old Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal to indicate the action you desire to take with respect to the Offers.
By causing the Old Notes to be credited to the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including the transmission by DTC of an agent’s message to the Exchange Agent, the holder will be deemed to confirm, on behalf of itself and the beneficial owners of such notes, all provisions of this Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and delivered this Letter of Transmittal to the Exchange Agent. As used herein, the term “Agent’s Message” means a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that PIFCo may enforce the agreement against the participant.
The rounding mechanism described in the Prospectus under “The Exchange Offers” will be applied to each order delivered by a beneficial owner or its custodian. Therefore, in order to avoid distribution difficulties due to rounding tendered Old Notes, individual orders should be submitted for each beneficial owner.
Subject to the terms and conditions of the Offers and applicable law, PIFCo will deposit with the Exchange Agent the Reopening Notes in book-entry form and the amount of any cash payable in respect of tendered Old Notes.
The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Reopening Notes and cash from PIFCo and then delivering Reopening Notes (in book-entry form) and cash to or at the direction of those holders. The Exchange Agent will make this delivery as soon thereafter practicable.
Tender of Old Notes
To effect a valid tender of Old Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of the Old Notes Tendered” below and sign this Letter of Transmittal where indicated.
Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”‘) unless (i) the Letter of Transmittal is signed by the holder of the Old Notes tendered therewith and the Reopening Notes or any Old Notes not tendered or not accepted for exchange are to be issued directly to such holder or (ii) such Old Notes are tendered for the account of an Eligible Institution.
If tendered notes are registered to a person who did not sign the Letter of Transmittal, they must be endorsed by, or be accompanied by a written instrument of transfer duly executed by, the registered holder with the signature guaranteed by an Eligible Institution and appropriate powers of attorney, signed exactly as the name of the registered holder appears on the Old Notes. All questions of adequacy of the form of the writing will be determined by us in our sole discretion.
If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to so act with the Letter of Transmittal.
The Old Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below. Failure to provide the information necessary to effect delivery of the Reopening Notes will render a tender defective and PIFCo will have the right, which it may waive, to reject such tender.

The undersigned has completed the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offers.
☐ CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution(s):

Account Number:

Transaction Code Number:

List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and principal amount of the Old Notes should be listed on a separate signed schedule affixed hereto.
DESCRIPTION OF THE OLD NOTES TENDERED

1	2	3	4
Name(s) and Address(es) of
Holder(s) or Name of DTC
Participant and Participant’s
DTC Account Number in		Aggregate PrincipalAmount
which Old Notes are Held	PIFCo Series	Represented by Old Notes	Principal Amount Tendered*

*	Unless otherwise indicated in this column, a holder will be deemed to have tendered all of the Old Notes represented by the Old Notes indicated in column 3. The principal amount of each series of the Old Notes tendered hereby must be in a denomination of U.S.$2,000 and in integral multiples of US$1,000 in excess thereof. See instruction 3 under “Instructions Forming Part of the Terms and Conditions of the Offers” below. If the aggregate principal amount being tendered pursuant to this Letter of Transmittal was held as of the date of tender by more than one beneficial owner, a holder may specify the break-down of such aggregate principal amount by beneficial owner for treatment as separate holdings. See instruction 4 under “Instructions Forming Part of the Terms and Conditions of the Offers” below.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
Upon the terms and subject to the conditions of the Offers, the undersigned hereby tenders to PIFCo the aggregate principal amount of each series of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby.
The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Old Notes, with full power of substitution, among other things, to cause the Old Notes to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes, and to acquire Reopening Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby further represents and warrants that the undersigned is the owner of the Old Notes.
The undersigned acknowledges that the Company’s acceptance of Old Notes validly tendered for exchange pursuant to any one of the procedures described in the section of the Prospectus entitled “The Exchange Offers” and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offers.
The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section of the Prospectus entitled “The Exchange Offers—Withdrawal of Tenders.”
Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please credit any Reopening Notes in the principal amount issuable in the Offers to the account indicated above in the box entitled “Description of Old Notes Tendered” maintained at DTC. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please credit any Old Notes not exchanged to the account indicated above in the box entitled “Description of Old Notes Tendered” maintained at DTC or, in the case of certificates representing Old Notes not exchanged, please send substitute certificates representing Old Notes not exchanged to the undersigned.
The undersigned, by completing the box entitled “Description Of Old Notes Tendered” above and signing this letter, will be deemed to have tendered the Old Notes as set forth in such box above.

SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS OF OLD NOTES)
By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of each series of Old Notes listed in the table above entitled “Description of Old Notes Tendered.”

Signature of Registered Holder(s) or Authorized	Date
Signatory (See guarantee requirement below.)

Signature of Registered Holder(s) or Authorized	Date
Signatory (See guarantee requirement below.)

Signature of Registered Holder(s) or Authorized	Date
Signatory (See guarantee requirement below.)

Area Code and Telephone Number:

If a holder of any series of Old Notes is tendering any Old Notes, this Letter of Transmittal must be signed by the registered holders exactly as its name appears on a securities position listing of DTC or by any persons authorized to become the registered holders by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please so indicate at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and PIFCo of such person’s authority to so act. See Instruction 5.
(Please Type or Print)

Name(s):

Capacity (full title):

Address:

(Including Zip Code)

MEDALLION SIGNATURE GUARANTEE
(If required — See Instruction 4)
Signature(s) Guaranteed by an Eligible Institution:
Signature(s) Guaranteed by an Eligible Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Title)

(Address)
Dated

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS
     1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by tendering holders of Old Notes if tender of such Old Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP. Holders who tender their Old Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal. Thus, a Letter of Transmittal need not accompany tenders effected through ATOP.
The Letter of Transmittal (or facsimile copy), with any required signature guarantees or, in the case of book-entry transfer, an agent’s message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or before the Expiration Time of the Offers at its address set forth on the back cover page of the Prospectus. Old Notes will not be deemed surrendered until the Exchange Agent receives the Letter of Transmittal and signature guarantees, if any, or agent’s message and any other required documents.
The method of delivery of Old Notes, the Letter of Transmittal, and all other required documents to the Exchange Agent is at your election and risk. Instead of delivery by mail, you should use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to and receipt by the Exchange Agent on or before the Expiration Time. Send the Letter of Transmittal or any Old Notes only to the Exchange Agent. Delivery of such documents to DTC or us does not constitute delivery to the Exchange Agent.
     2. Delivery of the Reopening Notes. All Reopening Notes will be delivered only in book-entry form through DTC. Accordingly, the appropriate DTC participant name and number (along with any other required account information) for such delivery must be provided in either the table hereof entitled “Description of the Old Notes Tendered” or, in the case of Reopening Notes to be credited to an account other than as set forth in such table, provided in the “Special Issuance Instructions” box of this Letter of Transmittal. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any Reopening Notes delivered pursuant to the Offers and to obtain the information necessary to complete the table.
     3. Amount of Tenders. Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of US$1,000 in excess thereof. Book-entry transfers to the Exchange Agent should be made in the exact principal amount of Old Notes tendered.
     4. Signatures on Letter of Transmittal; Instruments of Transfer; Guarantee of Signatures. Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless (i) the Letter of Transmittal is signed by the holder of the Old Notes tendered therewith and the Reopening Notes or any Old Notes not tendered or not accepted for exchange are to be issued directly to such holder or (ii) such Old Notes are tendered for the account of an Eligible Institution.
If tendered notes are registered to a person who did not sign the Letter of Transmittal, they must be endorsed by, or be accompanied by a written instrument of transfer duly executed by, the registered holder with the signature guaranteed by an Eligible Institution and appropriate powers of attorney, signed exactly as the name of the registered holder appears on the Old Notes. All questions as to adequacy of the form of the writing will be determined by us in our sole discretion.
If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to so act with the Letter of Transmittal.
     5. Special Delivery Instructions. If the Old Notes, if any, in principal amount not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above or are to be issued in the name of someone other than the undersigned or at an address other than that shown in the box entitled “Description of Old Notes Tendered,” the signer of this Letter of Transmittal should complete the “Special Delivery Instructions” box on this Letter of Transmittal. All Old Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above.

     6. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the Offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful.
We also reserve the absolute right to waive any defect or irregularity in the tender of any Old Notes in the Offers, and our interpretation of the terms and conditions of each Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. None of Petrobras, PIFCo, the Exchange Agent, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Tenders of Old Notes involving any defects or irregularities will not be deemed to have been made until those defects or irregularities have been cured or waived. Old Notes received by the Exchange Agent in connection with the Offers that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the DTC participant who delivered those Old Notes by crediting an account maintained at DTC designated by that DTC participant promptly after the Expiration Time of the Offers or the withdrawal or termination of the Offers.
     7. Waiver of Conditions. The conditions of the Offers are for PIFCo’s sole benefit and may be asserted or waived by us in whole or in part in our reasonable discretion prior to the Expiration Time. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time prior to the Expiration Time. If our waiver of any of the conditions would constitute a material change in any of the Offers, we will disclose that change through a supplement to the Prospectus that will be distributed to each registered holder of Old Notes. In addition, we will extend the Offers for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Offers would otherwise expire during such period.
     8. Withdrawal. Tenders may be withdrawn at any time on or prior to the Early Tender Date but not thereafter. For additional information see “The Exchange Offers—Withdrawal of Tenders” of the Prospectus.
     9. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Information Agent at the address and telephone number indicated herein.
     10. Taxpayer Identification Number and Backup Withholding. If you are receiving an Early Tender Payment, United States federal income tax law generally requires that a tendering holder whose Old Notes are accepted for exchange must provide the Exchange Agent (as payer) with such holder’s correct Taxpayer Identification Number (“TIN”), which, in the case of a holder who is an individual, is such holder’s social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, any payment made to a holder may be subject to backup withholding in an amount equal to 28% of the amount of any reportable payments made to such tendering holder. If backup withholding results in an overpayment of taxes, a refund may be obtained. In addition, a holder who fails to provide a correct TIN or an adequate basis for exemption may be subject to a penalty of $50, which is not refundable.
To prevent backup withholding, each tendering holder that is a U.S. person (including a resident alien) must, unless an exemption applies, provide such holder’s correct TIN by completing the Internal Revenue Service Form W-9 attached hereto, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding.
If the holder does not have a TIN, such holder should consult the instructions in the attached Form W-9 for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part I of the Form W-9, and sign and date the Form W-9. Writing “Applied For” will not prevent backup withholding. A tendering holder who must complete Form W-9 must provide a correct TIN before a payment is made, or backup withholding may be applied.
If the Old Notes are held in more than one name or are not in the name of the actual owner, consult the instructions in the attached Form W-9 for information on which TIN to report.

Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder should certify its exempt status where indicted on Form W-9. See the instructions in the attached Form W-9 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit an appropriate Form W-8 signed under penalty of perjury attesting to such exempt status. Such form may be obtained from the Exchange Agent or at the Internal Revenue Service website at www.irs.gov.
     11. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Offers. If, however, Reopening Notes and/or substitute Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Offers, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Form W-9	Request for Taxpayer Identification Number and Certification	Give form to the
(Rev. November 2005)		requester. Do not
Department of the Treasury		send to the IRS.
Internal Revenue Service
Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name, if different from above

		Individual/								Exempt from backup
Check appropriate box:	☐	Sole proprietor	☐	Corporation	☐	Partnership	☐	Other ▶	☐	withholding

Address (number, street, and apt. or suite no.)								Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup	Social security number
withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor,	—	—	—	—	—	—	—	—	—
or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.	or
Employer identification number
Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.	—	—	—	—	—	—	—	—	—
Part II Certification
Under penalties of perjury, I certify that:
1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Sign Here	Signature of U.S. person ▶	Date▶

Purpose of Form
A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.
U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
     1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
     2. Certify that you are not subject to backup withholding, or
     3. Claim exemption from backup withholding if you are a U.S. exempt payee.
     In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.
Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.
     For federal tax purposes, you are considered a person if you are:
• An individual who is a citizen or resident of the United States,
• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or
• Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.
Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.
     The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:
• The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X	Form W-9 (Rev. 11-2005)

Form W-9 (Rev. 11-2005)	Page 2
• The U.S. grantor or other owner of a grantor trust and not the trust, and
• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.
Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).
Nonresident alien who becomes a resident alien.
Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.
     If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:
     1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
     2. The treaty article addressing the income.
     3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
     4. The type and amount of income that qualifies for the exemption from tax.
     5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.
     Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.
     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
     You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.
Payments you receive will be subject to backup withholding if:
     1. You do not furnish your TIN to the requester,
     2. You do not certify your TIN when required (see the Part II instructions on page 4 for details),
     3. The IRS tells the requester that you furnished an incorrect TIN,
     4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
     5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
     Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.
     Also see Special rules regarding partnerships on page 1.
Penalties
Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
Specific Instructions
Name
If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
     If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.
Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.
Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.
Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).
Exempt From Backup Withholding
If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Form W-9 (Rev. 11-2005)	Page 3
     Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
Exempt payees. Backup withholding is not required on any payments made to the following payees:
     1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),
     2. The United States or any of its agencies or instrumentalities,
     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,
     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or
     5. An international organization or any of its agencies or instrumentalities.
     Other payees that may be exempt from backup withholding include:
     6. A corporation,
     7. A foreign central bank of issue,
     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,
     9. A futures commission merchant registered with the Commodity Futures Trading Commission,
     10. A real estate investment trust,
     11. An entity registered at all times during the tax year under the Investment Company Act of 1940,
     12. A common trust fund operated by a bank under section 584(a),
     13. A financial institution,
     14. A middleman known in the investment community as a nominee or custodian, or
     15. A trust exempt from tax under section 664 or described in section 4947.
     The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for	THEN the payment is exempt for

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt recipients 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.
Part I. Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.
     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.
     If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.
Note. See the chart on page 4 for further clarification of name and TIN combinations.
How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).
     If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 11-2005)	Page 4
Part II. Certification
To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.
     For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.
Signature requirements. Complete the certification as indicated in 1 through 5 below.
     1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
     2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
     3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
     4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
     5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.
What Name and Number To Give the Requester

For this type of account:			Give name and SSN of:

1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor [2]
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or single-owner LLC		The owner [3]

For this type of account:		Give name and EIN of:

6.	Sole proprietorship or single-owner LLC	The owner [3]
7.	A valid trust, estate, or pension trust	Legal entity [4]
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.
Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
Privacy Act Notice
Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.
     You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

The Exchange Agent for the Offers is:
The Bank of New York
Global Trust Services – Americas
Attention: Corporate Trust Operations – Reorg. Group
101 Barclay Street, 7th Floor East
New York, New York 10286
Phone: (212) 815-8394
Facsimile: (212) 298-1915
     Any questions about the Offers or procedures for participating in an Offer or requests for additional copies of this prospectus may be directed to the Information Agent or the Luxembourg Agent.
The Information Agent for the Offers is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, call: (212) 269-5550
All others, call toll-free: (800) 859-8508
The Luxembourg Agent for the Offers is:
The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Florin Coseraru
Phone: (44) (20) 7964-5144
Facsimile: (44) (20) 7964-4224
     Any questions about the Offers or procedures for participating in an Offer may be directed to the Dealer Managers.
The Dealer Managers for the Offers are:

Morgan Stanley & Co., Incorporated	UBS Investment Bank
1585 Broadway New York, New York 10036	677 Washington Boulevard Stamford, Connecticut 06901
Attn: Liability Management Group (212) 761-1864 (800) 624-1800 (toll-free)	Attn: Liability Management Group (203) 719-4210 (888) 722-9555, ext. 4210 (toll-free)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Cayman Islands laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the company’s business. The indemnity extends only to liability for their own negligence and breach of duty and not where there is evidence of dishonesty, willful default or fraud. As permitted by generally applicable Cayman Islands common law and by the Companies Law (2004 Revision) Articles 131 and 132 of PIFCo’s articles of association provides in regard to the indemnification and limitation of liability of Directors and Officers of PIFCo as follows:
     131. Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.
     132. No such Director, alternate Director, Secretary, Assistant Secretary or other officer of the Company (but not including the Company’s auditors) shall be liable (a) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (b) for any loss on account of defect of title to any property of the Company or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
     The following exhibits are included as exhibits to this Registration Statement.
Exhibit Index

Exhibit
Number	Description
1.1	Form of Dealer Manager Agreement by and among PIFCo, Petrobras, Morgan Stanley & Co., Incorporated and UBS Securities LLC.

4.1	Form of Amended and Restated Indenture, dated as of the Settlement Date, between Petrobras and The Bank of New York as Trustee.

4.2	Form of Amended and Restated Standby Purchase Agreement, dated as of the Settlement Date, between Petrobras and The Bank of New York as Trustee.

4.3	Amended By-laws of Petrobras (together with an English translation) (previously filed as Exhibit 1.1 to Petrobras’ Annual Report on Form 20-F (File No. 1-15106), as filed on June 30, 2004 and amended on July 26, 2004, and is incorporated by reference herein).

4.4	Memorandum and Articles of Association of PIFCo (previously filed as Exhibit 1 to Petrobras’ Annual Report on Form 20-F (File No. 333-14168), as filed on July 1, 2002, and is incorporated by reference herein).

Exhibit
Number	Description

5.1	Opinion of Mr. Nilton de Almeida Maia, Petrobras’ general counsel, with respect to the validity of the Reopening Notes and the Standby Purchase Agreements. †

5.2	Opinion of Walkers, with respect to the validity of the Reopening Notes and debt warrants of PIFCo. †

5.3	Opinion of Cleary Gottlieb Steen & Hamilton LLP, with respect to the validity of the Reopening Notes. †

12.1	Statement as to Computation of Ratio to Earnings of Fixed Charges of Petrobras.

12.2	Statement as to Computation of Ratio of Earnings to Fixed Charges of PIFCo.

15.1	Letter of Ernst & Young Auditores Independentes S/S concerning unaudited interim financial information of Petrobras and PIFCo.

15.2	Letters of KPMG Auditores Independentes concerning unaudited interim financial information of Petrobras and PIFCo.

23.1	Consent of Ernst & Young Auditores Independentes S/S.

23.2	Consent of Mr. Nilton de Almeida Maia, Petrobras’ general counsel (included in Exhibit 5.1).

23.3	Consent of Walkers (included in Exhibit 5.2).

23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.3).

23.5	Consent of DeGolyer and MacNaughton.

24.1	Power of Attorney with respect to Petrobras.*

24.2	Power of Attorney with respect to PIFCo (included in page II-6 of this Registration Statement).

†	To be filed by amendment or incorporated by reference. Petrobras and/or PIFCo will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

*	Previously filed.

ITEM 22. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(c) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES OF PETRÓLEO BRASILEIRO S.A. — PETROBRAS
     Pursuant to the requirements of the Securities Act of 1933, Petróleo Brasileiro S.A. – Petrobras certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 15, 2006 in the City of Rio de Janeiro, Brazil.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:	/s/ Almir Guilherme Barbassa

Name: Almir Guilherme Barbassa
Title: Chief Financial Officer

Signature	Title	Date

*	Chief Executive Officer	December 15, 2006

José Sérgio Gabrielli de Azevedo

/s/ Almir Guilherme Barbassa	Chief Financial Officer	December 15, 2006

Almir Guilherme Barbassa

*	Chief Accounting Officer	December 15, 2006

Marcos Antonio Silva Menezes

Signature	Title	Date

*	Member of the Board of Directors	December 15, 2006

José Sérgio Gabrielli de Azevedo

*	Member of the Board of Directors	December 15, 2006

Gleuber Vieira

*	Member of the Board of Directors	December 15, 2006

Arthur Antonio Sendas

*	Member of the Board of Directors	December 15, 2006

Jorge Gerdau Johannpeter

*	Member of the Board of Directors	December 15, 2006

Roger Agnelli

*By:	/s/ Almir Guilherme Barbassa

	Name:	Almir Guilherme Barbassa
	Title:	Attorney-in-Fact Pursuant to powers of attorney filed with the Commission herewith or previously
Signature of Authorized Representative of Petróleo Brasileiro S.A. — Petrobras
     Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Petróleo Brasileiro S.A. — Petrobras, has signed this registration statement in the City of New York, State of New York, on December 15, 2006.

Signature	Title

/s/ Theodore Helms	Authorized Representative in the United States

Theodore Helms

SIGNATURES OF PETROBRAS INTERNATIONAL FINANCE COMPANY
     Pursuant to the requirements of the Securities Act of 1933, Petrobras International Finance Company — PIFCo certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 15, 2006 in the City of Rio de Janeiro, Brazil.

PETROBRAS INTERNATIONAL FINANCE COMPANY — PIFCo

By:	/s/ Daniel Lima de Oliveira

Name: Daniel Lima de Oliveira Title: Chairman (Principal Executive Officer)
Power of Attorney
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sérvio Túlio da Rosa Tinoco, Pedro Augusto Bonésio, Theodore Helms, Bianca Nasser Patrocínio and Neyde Lucia Safadi de Abreu his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on December 15, 2006 and in respect of PIFCo.

Signature	Title
/s/ Daniel Lima de Oliveira	Chairman (Principal Executive Officer)

Daniel Lima de Oliveira

/s/ Marcos Antonio Silva Menezes	Director

Marcos Antonio Silva Menezes

/s/ Nilo Carvalho Vieira Filho	Director

Nilo Carvalho Vieira Filho

Financial Manager
/s/ Sérvio Túlio da Rosa Tinoco	(Principal Financial Officer)

Sérvio Túlio da Rosa Tinoco

Accounting Manager
/s/ Mariângela Monteiro Tizatto	(Principal Accounting Officer)

Mariângela Monteiro Tizatto

/s/ Theodore Helms	Authorized U.S. Representative

Theodore Helms